     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 1998.

                                                     REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                           SEVEN SEAS PETROLEUM INC.
             (Exact name of Registrant as specified in its charter)

        YUKON TERRITORY                        1311                          73-1468669
(State or other jurisdiction of    (Primary Standard Industrial           (I.R.S. Employer
 incorporation or organization)    Classification Code Number)          Identification No.)

                             ---------------------

                                                            HERBERT C. WILLIAMSON, III
                                                           EXECUTIVE VICE PRESIDENT AND
                                                             CHIEF FINANCIAL OFFICER
         1990 POST OAK BLVD., SUITE 960                   1990 POST OAK BLVD., SUITE 960
              HOUSTON, TEXAS 77056                             HOUSTON, TEXAS 77056
                 (713) 622-8218                                   (713) 622-8218
  (Address, including zip code, and telephone           (Name, address, including zip code
        number, including area code, of                and telephone number, including area
   registrant's principal executive offices)               code, of agent for service)

                                   Copies to:

                           C. MICHAEL HARRINGTON AND
                                 T. MARK KELLY
                             VINSON & ELKINS L.L.P.
                             2300 FIRST CITY TOWER
                               1001 FANNIN STREET
                           HOUSTON, TEXAS 77002-6760
                                 (713) 758-2222
                              (713) 758-2346 (FAX)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable following the effectiveness of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                             ---------------------

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                            PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                  AMOUNT TO BE       OFFERING PRICE PER    AGGREGATE OFFERING       AMOUNT OF
SECURITIES TO BE REGISTERED              REGISTERED             UNIT(1)               PRICE(1)         REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
12 1/2% Series B Senior Notes due
  2005............................      $110,000,000              100%              $110,000,000           $32,450
=========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933.
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

                   SUBJECT TO COMPLETION, DATED JULY 2, 1998

                           SEVEN SEAS PETROLEUM INC.
         OFFER TO EXCHANGE ITS 12 1/2% SERIES B SENIOR NOTES DUE 2005,
              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT,
              FOR ANY AND ALL OF ITS OUTSTANDING 12 1/2% SERIES A
                             SENIOR NOTES DUE 2005.

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                   ON                , 1998 UNLESS EXTENDED.

    Seven Seas Petroleum Inc., a Yukon Territory, Canada corporation (the "Company" or "Seven Seas"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal" and, together with this Prospectus, the "Exchange Offer"), to exchange up to $110,000,000 aggregate principal amount of its 12 1/2% Series B Senior Notes due 2005 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for up to $110,000,000 aggregate principal amount of its outstanding 12 1/2% Series A Senior Notes due 2005 (the "Original Notes" and, together with the Exchange Notes, the "Notes"). On May 7, 1998, the Company issued $110,000,000 aggregate principal amount of Original Notes. The Original Notes were issued pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws.

    The terms of the Exchange Notes are substantially identical in all respects to the terms of the Original Notes except that (i) the Exchange Notes will be freely transferable by holders thereof (other than as provided herein) and issued free of certain transfer restrictions and registration rights relating to the Original Notes, and (ii) holders of the Exchange Notes will not be entitled to certain rights of holders of the Original Notes under the Registration Rights Agreement (as defined herein), which rights will terminate upon the consummation of the Exchange Offer. See "Description of Notes" for a full discussion of the terms of both the Original Notes and the Exchange Notes. The Exchange Notes will evidence the same debt as the Original Notes and will be issued under and be entitled to the benefits of the Indenture, dated as of May 7, 1998, governing the terms of the Original Notes and the Exchange Notes. Interest on the Exchange Notes will be payable semi-annually in arrears on May 15 and November 15 of each year, commencing November 15, 1998. Interest on the Exchange Notes will accrue from the issuance of the Original Notes, May 7, 1998.

    The Company will accept for exchange any and all Original Notes that are validly tendered and not withdrawn on or prior to 5:00 p.m., New York City time,
on            , 1998 unless extended by the Company (the term "Expiration Date"
shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Original Notes may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange. However, the Exchange Offer is subject to certain conditions that may be waived by the Company and to the terms and provisions of the Registration Rights Agreement, dated as of May 7, 1998 (the "Registration Rights Agreement"), among the Company and Donaldson, Lufkin & Jenrette Securities Corporation, Bear Stearns & Co. Inc., CIBC Oppenheimer Corp., Credit Suisse First Boston Corporation and Paribas Corporation (the "Initial Purchasers"). See "Exchange Offer -- Conditions to the Exchange Offer." Original Notes may be tendered only in denominations of $1,000 principal amount and integral multiples thereof.

    The Exchange Notes are being offered hereunder in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement. Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), as set forth in certain interpretive letters addressed to third parties in other transactions, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than any holder that is an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act (an "Affiliate") or a broker-dealer), without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the

                                                        (continued on next page)

                            ------------------------

      SEE "RISK FACTORS" ON PAGE 13 FOR A DISCUSSION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE EXCHANGE NOTES.
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

            , 1998

(continued from previous page)

Securities Act) of such Exchange Notes. However, the Company has not sought its own interpretive letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. However, any holder that is an Affiliate of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes, or any broker-dealer who purchased Original Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the applicable interpretations of the staff of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be entitled to tender such Original Notes in the Exchange Offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Notes unless such sale or transfer is made pursuant to an exemption from such requirements. In addition, if any broker-dealer holds Exchange Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Original Notes for Exchange Notes then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of Exchange Notes. The Letter of Transmittal states that by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of one year after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

    There is no existing trading market for the Exchange Notes, and there can be no assurance regarding the future development of a market for the Exchange Notes. The Initial Purchasers have advised the Company that they currently intend to make a market in the Exchange Notes. The Initial Purchasers are not obligated to do so, however, and any market-making with respect to the Exchange Notes may be discontinued at any time without notice. The Company does not intend to apply for listing or quotation of the Exchange Notes on any securities exchange or stock market.

    The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. No dealer-manager is being used in connection with the Exchange Offer.
                          ---------------------------

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy and information statements and other information with the Commission. Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, NW, Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 West Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. Such reports, proxy and information statements and other information concerning the Company can also be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York, 10006. The reports, proxy statements and other information may also be obtained from the Web site that the Commission maintains at http:/www.sec.gov.

     The Company has filed with the Commission a Registration Statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which were omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements included herein other than statements of historical fact are forward-looking statements. Such forward-looking statements include, without limitation, the statements in "Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business," regarding the Company's financial position, estimated quantities of reserves, business strategy and plans and objectives for future operations. Forward-looking statements in this Prospectus generally are accompanied by words such as "anticipate," "believe," "estimate," "project," "potential" or "expect" or similar statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove correct. Factors that could cause the Company's results to differ materially from the results discussed in such forward-looking statements are discussed in "Risk Factors" and elsewhere in this Prospectus. All forward-looking statements included herein and therein are expressly qualified in their entirety by the cautionary statements in this paragraph.

                                    SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. Unless otherwise indicated, references to "Seven Seas" or the "Company" mean Seven Seas Petroleum Inc. and its subsidiaries (except in "Description of Notes" and "Certain Canadian Federal Income Tax Considerations"). Certain terms relating to the oil and gas business are defined in the "Glossary of Oil and Gas Terms" included in this Prospectus.

                                  THE COMPANY

     Seven Seas is an independent international energy company engaged in the exploration, development and production of oil and natural gas in Colombia. The Company is the operator of an oil discovery ("Emerald Mountain") defined by two association contracts with the Colombian national oil company (the "Dindal Association Contract" and the "Rio Seco Association Contract", and, collectively, the "Association Contracts"), covering a total of approximately 109,000 contiguous acres in central Colombia. The Company has focused its efforts to date on delineating the oil and gas potential of Emerald Mountain. The five exploratory wells completed on Emerald Mountain have achieved maximum tested actual production rates ranging from 3,415 to 13,123 barrels per day (Bbls/d). The Company has produced over 300,000 barrels of oil during test production; however, continuous production of the oil field is scheduled to begin in mid- to late 1999. Except for additional production testing, management has made the decision to shut in the five completed wells until completion of the infrastructure necessary to produce, process, and transport oil production from Emerald Mountain. The Company's 57.7% working interest in Emerald Mountain (before Colombian government participation) was acquired through a series of transactions from 1995 through 1997. The Company has interests in three additional association contracts in Colombia which, together with the Emerald Mountain association contracts, cover over one million gross acres. As of December 31, 1997, the Company's estimated net proved reserves attributable to the delineation of 14,459 acres of Emerald Mountain were 32.2 MMBbls with an SEC PV-10 of $144.9 million.

     Certain members of the Company's management have been involved in the Emerald Mountain project since its inception in 1992. The Company's executive officers average approximately 29 years of experience in the oil and gas industry, and predecessors of the Company have operated throughout the U.S. and Canada since 1959. As of June 15, 1998, the Company's officers and directors beneficially owned approximately 29% of the Company's outstanding common shares.

     The Company anticipates developing Emerald Mountain in two phases. Phase I of the development program includes development and delineation drilling and the construction of production facilities and a 36-mile pipeline, scheduled for completion in mid- to late 1999, which will allow Emerald Mountain production to reach an existing pipeline with approximately 50,000 Bbls/d of currently available transportation capacity. Phase II of the development program includes further development and delineation drilling, construction of production facilities and construction of a 45-mile pipeline to expand the capacity for production from the field. The Company has contracted for the basic and conceptual engineering of the transportation system, requested bids for tubular supplies and anticipates selecting a project manager in the near future and is preparing to solicit bids for the detailed engineering and construction of the pipeline. Prior to the issuance of the Original Notes, the Company had financed the operation, exploration and continued delineation of Emerald Mountain primarily with private offerings of equity and convertible debt, providing the Company with aggregate net proceeds of $47.0 million. The Company also issued
17.8 million common shares as consideration for a portion of its interest in Emerald Mountain. On May 7, 1998, the Company issued the Original Notes in a private placement and received net proceeds of approximately $106 million. Approximately $37.8 million of the net proceeds are being held in a separate account or in escrow to secure the first three years of interest payments on the Original Notes and the remaining proceeds will enable the Company to fund its operations and investments attributable to Phase I of the development program.

RECENT DEVELOPMENTS

     Drilling Activity. On June 5, 1998, Seven Seas announced that it had successfully completed drilling operations on the El Segundo 6-E well, the southernmost well on Emerald Mountain to date. This well is located in the Dindal contract area, approximately 5.3 miles south of the El Segundo 1-E discovery well and reached a total depth of 8,713 feet. Preliminary analyses while drilling included the observation of highly fractured core samples and over 300 feet of Cimarrona formation with no indication of oil-water contact.

     On February 13, 1998, Seven Seas announced that the Tres Pasos 2-E well had reached a total depth of 6,054 feet. The well is located 5.6 miles northwest of the El Segundo 1-E discovery well in the Rio Seco contract area. The well encountered 290 feet of Cimarrona formation with no indication of oil-water contact. Due to an operational problem that resulted from a failure to properly cement casing through the Cimarrona formation, the Company has decided to sidetrack and drill a new well bore. On May 5, 1998, the Company announced that the Tres Pasos 2-E sidetrack well reached a total depth of 5,880 feet with a bottom hole location approximately 1,200 feet southeast of the original well bore. The Company believes based on preliminary analyses, including oil shows while drilling, that the well should be productive.

     On January 30, 1998, Seven Seas announced the completion and results from 33 days of reservoir testing for the El Segundo 2-E well located in the Dindal contract area. The well encountered 314 feet of Cimarrona formation and had a maximum production rate of 5,381 Bbls/d and 826 Mcf/d of gas per day and there was no evidence of oil-water contact. The production rate and interference data confirm a significant extension of the reservoir approximately 3.7 miles to the north of the El Segundo 1-E discovery well.

     In November 1997, drilling commenced on the El Segundo 3-E well, the eighth well to be drilled on Emerald Mountain and the sixth to be drilled in the Dindal contract area. The drilling of the El Segundo 3-E was completed in February 1998, and the well encountered 292 feet of Cimarrona formation. After the completion of drilling operations on the El Segundo 3-E, the Company experienced significant mechanical problems while attempting to complete the well for production testing. Due to a failure to effectively install the lower portion of the well casing, it was not possible to achieve sufficient communication with the Cimarrona formation to initiate production testing. The Company has temporarily abandoned the El Segundo 3-E well pending a scheduled return to this location in the third quarter of 1998.

     Other International Interests. The Company is in the process of eliminating any mandatory capital commitments outside of Colombia. In Papua New Guinea, the Company signed a farm-out agreement with ARCO Papua New Guinea Inc. and retained a 20% interest. The Company anticipates in the future it will either farm-out its 20% interest or relinquish its rights in the property. In the Perth Basin in Western Australia, the Company has signed a purchase and sale agreement with Forcenergy International Inc., in which the Company will exchange its 11.77% working interest for approximately $0.9 million. The Company will retain a small overriding royalty interest and will also be reimbursed approximately $0.3 million for certain capital expenditures. The agreement is pending final approval by an aboriginal council in Western Australia. In the Bass Strait Basin offshore southeastern Australia, the Company is seeking to farm out its interests. The Company has no required capital commitments for this prospect.

                               THE EXCHANGE OFFER

Purpose and Effect of the
  Exchange Offer...........  The Original Notes were sold by the Company on May
                             7, 1998 in a private transaction not subject to the registration requirements of the Securities Act. In connection therewith, the Company and the Initial Purchasers entered into the Registration Rights Agreement providing for, among other things, the Exchange Offer so that the Exchange Notes will be freely transferable by the holders thereof (other than as provided herein), and issued free of certain transfer restrictions relating to the Original Notes. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer" and "Plan of Distribution."

Terms of the Exchange
Offer......................  Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Original Notes validly tendered and not withdrawn prior to the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Original Notes accepted in the Exchange Offer. Holders may tender some or all of their Original Notes pursuant to the Exchange Offer. However, Original Notes may be tendered only in integral multiplies of $1,000 in principal amount. The terms of the Exchange Notes are substantially identical in all respects to the terms of the Original Notes except that (i) the Exchange Notes will be freely transferable by holders thereof (other than as provided herein) and issued free of certain transfer restrictions and registration rights relating to the Original Notes, and (ii) the holders of the Exchange Notes will not be entitled to certain rights of holders of the Original Notes under the Registration Rights Agreement, which rights will terminate upon consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the Original Notes and will be issued under and entitled to the benefits of the Indenture. As of the date of this Prospectus, $110,000,000 aggregate principal amount of the Original Notes were outstanding.

Expiration Date............  5:00 p.m., New York City time on             ,
                             1998, unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended. See "The Exchange Offer -- Expiration
                             Date; Extensions; Amendments."

Interest on the Exchange
  Notes....................  Interest on the Exchange Notes will be payable semi-annually in arrears on May 15 and November 15 of each year, commencing November 15, 1998. Interest on the Exchange Notes will accrue from the date of issuance of the Original Notes, May 7, 1998 (the "Closing Date" or the "Issue Date"). Consequently, holders who exchange their Original Notes for Exchange Notes will receive the same interest payment on November 15, 1998 that they would have received had they not accepted the Exchange Offer. See "The Exchange Offer -- Interest on the Exchange Notes."

Procedure for Tendering....  Only a registered holder of Original Notes may tender in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signature thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with any other required documents, to the Exchange Agent (as identified below) prior to the Expiration Date. In addition, (i) certificates for such Original Notes, or a timely confirmation of a book-entry transfer of such Original Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company ("DTC") pursuant to the procedure for book-entry transfer described herein, must be received by the Exchange Agent prior to the Expiration Date, or (ii) the holder must comply with the guaranteed delivery procedures described below. See "The Exchange Offer -- Procedures for Tendering."

                             Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender directly, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering such beneficial owner's Original Notes, either make appropriate arrangements to register ownership of the Original Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time. See "The Exchange
                             Offer -- Procedures for Tendering."

Guaranteed Delivery
  Procedures...............  Holders of Original Notes who wish to tender their
                             Original Notes and whose Original Notes are not immediately available or who cannot deliver their Original Notes (or complete the procedures for book entry transfer), the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date may tender their Original Notes according to the guaranteed delivery procedures set forth in "The Exchange
                             Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights..........  Except as otherwise provided herein, tenders of
                             Original Notes may be withdrawn at any time prior to the Expiration Date. See "The Exchange
                             Offer -- Withdrawal Rights."

Conditions to the
  Exchange Offer...........  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange. However, the Exchange Offer is subject to certain conditions that may be waived by the Company and to the terms and conditions of the Registration Rights Agreement. The Company reserves the right to terminate or amend the Exchange Offer at any time prior to the Expiration Date upon the occurrence of any such conditions. See "The Exchange
                             Offer -- Conditions to the Exchange Offer."

Resales of Exchange
Notes......................  The Company is making the Exchange Offer of the
                             Exchange Notes in reliance on the position of the staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Based on these interpretations by the staff of the Commission, and subject to the two immediately following sentences, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is an Affiliate or a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities
                             Act) of such Exchange Notes. However, any holder of Original Notes who is an Affiliate of the Company or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Notes, or any broker-dealer who purchased Original Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act,
                             (i) will not be able to rely on the interpretations of the staff of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be entitled to tender such Original Notes in the Exchange Offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Notes unless such sale or transfer is made pursuant to an exemption from such requirements. In addition, Participating Broker-Dealers (as defined herein) will be required to deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of Exchange Notes as described under "The Exchange Offer -- Resales of Exchange Notes."

                             Each holder of Original Notes who wishes to exchange Original Notes for Exchange Notes in the Exchange Offer will be required to make certain representations, which are contained in the Letter of Transmittal. Each Participating Broker-Dealer must acknowledge that it acquired the Original Notes for its own account as a result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. See "Plan of Distribution." Based on the position taken by the staff of the Commission in the interpretive letters referred to above, the Company believes that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes received upon exchange of such Original Notes with this Prospectus.

Exchange Agent.............  The Bank of Nova Scotia Trust Company of New York
                             is serving as exchange agent (the "Exchange Agent") in connection with the Exchange Offer. The address, telephone number and facsimile number of the Exchange Agent are set forth under "The Exchange Offer -- Exchange Agent."

Use of Proceeds............  There will be no cash proceeds payable to the
                             Company from the issuance of the Exchange Notes pursuant to the Exchange Offer.

                                   THE NOTES

Securities Offered.........  $110,000,000 aggregate principal amount of 12 1/2%
                             Series B Senior Notes due 2005.

Maturity Date..............  May 15, 2005.

Interest Payment Dates.....  May 15 and November 15, commencing November 15,
                             1998.

Ranking....................  The Notes represent senior obligations of Seven
                             Seas, ranking pari passu in right and priority of payment with all existing and future senior Indebtedness (as defined) of Seven Seas and senior in right and priority of payment to all Indebtedness of Seven Seas that is expressly subordinated to the Notes. On a pro forma basis after giving effect to the issuance of the Original Notes and the application of the net proceeds therefrom, as of December 31, 1997, Seven Seas would have had outstanding approximately $135.0 million of Indebtedness, including $25.0 million of secured convertible Indebtedness. Seven Seas' subsidiaries (the "Subsidiaries") would have had approximately $7.0 million of outstanding liabilities, including trade payables (excluding the guarantee by Seven Seas Petroleum Holdings Inc. of $25.0 million in aggregate principal amount of secured convertible Indebtedness issued by Seven
                             Seas).

                             The Notes will be effectively subordinated to any and all existing and future secured Indebtedness of Seven Seas, including Indebtedness under the proposed credit facility, to the extent of the value of the assets securing such Indebtedness. The Notes will be effectively senior to other senior Indebtedness of Seven Seas to the extent of the value of the Pledged Securities (as defined). See "-- Eligible Securities and Pledged Securities." The Notes will be effectively subordinated to all liabilities of Seven Seas' Subsidiaries that are not Guarantors (as defined) and to all existing and future secured Indebtedness of Seven Seas' Subsidiaries that are Guarantors, to the extent of the value of the assets securing such Indebtedness. The Indenture permits the future incurrence of certain additional Indebtedness by Seven Seas and its Subsidiaries. On the date of this Prospectus, none of Seven Seas' Subsidiaries have guaranteed Seven Seas' obligations under the Notes. However, the Indenture provides that if any Restricted Subsidiary (as defined) guarantees the payment of any Indebtedness of Seven Seas (excluding the guarantee by Seven Seas Petroleum Holdings Inc. of $25.0 million of secured convertible Indebtedness of Seven Seas) or any Indebtedness of any Guarantor, then Seven Seas will cause the Notes to be equally and ratably guaranteed by such Restricted Subsidiary on the terms set forth in the Indenture. In such event, Seven Seas' obligations under the Notes will be fully and unconditionally guaranteed on a senior or pari passu basis, jointly and severally, by each Restricted Subsidiary of Seven Seas that executes and delivers a supplemental indenture to the Indenture. See "Description of Notes."

Eligible Securities and
Pledged Securities.........  As required by the Indenture dated as of May 7,
                             1998 (the "Indenture") between Seven Seas and The Bank of Nova Scotia Trust Company of New York, as Trustee (the "Trustee"), Seven Seas used a portion of the proceeds to purchase a portfolio of U.S. Government Securities, the scheduled interest and principal payments on which are sufficient to provide for payment in full when due of the first six regularly scheduled interest payments on the Notes. Seven Seas is obligated to maintain in a separate account, an amount of such U.S. Government Securities (the "Eligible Securities") sufficient to provide for payment in full of the first two regularly scheduled interest payments due November 15, 1998 and May 15, 1999, until such payments are made. In order to comply with Canadian withholding tax requirements, the Eligible Securities will not be pledged as security for the Notes. In the event of a bankruptcy of Seven Seas or similar event, the Eligible Securities will be available to the general creditors of the Company as well as Holders of the Notes. See "Description of Notes -- Eligible Securities." Seven Seas has pledged the remaining amount of such U.S. Government Securities (the "Pledged Securities"), which is sufficient to provide for payment in full of the four regularly scheduled interest payments due November 15, 1999 through May 15, 2001, as security for the benefit of the Holders. Such pledge will expire upon payment of such interest payments. See "Description of Notes -- Pledged Securities."

Optional Redemption........  The Notes will be redeemable, in whole or in part, at the option of Seven Seas at any time on or after May 15, 2002, in cash at the redemption prices set forth herein, plus accrued and unpaid interest, Liquidated Damages (as defined) and Additional Amounts (as defined), if any, to the date of redemption. Notwithstanding the foregoing, at any time on or prior to May 15, 2001, Seven Seas may, at its option, redeem up to 33 1/3% of the original aggregate principal amount of the Notes with net proceeds of an Equity or Strategic Investor Offering (as defined) at a redemption price in cash equal to 112.500% of the aggregate principal amount thereof, plus accrued and unpaid interest, Liquidated Damages and Additional Amounts, if any, to the date of redemption; provided that at least 66 2/3% of the original aggregate principal amount of the Notes remains outstanding after such redemption and that no more than one-half of the net proceeds of such Equity or Strategic Investor Offering are used to effect such redemption. In addition, upon a Change of Control Seven Seas will have the option, at any time prior to May 15, 2002, to redeem the Notes, in whole but not in part, at a redemption price in cash equal to 100% of the principal amount thereof plus the Applicable Premium (as defined) and accrued and unpaid interest, Liquidated Damages and Additional Amounts, if any, to the date of redemption. See "Description of Notes -- Optional Redemption."

Payment of Certain
Amounts....................  All payments of principal, interest and other amounts due in respect of the Notes will be made in U.S. dollars after withholding or deduction for or on account of any taxes imposed in Canada, Colombia or any other jurisdiction; provided, however, that Seven Seas will pay Additional Amounts in respect of any such withholding or deduction so that the Holders (other than certain excluded Holders) receive the amounts that would have been received in the absence of such withholding or deduction, subject to certain exceptions. See "Description of Notes -- Payment of Additional Amounts."

Redemption for Tax
Reasons....................  The Notes will be redeemable, at the option of
                             Seven Seas, in whole but not in part, at any time at a price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, Liquidated Damages and Additional Amounts, if any, to the date of redemption if (i) Seven

                             Seas has or will become obligated to pay certain Additional Amounts with respect to the Notes and
                             (ii) such obligation cannot be avoided by Seven Seas after reasonable efforts. See "Description of Notes -- Optional Tax Redemption."

Change of Control..........  Upon a Change of Control, (i) unless Seven Seas redeems the Notes as provided in clause (ii) below, Seven Seas will be required to offer to purchase the Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, Liquidated Damages and Additional Amounts, if any, to the date of purchase, and (ii) Seven Seas will have the option, at any time prior to May 15, 2002, to redeem the Notes, in whole but not in part, at a redemption price in cash equal to 100% of the principal amount thereof plus the Applicable Premium and accrued and unpaid interest, Liquidated Damages and Additional Amounts, if any, to the date of redemption. See "Risk Factors -- Risks Related to an Investment in the Notes -- Limitation on Purchase of Notes Upon a Change of Control" and "Description of Notes -- Repurchase at the Option of Holders." Seven Seas may be required to obtain the consent of the lenders under the proposed credit facility, however, in order to purchase Notes under such circumstances and will be prohibited from repurchasing Notes if such consent is not obtained. See "Description of Existing Indebtedness." There can be no assurance that Seven Seas will have sufficient funds to repurchase the Notes in the event of a Change of Control, and, in such circumstances, an event of default may result under the Indenture and other Indebtedness.

Certain Covenants..........  The Indenture contains certain covenants which, among other things, limit the ability of Seven Seas and its Restricted Subsidiaries to: pay dividends or make certain other distributions, repurchase equity interests, make investments, incur additional Indebtedness and issue preferred stock, engage in sale and leaseback transactions, incur or suffer to exist certain liens, engage in certain transactions with affiliates, sell assets and engage in certain mergers and consolidations. In addition, under certain circumstances, Seven Seas will be required to make an offer to purchase the Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, Liquidated Damages and Additional Amounts, if any, to the date of purchase, with the proceeds from certain asset sales. The Company has agreed to use its reasonable best efforts to convert $25.0 million of outstanding secured convertible Indebtedness into common shares and warrants. See "Description of Notes -- Certain Covenants" and "Description of Notes -- Repurchase at the Option of Holders -- Asset Sales."

                                  RISK FACTORS

     See "Risk Factors," beginning on page 13 hereof, for a discussion of certain factors that should be considered in connection with the Exchange Offer and an investment in the Exchange Notes.

                       SUMMARY HISTORICAL FINANCIAL DATA

     The following table sets forth certain consolidated historical financial data for the Company as of and for each of the periods indicated. The results of operations during delineation and testing are not indicative of results after the initiation of commercial production. The following data should be read in conjunction with the "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's consolidated financial statements and notes thereto included elsewhere in this Prospectus.

                                                               (IN THOUSANDS)
                                    PERIOD FROM
                                     INCEPTION
                                 (FEBRUARY 3, 1995)     YEARS ENDED DECEMBER 31,    QUARTER ENDED MARCH 31,
                                THROUGH DECEMBER 31,    ------------------------    ------------------------
                                        1995               1996          1997          1997          1998
INCOME STATEMENT DATA:
  Revenues....................        $   152            $    575      $  1,567      $    433      $    184
  General and
     administrative...........          1,071               2,455         8,714           917         1,120
  Lease operating expenses....             --                 253           907           230           188
  Depreciation and
     amortization.............             38                 111           148            17            84
  Operating loss..............         (2,120)             (2,259)       (8,222)         (760)       (1,178)
  Net loss....................         (2,120)             (2,195)       (7,928)         (722)       (1,115)
BALANCE SHEET DATA (END OF
  PERIOD):
  Cash and cash equivalents...        $ 3,366            $ 10,620      $ 18,067      $ 11,637      $  8,725
  Total assets................          4,170             235,501       291,914       192,295       292,020
  Current liabilities.........            120               2,806         8,205         1,903         6,531
  Minority interest...........             --               1,060         4,087         1,348         5,297
  Total debt(1)...............             --                  --        25,000            --        25,000
  Stockholders' equity........          4,050             167,667       184,163       189,044       184,733
OTHER DATA:
  Ratio of earnings to fixed
     charges(2)...............             (3)                 (3)           (4)                         (4)

---------------

(1) Consists of $25.0 million of the Company's 6% secured exchangeable subordinated notes (the "Exchangeable Notes"), which are exchangeable for a like principal amount of the Company's 6% secured convertible redeemable debentures (the "Convertible Debentures") that may be converted into common shares of the Company and warrants to purchase such shares at the option of the holders thereof and, subject to certain conditions, at the option of the Company.

(2) For purposes of determining the ratios of earnings to fixed charges, earnings are defined as income (loss) before tax plus fixed charges. Fixed charges consist of capitalized interest and amortization of debt issuance costs.

(3) There were no fixed charges during this period.

(4) Earnings were insufficient to cover fixed charges during 1997 and the first quarter of 1998 by $687,000 and $436,000, respectively.

                      SUMMARY RESERVE AND PRODUCTION DATA

     The following table sets forth summary information with respect to the Company's estimated proved oil and gas reserves and the estimated future net cash flows attributable thereto. Unless otherwise noted, all information in this Prospectus relating to oil and gas reserves and the estimated future net revenues and cash flows attributable thereto are based upon estimates prepared by Ryder Scott Company Petroleum Engineers ("Ryder Scott"), an independent petroleum engineering firm, and are net to the Company's interest.

                                                              AS OF DECEMBER 31, 1997
Total net proved reserves:
  Oil (MBbls)...............................................           32,160
  Gas (MMcf)................................................               --
  Total (MBOE)..............................................           32,160
Net proved developed reserves:
  Oil (MBbls)...............................................           11,494
  Gas (MMcf)................................................               --
  Total (MBOE)..............................................           11,494
Estimated future net revenues before income taxes (in
  thousands)(1).............................................         $241,700
Present value of estimated future net revenues before income taxes
  (in thousands)(1)(2)......................................         $144,866
Standardized measure of discounted future net cash flows (in
  thousands)(1)(3)..........................................         $100,617

---------------

(1) Calculated using year end prices at December 31, 1997, net of gravity adjustment and transportation costs.

(2) The present value of estimated future net revenues attributable to the Company's proved reserves was prepared using constant prices as of the calculation date, discounted at 10% per annum on a pre-tax basis (SEC PV-10).

(3) The standardized measure of discounted future net cash flows represents the present value of estimated future net revenues from proved reserves after income tax, discounted at 10% per annum.

                                ACREAGE SUMMARY

                                                                AS OF DECEMBER 31, 1997
                                                   -------------------------------------------------
                                                         GROSS ACRES              NET ACRES(1)
                                                   -----------------------   -----------------------
                                                   DEVELOPED   UNDEVELOPED   DEVELOPED   UNDEVELOPED
Colombia:
  Rio Seco/Dindal................................   14,459         94,579      8,343         54,572
  Montecristo/Rosablanca.........................       --        692,179         --        519,134
  Tapir..........................................       --        232,613         --         27,623
Papua New Guinea(2)..............................       --      1,200,000         --      1,200,000
Australia(3).....................................       --      2,394,546         --        429,978
                                                    ------      ---------      -----      ---------
          Total..................................   14,459      4,613,917      8,343      2,231,307

---------------

(1) Net acres are based on the Company's respective working interests and, in Colombia, are before Colombian government participation. See
    "Business -- Properties."

(2) The Company signed a farm-out agreement with ARCO Papua New Guinea Inc. for all of this acreage and retained a 20% interest. The Company anticipates in the future it will either farm-out its 20% interest or relinquish its rights in the property.

(3) In the Perth Basin in Western Australia, the Company has signed a purchase and sale agreement with Forcenergy Inc. The agreement is pending final approval by an aboriginal council in Western Australia. In the Bass Strait Basin offshore southeastern Australia, the Company is seeking to farm out its interests.

                                  RISK FACTORS

     In addition to the other information set forth elsewhere in this Prospectus, the following factors relating to the Company and the Notes should be carefully considered in connection with the Exchange Offer and an investment in the Exchange Notes offered hereby.

RISKS RELATED TO THE COMPANY

  SUBSTANTIAL INDEBTEDNESS; LACK OF CASH FLOW

     At March 31 1998, after giving effect for the recently completed offering of Original Notes, the Company had $135.0 million of indebtedness outstanding, including $25.0 million secured indebtedness represented by the Exchangeable Notes. The Company and its subsidiaries may incur additional indebtedness under the terms of the Indenture governing the Notes under certain circumstances. This level of indebtedness may pose substantial risks to the Company, including the possibility that the Company may not generate sufficient cash flow from operations to pay the principal and interest on such indebtedness. The Company is currently negotiating with its lender for a $25 million credit facility which is expected to close in the third quarter of 1998.

     The Company's ability to generate revenues and cash flow to pay the principal of and interest on the Notes and its other indebtedness will depend upon the drilling and completion of additional wells. The Company has no significant income-producing properties, and its principal assets, its interests in the Dindal and Rio Seco Association Contracts, are in the early stage of exploration and development. Since inception through December 31, 1997, the Company incurred cumulative losses of $12.2 million and, because of its continued exploration and development activities, expects that it will continue to incur losses and that its accumulated deficit will increase until commencement of production from the Dindal and Rio Seco Association Contracts in quantities sufficient to cover operating expenses. The Company had oil sales in 1996 and 1997 of $0.2 million and $0.8 million, respectively, which pertained solely to production testing of the Company's wells in Colombia. These sales represented the Company's only sales of production since its inception. Although the Company intends to continue to sell oil resulting from production tests, significant production from the wells drilled to date is not expected to commence until construction of production facilities and pipelines. The Company has received preliminary plans and engineering specifications for the construction of pipelines and production facilities. The construction of the Phase I and Phase II pipelines and production facilities is subject to a number of conditions, including negotiating construction contracts and obtaining required environmental and construction permits, easements and rights of way. The Company does not expect these facilities to be completed before mid-1999, and no assurances can be given as to when such facilities will be completed. Accordingly, no assurance can be given as to when significant production from the wells will occur, if at all. If the Company is unsuccessful in constructing production facilities and a pipeline or in increasing its proved reserves or realizing future production from its properties, the Company may be unable to pay all of the principal of and interest on its indebtedness when due. See
"-- Risks Related to the Construction of Pipeline and Production Facilities" and "-- Risks Related to the Oil and Gas Industry."

     The level of the Company's indebtedness will have certain important effects on its future operations, including the fact that a substantial portion of the Company's cash flow from operations likely will be dedicated to payments on indebtedness and will not be available for other purposes. In addition, such level of indebtedness may affect the Company's ability to finance its future operations and capital needs and may limit its ability to pursue other business opportunities. In addition, the Company's ability to meet its debt service obligations and to limit its total indebtedness will depend upon the Company's future performance, which will be subject to general economic conditions, the economic and political environment in Colombia, prices received for the Company's production and operating hazards inherent in the oil and gas business, all of which are beyond the control of the Company.

     The proposed credit facility and any agreement governing other indebtedness, including the Indenture governing the Notes, contain or will contain a number of covenants that will restrict the ability of the Company to dispose of assets, merge or consolidate with another entity, incur additional indebtedness, create liens, make capital expenditures or other investments or acquisitions and otherwise restrict corporate activities.

The proposed credit facility will also contain requirements that the Company maintain certain financial ratios and may restrict the Company from prepaying the Company's other indebtedness (including the Notes). The ability of the Company to comply with such provisions may be affected by events that are beyond the Company's control. The breach of any of these covenants could result in a default under the proposed credit facility, the Indenture and agreements governing other indebtedness. In addition, as a result of these covenants, the ability of the Company to respond to changing business and economic conditions and to secure additional financing, if needed, may be significantly restricted, and the Company may be prevented from engaging in transactions that might otherwise be considered beneficial to the Company. See "Description of Existing Indebtedness" and "Description of Notes."

  RISKS RELATED TO CONSTRUCTION OF PIPELINE AND PRODUCTION FACILITIES

     The marketability of the Company's production depends upon the availability and capacity of gathering systems, pipelines, compression and production facilities, including storage, separation and reinjection facilities, and the unavailability or lack of capacity thereof could result in the shut-in of producing wells or the delay or discontinuance of development plans for properties. In addition, regulation of oil and natural gas production and transportation, general economic conditions and changes in supply and demand could adversely affect the Company's ability to produce and market its oil and natural gas on a profitable basis.

     The Company has received preliminary plans and engineering specifications for the construction of pipelines and production facilities. The construction of the pipeline and the production facilities is subject to a number of conditions, including negotiating construction contracts and obtaining required environmental and construction permits, easements and rights of way. The Company does not expect the Phase I facilities to be completed before mid-1999, and no assurances can be given as to when such facilities will be completed. In addition, the Company has not finalized its negotiations with the operator of the Oleoductos Alto Magdalena ("OAM") pipeline for the transportation of 50,000 Bbls/d of currently available transportation capacity on the OAM pipeline. If the Company is unsuccessful in constructing its pipeline and production facilities or in increasing its proved reserves or realizing future production from its properties, the Company may be unable to pay all of the principal of and interest on its indebtedness (including the Notes) when due. See "-- Risks Related to the Oil and Gas Industry."

  NEED FOR SIGNIFICANT CAPITAL

     The exploration and development of the Company's current properties and any properties acquired in the future is expected to require substantial amounts of additional capital which the Company expects to fund from proceeds from debt or equity financings, or through encumbering properties or entering into arrangements whereby certain costs of exploration will be paid by others to earn an interest in the property. The Company has budgeted net capital expenditures of approximately $62.2 million for 1998 and $141.6 million for 1999 and approximately $9.0 million to participate in a deep exploratory well on Emerald Mountain scheduled to be commenced in late 1998. The Company believes the net proceeds from the offering of the Notes will be sufficient to finance its initial net capital expenditure requirements estimated for Phase I, although no assurance can be given as to the actual amount that will need to be spent. Substantial amounts of capital will be needed to finance Phase II, and no external sources of capital have yet been identified. Certain expenditures for Phase II are expected to occur during Phase I. It is expected that additional monies for capital expenditures will be financed through either debt or equity financings in the future, as the Company does not expect any significant revenues from operations until scheduled completion of the initial pipeline and production facilities in mid-1999. There can be no assurance that the additional debt or equity financing will be available to the Company on economically acceptable terms. The Company has additional drilling-related commitments on its Colombian properties of approximately $3.3 million through 2001, only a small portion of which relate to the Dindal and Rio Seco Association Contracts. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     The Company's estimated capital expenditures assume in each case that each of the associates in the Association Contracts approves and pays its proportionate share of capital expenditures and that the Colombian national oil company ("Ecopetrol") accepts the commerciality of Emerald Mountain and approves and pays its proportionate share of capital expenditures beginning in the fourth quarter of 1998. In some cases, Ecopetrol's proportionate share of capital expenditures may be paid through the withholding of future production rather than through cash payment in advance.

  RISKS IN COLOMBIA AND OTHER FOREIGN OPERATIONS

     Foreign properties, operations or investments may be adversely affected by local political and economic developments, exchange controls, currency fluctuations, royalty and tax increases, retroactive tax claims, renegotiation of contracts with governmental entities, expropriation, import and export regulations and other foreign laws or policies governing operations of foreign-based companies, as well as by laws and policies of the United States affecting foreign trade, taxation and investment. In addition, as the Company's operations are governed by foreign laws, in the event of a dispute, the Company may be subject to the exclusive jurisdiction of foreign courts and the application of foreign laws or may not be successful in subjecting foreign persons to the jurisdiction of courts in the United States. The Company may also be hindered or prevented from enforcing its rights with respect to a governmental instrumentality because of the doctrine of sovereign immunity.

     The Company's business is subject to political risks inherent in all foreign operations. While Colombia has no history of nationalizing its business nor expropriation of foreign assets, the Company's oil and gas operations are subject to certain risks, including: (i) loss of revenue, property, and equipment as a result of unforeseen events such as expropriation, nationalization, war and insurrection, (ii) risks of increases in taxes and governmental royalties, (iii) renegotiation of contracts with governmental entities, and (iv) changes in laws and policies governing operations of foreign-based companies in Colombia. Guerrilla activity in Colombia has disrupted the operation of oil and gas projects in many areas in Colombia but to date has not affected the Dindal and Rio Seco Association Contracts areas. No assurances can be given as to the future level or impact of future guerilla activities, including after the construction of pipeline and production facilities in the Dindal and Rio Seco Association Contracts areas, or the steps, if any, that may be taken by the government in response to such activities. The Company's other three association contracts are located in more remote areas that have been subject to guerrilla activity. The government continues its efforts through negotiation and legislation to reduce the problems and effects of insurgent groups. These efforts include regulations containing sanctions such as impairment or loss of contract rights on companies and contractors if found to be giving aid to such groups. To date, guerrilla activities have not materially disrupted operations in the areas where the other three association contracts are located.

     Colombia is among several nations whose progress in stemming the production and transit of illegal drugs is subject to annual certification by the President of the United States. In March 1996, the President of the United States announced that Colombia would neither be certified nor granted a national interest waiver. The consequences of the failure to receive certification generally include the following: all bilateral aid, except anti-narcotics and humanitarian aid, has been or will be suspended; the Export-Import Bank of the United States and the Overseas Private Investment Corporation ("OPIC") will not approve financing for new projects in Colombia; United States representatives at multilateral lending institutions will be required to vote against all loan requests from Colombia, although such votes will not constitute vetoes; and the President of the United States and Congress retain the right to apply future trade sanctions. In February 1998, the United States granted Colombia a conditional certification, thereby allowing OPIC financing to again be available. If the United States were to decertify Colombia in the future, such actions could result in adverse economic consequences in Colombia and could further heighten the political and economic risks associated with the Company's operations in Colombia. In June 1998, Andres Pastiana, the Conservative Party candidate, was elected president of Colombia, defeating the ruling Liberty Party candidate in a runoff election. Pastiana, who takes office in early August 1998, has publicly announced his desire to bring peace to the country, although no assurances can be given regarding the policy changes that he may attempt to introduce. See "Business -- Properties -- Colombia."

  SUBSTANTIAL CONCENTRATION OF OPERATIONS

     The Company's oil and gas properties are concentrated in Colombia and specifically in the state of Cundinamarca. As of December 31, 1997, all of the Company's proved reserves were attributable to Emerald

Mountain. There are significant operating and economic risks associated with conducting business in Colombia. Due to the Company's concentration in and reliance on such operations for its future cash flow, if the operations in Colombia were adversely affected, the Company would experience a material adverse effect. See "-- Risks Inherent in Colombia and Other Foreign Operations" and "-- Risks Related to the Oil and Gas Industry."

  LIMITED OPERATING HISTORY AND HISTORICAL OPERATING LOSSES

     The Company commenced its operations in 1995 and has only a limited operating history. The Company also has had operating losses at an increasing rate each year since inception. Holders of Notes, therefore, have limited historical financial and operating information upon which to base an evaluation of the Company's performance and an investment in the Exchange Notes. For example, the only production to date has been test production. The Company is not expected to have regular production until 1999. Therefore, estimates of proved reserves and the level of future production attributable to such reserves are difficult to determine, and there can be no assurance as to the volume of recoverable reserves that will be realized. The Company's prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered by companies in the early stages of their development. The development of the Company's business will continue to require substantial expenditures. The Company's future financial results will depend primarily on its ability to economically locate and produce hydrocarbons in commercial quantities and on the market prices for oil and natural gas. There can be no assurance that the Company will achieve or sustain profitability or positive cash flows from operating activities in the future. See "-- Need for Significant Capital," "Selected Combined Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Oil and Gas Reserves."

  DEPENDENCE ON KEY PERSONNEL

     The Company believes that its success will depend to a significant extent upon the continued services of certain key executive officers and operating personnel. The Company has entered into employment agreements with certain of its key executive officers. See "Management -- Employment Agreements." The Company also depends on the services of professionals such as engineers, geologists and geophysicists. The loss of the services of certain key executive officers and operating personnel or the loss of or shortage of significant number of professionals could have a material adverse effect on the Company. The Company does not maintain key employee insurance on any of its personnel.

  POTENTIAL CONFLICTS

     Certain of the directors of Seven Seas also serve as officers, directors or consultants of other companies involved in natural resource development which activities may be in competition with the Company and may result in conflicts of interest. In the event a director has an interest in an investment or proposed investment of the Company or other conflict of interest, it is the Company's policy that such director not participate in the Company's decision-making with respect thereto and that any transactions with such officers or directors be on terms consistent with industry standards and sound business practices.

  SERVICE AND ENFORCEMENT OF LEGAL PROCESS

     The Company is continued under the laws of the Yukon Territory in Canada. Three of the directors of the Company, and certain experts utilized by the Company, are not residents of the United States and all or substantially all of such persons' assets are located outside of the United States. As a result, it may be difficult for holders of Notes to effect service within the United States upon the directors and experts who are not residents of the United States or to realize in the United States upon judgments of courts of the United States against such persons and the Company predicated upon civil liability under the United States federal securities laws. The Company has been advised by its counsel that there is no assurance that judgments of U.S. courts for liabilities predicated solely upon U.S. federal securities laws will be enforceable against the Company or against any of its directors or experts who are not residents of the United States.

RISKS RELATED TO THE OIL AND GAS INDUSTRY

  UNCERTAINTY OF ESTIMATES OF OIL AND GAS RESERVES

     This Prospectus contains estimates of the Company's proved oil and gas reserves and the estimated future net revenues therefrom based upon the Company's own estimates or on those of Ryder Scott. Such estimates rely upon various assumptions, including assumptions required by the Commission as to oil and gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. The process of estimating oil and gas reserves is complex, requiring significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir. As a result, such estimates are inherently imprecise. Actual future production, oil and gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves may vary substantially from those estimated by the Company or Ryder Scott. Any significant variance in these assumptions could materially affect the estimated quantity and value of reserves set forth in this Prospectus. The Company's properties may also be susceptible to hydrocarbon drainage from production by other operators on adjacent properties. In addition, the Company's estimated proved reserves may be subject to downward or upward revision based upon production history, results of future exploration and development, prevailing oil and gas prices, mechanical difficulties, government regulation and other factors, many of which are beyond the Company's control. Actual production, revenues, taxes, development expenditures and operating expenses with respect to the Company's reserves will likely vary from the estimates used, and such variances may be material.

     Approximately 64% of the Company's total estimated proved reserves at December 31, 1997 were undeveloped, which are by their nature less certain. Recovery of such reserves will require significant capital expenditures and successful drilling operations. The Company's reserve data assume that substantial capital expenditures by the Company will be required to develop such reserves. Although cost and reserve estimates attributable to the Company's oil and gas reserves have been prepared in accordance with industry standards, no assurance can be given that the estimated costs are accurate, that development will occur as scheduled or that the results will be as estimated. See
"Business -- Oil and Gas Reserves."

     The present value of future net revenues (SEC PV-10) referred to in this Prospectus should not be construed as the current market value of the estimated oil and gas reserves attributable to the Company's properties. In accordance with applicable requirements of the Commission, the estimated discounted future net cash flows from proved reserves are generally based on prices and costs as of the date of the estimate, whereas actual future prices and costs may be materially higher or lower. Actual future net cash flows also will be affected by increases in consumption by gas and oil purchasers and changes in governmental regulations or taxation. The timing of actual future net cash flows from proved reserves, and thus their actual present value, will be affected by the timing of both the production and the incurrence of expenses in connection with development and production of oil and gas properties. In addition, the 10% discount factor, which is required by the Commission to be used in calculating discounted future net cash flows for reporting purposes, is not necessarily the most appropriate discount factor based on interest rates in effect from time to time and risks associated with the Company or the oil and gas industry in general.

  DRILLING, EXPLORATION AND DEVELOPMENT RISKS

     Oil and gas exploration and development is a speculative business and involves a high degree of risk. The Company has expended, and plans to continue to expend, significant amounts of capital on the exploration and development of its oil and gas interests. Even if the results of such activities are favorable, subsequent drilling at significant costs must be conducted on a property to determine if commercial development of the property is feasible. Oil and gas drilling may involve unprofitable efforts, not only from dry holes but from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. It is difficult to project the costs of implementing an exploratory drilling program due to the inherent uncertainties of drilling and completing wells in unknown formations, the costs associated with encountering various drilling conditions such as underpressured and overpressured zones and tools lost in the hole, and changes in drilling plans and locations as a result of prior exploratory wells or additional seismic data and interpretations thereof. The marketability of oil and gas which may be acquired or discovered by the Company will be affected by the quality and viscosity of the production and by numerous factors beyond its control, including market fluctuations, the proximity and available capacity of oil and gas pipelines and production equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, importing and exporting of oil and gas and environmental protection. The Company's future drilling activities may not be successful, and, if unsuccessful, such failure will have an adverse effect on the Company's future results of operations and financial condition, including the Company's ability to pay all of the principal and interest on its indebtedness, including the Notes, when due. There can be no assurance the Company will be able to discover, develop and produce sufficient reserves in Colombia or elsewhere to recover the costs and expenses incurred in connection with the acquisition, exploration and development thereof and achieve profitability.

     Acquiring, developing and exploring for oil and natural gas involves many risks, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. These risks include encountering unexpected formations or pressures, premature declines of reservoirs, blow-outs, equipment failures and other accidents in completing wells and otherwise, cratering, sour gas releases, uncontrollable flows of oil, natural gas or well fluids, adverse weather conditions, pollution, other environmental risks, fires and spills. Losses resulting from such events could have a material adverse effect on the Company.

     As protection against operating hazards, the Company maintains insurance against some, but not all, potential losses. The Company's coverages include, but are not limited to, operator's extra expense, physical damage on certain assets, employer's liability, comprehensive general liability, automobile, workers' compensation and limited coverage for sudden environmental damages, but all such coverages are subject to certain exceptions, conditions and limitations. The Company does not believe that insurance coverage for the full potential liability that could be caused by sudden environmental damages and certain other risks is available at a reasonable cost. Accordingly, the Company may be subject to liability or may lose substantial portions of its properties in the event of environmental damages or certain other events. The occurrence of an event that is not fully covered by insurance could have a material adverse effect on the Company.

  VOLATILITY OF OIL AND NATURAL GAS PRICES

     The Company's revenues, future rate of growth, results of operations, financial condition and ability to borrow funds or obtain additional capital, as well as the carrying value of its properties, are substantially dependent upon prevailing prices of oil and natural gas. Historically, the markets for oil and natural gas have been volatile, and such markets are likely to continue to be volatile in the future. Prices for oil and natural gas are subject to wide fluctuation in response to relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty and a variety of additional factors that are beyond the control of the Company. These factors include the level of consumer product demand, weather conditions, domestic and foreign governmental regulations, the price and availability of alternative fuels, political conditions in the Middle East, actions of the Organization of Petroleum Exporting Countries (OPEC), the foreign supply of oil and natural gas, the price of foreign imports and overall economic conditions. It is impossible to predict future oil and natural gas price movements with certainty. Declines in oil and natural gas prices may materially adversely affect the Company's financial condition, liquidity, ability to finance planned capital expenditures and results of operations. Lower oil and natural gas prices also may reduce the amount of oil and natural gas that the Company can produce economically. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Marketing."

     The Company periodically reviews the carrying value of its oil and natural gas properties under the full cost accounting rules of the Commission. Under these rules, capitalized costs of proved oil and natural gas properties may not exceed the present value of estimated future net revenues from proved reserves, discounted at 10% (SEC PV-10) and adjusted for income tax effects. Application of this "ceiling" test generally requires pricing future revenue at the unescalated prices in effect as of the end of each fiscal quarter and requires a write-down for accounting purposes if the ceiling is exceeded, even if prices were depressed for only a short period of time. The Company may be required to write down the carrying value of its oil and natural gas properties when oil and natural gas prices are depressed or unusually volatile. If a write-down is required, it would result in a charge to earnings, but would not impact cash flow from operating activities. Once incurred, a write-down of oil and natural gas properties is not reversible at a later date.

  RESERVE REPLACEMENT RISK

     In general, the volume of production from oil and natural gas properties declines as reserves are depleted, with the rate of decline depending on reservoir characteristics. Except to the extent the Company conducts successful exploration and development activities or acquires properties containing proved reserves, or both, the proved reserves of the Company will decline as reserves are produced. The Company's future oil and natural gas production is, therefore, highly dependent upon its level of success in finding or acquiring additional reserves. The business of exploring for, developing or acquiring reserves is capital intensive. To the extent cash flow from operations is reduced and external sources of capital become limited or unavailable, the Company's ability to make necessary capital investment to maintain or expand its asset base of oil and natural gas reserves would be impaired. The failure of an operator of the Company's wells to adequately perform operations, or such operator's breach of the applicable agreements, could adversely impact the Company. In addition, there can be no assurance that the Company's future exploration, development and acquisition activities will result in additional proved reserves or that the Company will be able to drill productive wells at acceptable costs. Furthermore, although the Company's revenues could increase if prices for oil and natural gas increase significantly, the Company's finding and development costs could also increase. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  ENVIRONMENTAL RISKS

     Extensive national, provincial and/or local environmental laws and regulations in Colombia and the other countries in which the Company operates affect nearly all of the operations of the Company. These laws and regulations set various standards regulating certain aspects of health and environmental quality, provide for penalties and other liabilities for the violation of such standards and establish in certain circumstances obligations to remediate current and former facilities and off-site locations. In addition, special provisions may be appropriate or required in environmentally sensitive areas of operation, such as where the Company's Colombian interests are located and where other independent producers of oil and gas have faced significant liability resulting from environmental claims. There can be no assurance that the Company will not incur substantial financial obligations in connection with environmental compliance.

     It is possible that the administration and enforcement of current environmental laws and regulations or the passage of new environmental laws or regulations in Colombia could result in substantial costs and liabilities in the future or in delays in obtaining the necessary permits to conduct and expand the Company's operations in such country. The Company has experienced and may continue to experience delays in obtaining the necessary environmental permits to expand its operations in Colombia.

     Significant liability could be imposed on the Company for damages, clean-up costs and/or penalties in the event of certain discharges into the environment, environmental damage caused by previous owners of property purchased by the Company or non-compliance with environmental laws or regulations. Such liability could have a material adverse effect on the Company. Moreover, the Company cannot predict what environmental legislation or regulations will be enacted in the future or how existing or future laws or regulations will be administered or enforced. Compliance with more stringent laws or regulations, or more vigorous enforcement policies of any regulatory agency, could in the future require material expenditures by the Company for the installation and operation of systems and equipment for remedial measures, any or all of which could have a material adverse effect on the Company. See "Business -- Regulation."

  MARKETS

     There is substantial uncertainty as to the prices which the Company may receive for production from its existing oil reserves or from additional oil and gas reserves, if any, which the Company may discover. The availability of a ready market and the prices received for oil and gas produced depend upon numerous factors beyond the control of the Company including, but not limited to, adequate transportation facilities (such as pipelines), the marketing of competitive fuels, fluctuating market demand, governmental regulation and world political and economic developments. Prices for crude oil are subject to wide fluctuation in response to relatively minor changes in supply and demand, market uncertainty and a variety of additional factors that are beyond the control of the Company. It is possible that, under market conditions prevailing in the future, the production and sale of oil, if any, from certain of the Company's properties may not be commercially feasible and the production of gas from the Company's oil and gas interests in Colombia is not currently commercially feasible. The sale of oil from the production tests on the Company's properties in Colombia has been sold to Ecopetrol.

  COMPETITION

     The Company encounters competition from other oil and gas companies in all areas of its operations, including the acquisition of producing properties. The Company's competitors in Colombia include major integrated oil and gas companies and independent oil and gas companies. Many of its competitors are large, well-established companies with substantially larger operating staffs and greater capital resources than the Company's and which, in many instances, have been engaged in the oil and gas business for a longer time than the Company. Such companies may be able to offer more attractive terms in obtaining concessions for exploratory prospects and secondary operations and to pay more for productive properties and exploratory prospects and to define, evaluate, bid for and purchase a greater number of properties and prospects than the Company's financial or human resources permit. The Company's ability to acquire additional properties and to discover reserves in the future will be dependent upon its ability to evaluate and select suitable properties and to consummate transactions in this highly competitive environment.

  REGULATION

     The Company's operations are subject to regulations imposed by the local regulatory authorities including, without limitation, currency regulation, import and export regulation, taxation and environmental controls. The regulations also generally specify, among other things, the extent to which properties may be acquired or relinquished, permits necessary for drilling of wells, spacing of wells, measures required for preventing waste of oil and gas resources and, in some cases, rates of production and sales prices to be charged to purchasers. Specifically, Colombian operations are governed by a number of ministries and agencies including Ecopetrol, the Ministry of Mines and Energy, the Ministry of Public Works and the Ministry of the Environment.

RISKS RELATED TO AN INVESTMENT IN THE NOTES

  LIMITATION ON PURCHASE OF NOTES UPON A CHANGE OF CONTROL

     Upon a Change of Control, (i) unless Seven Seas redeems the Notes pursuant to clause (ii) below, the Holders of the Notes may require the Company to redeem the Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption and (ii) the Company will have the option, at any time prior to May 15, 2002, to redeem the Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium and accrued and unpaid interest, Additional Amounts and Liquidated Damages if any, to the date of redemption. The Company has a commitment letter for a senior secured revolving credit facility, which the Company expects will prohibit the repurchase of the Notes without the consent of the lenders. In addition, certain of the events that constitute a Change of Control hereunder would constitute a default under the proposed credit facility, which would prohibit the purchase of the Notes by the Company unless and until such time as the Company's indebtedness under the proposed credit facility is repaid in full. There can be no assurance that the Company would have sufficient financial resources available to satisfy all of its obligations under the proposed credit facility and the Notes in the event of a Change of Control. The Company's failure to purchase the Notes would result in a default under the Indenture and under the proposed credit facility, each of which could have adverse consequences for the Company and the holders of the Notes. See "Description of Existing Indebtedness" and "Description of Notes -- Change of Control." The definition of a "Change of Control" in the Indenture includes a sale, lease, conveyance or transfer of "all or substantially all" of the assets of the Company and certain of its Restricted Subsidiaries taken as a whole to a person or group of persons. There is little case law interpreting the phrase "all or substantially all" in the context of an indenture. Because there is no precise established definition of this phrase, the ability of a holder of the Notes to require the Company to repurchase such Notes as a result of a sale, lease, conveyance or transfer of all or substantially all of the Company's assets to person or group of persons may be uncertain.

  HOLDING COMPANY STRUCTURE; EFFECTIVE SUBORDINATION

     The Company is a holding company that conducts substantially all of its operations through Subsidiaries, and substantially all of the Company's assets consist of equity in such Subsidiaries. The Company's interests in the Association Contracts are held through Subsidiaries. Accordingly, the Company is and will be dependent on its ability to obtain funds from its Subsidiaries to service its indebtedness, including the Notes. There can be no assurance that the Company will be able to obtain funds from its subsidiaries to service its indebtedness.

     The Notes are unsecured, except by the Pledged Securities, and effectively subordinated in right of payment to all existing and future secured indebtedness of the Company, which will include future borrowings under the proposed credit facility or any future secured credit facility. Borrowings under the proposed credit facility will be secured by liens on certain assets of the Company and its Subsidiaries, including the stock of certain of the Company's Subsidiaries, intercompany notes, equipment, inventory, contract rights, and a collateral account that will include proceeds of sales of production under the Association Contracts. The Company anticipates that borrowings under any future credit facility will be secured in a similar manner. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." Accordingly, the lender under the proposed credit facility has, and a lender under any future secured credit facility will have, a claim with respect to the assets constituting collateral for any indebtedness thereunder that will be satisfied prior to the unsecured claims of the holders of the Notes. See "Description of Notes." In the event of a default on the Notes or a bankruptcy, liquidation or reorganization of the Company, such collateral will be available to satisfy obligations with respect to the indebtedness secured thereby before any payment therefrom could be made on the Notes. Thus, the Notes would be effectively subordinated to claims of the lender under the proposed credit facility or any lender under a future secured credit facility to the extent of such pledged collateral. At December 31, 1997, the Notes would have been effectively subordinated to $25.0 million aggregate principal amount of secured convertible Indebtedness of the Company represented by the Exchangeable Notes.

     The Notes are also effectively subordinated to all existing and future debt and other liabilities of the Company's Subsidiaries that do not guarantee the Notes. Seven Seas Petroleum Holdings Inc., a Restricted Subsidiary, is a guarantor of the Exchangeable Notes issued in August 1997 by Seven Seas in an aggregate principal amount of $25.0 million. In the event of an insolvency, liquidation or other reorganization of any of the Subsidiaries of the Company, creditors of Seven Seas' Subsidiaries, including trade creditors, would be entitled to payment in full from the assets of such Subsidiaries before the Company, as a stockholder, would be entitled to receive any distribution therefrom.

  FRAUDULENT CONVEYANCE AND OTHER ENFORCEABILITY CONSIDERATIONS RELATING TO FUTURE SUBSIDIARY GUARANTEES

     Although currently there are no Guarantors, the Company's obligations under the Notes may under certain circumstances be guaranteed ("Subsidiary Guarantees") on an unsecured senior basis by Guarantors in the future. Various fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court of competent jurisdiction to subordinate or avoid any Subsidiary Guarantee issued by a Guarantor. It is also possible that under certain circumstances a court could hold that the direct obligations of a Guarantor could be superior to the obligations under the Subsidiary Guarantee. The enforceability of each Subsidiary Guarantee is subject to all laws that may be found to be otherwise applicable.

     To the extent that a court were to find that at the time a Guarantor entered into a Subsidiary Guarantee either (i) the Subsidiary Guarantee was incurred by a Guarantor with the intent to hinder, delay or defraud any present or future creditor or that a Guarantor contemplated insolvency with a design to favor one or more creditors to the exclusion in whole or in part of others or
(ii) the Guarantor did not receive fair consideration or reasonably equivalent value for issuing the Subsidiary Guarantee and, at the time it issued the Subsidiary Guarantee, the Guarantor (a) was insolvent or rendered insolvent by reason of the issuance of the Subsidiary Guarantee, (b) was engaged or about to engage in a business or transaction for which the remaining assets of the Guarantor constituted unreasonably small capital or (c) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could avoid or subordinate the Subsidiary Guarantee in favor of the Guarantor's other creditors. Among other things, a legal challenge of a Subsidiary Guarantee issued by a Guarantor on fraudulent conveyance grounds may focus on the benefits, if any, realized by the Guarantor as a result of the issuance by the Company of the Notes. To the extent a Subsidiary Guarantee is avoided as a fraudulent conveyance or a preference under bankruptcy laws or held unenforceable for any other reason, the holders of the Notes would cease to have any claim in respect of such Guarantor and would be creditors solely of the Company.

  ABSENCE OF PUBLIC MARKET FOR THE EXCHANGE NOTES

     The Exchange Notes will be new securities for which currently there is no trading market. The Company does not intend to apply for listing of the Exchange Notes on any securities exchange or stock market. Although the Initial Purchasers have informed the Company that they currently intend to make a market in the Exchange Notes, the Initial Purchasers are not obligated to do so, and any such market making may be subject to certain limitations and may be discontinued at any time without notice. The liquidity of any market for the Exchange Notes will depend upon the number of holders of the Exchange Notes, the interest of securities dealers in making a market in the Exchange Notes and other factors. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes.

     If the Exchange Notes are traded after their initial issuance, they may trade at a discount from par, depending on prevailing interest rates, the market for similar securities, general economic conditions and the financial condition of the Company. Historically, the market for noninvestment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Exchange Notes. There can be no assurance that the market, if any, for the Exchange Notes will not be subject to similar disruptions. Any such disruptions may have an adverse effect on the holders of the Exchange Notes.

  CONSEQUENCES OF A FAILURE TO EXCHANGE ORIGINAL NOTES

     The Original Notes have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Original Notes that remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Original Notes that remain outstanding will not be entitled to any rights to have such Original Notes registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Company does not intend to register under the Securities Act any Original Notes that remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable).

     To the extent that Original Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Notes could be adversely affected. In addition, to the extent that Original Notes are tendered and accepted in connection with the Exchange Offer, any trading market for Original Notes that remain outstanding after the Exchange Offer could be adversely affected.

                                USE OF PROCEEDS

     The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Company will receive in exchange a like principal amount of Original Notes, the terms of which are identical in all material respects to the Exchange Notes. The Original Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any change in the capitalization of the Company.

     The net proceeds to Seven Seas from the issuance of the Original Notes, after deducting fees and expenses of approximately $0.6 million related to the offering, were approximately $106 million, of which approximately $13.5 million was used to purchase the Eligible Securities and approximately $24.3 million was used to purchase the Pledged Securities. The Company expects to use the remaining net proceeds from the issuance of the Original Notes, together with cash flow from operations and, if necessary, borrowings under its proposed credit facility, for its capital expenditures, general corporate purposes and as otherwise permitted by the Indenture.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Original Notes were sold by the Company on the Issue Date to the Initial Purchasers in a private transaction not subject to the registration requirements of the Securities Act. The Initial Purchasers offered and sold the Original Notes only to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A under the Securities Act.

     In connection with the sale of the Original Notes, the Company and the Initial Purchasers entered into the Registration Rights Agreement, which provides that, unless the Exchange Offer would not be permitted by applicable federal law, (i) the Company will file a registration statement relating to the Exchange Offer (the "Exchange Offer Registration Statement") with the Commission on or prior to 60 days after the Issue Date, (ii) the Company will use its reasonable best efforts to have the Exchange Offer Registration Statement declared effective by the Commission at the earliest possible time, and (iii) the Company will use its reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously, to keep the Exchange Offer open for a period of at least 20 Business Days (as defined) and to cause the Exchange Offer to be consummated no later than the 30th Business Day after the Exchange Offer Registration Statement is declared effective by the Commission. The Registration Statement of which this Prospectus is a part functions as the Exchange Offer Registration Statement. The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference thereto, a copy of which is filed as an exhibit to the Registration Statement.

     Following the completion of the Exchange Offer (except as set forth in the paragraph immediately below), holders of Original Notes not tendered will not have any further registration rights and such Original Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Original Notes could be adversely affected upon completion of the Exchange Offer. Unless the context otherwise requires, the term "holder" with respect to the Exchange Offer means any person in whose name the Original Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Original Notes are held of record by DTC who desires to deliver such Original Notes by book-entry transfer at DTC.

     If (i) the Company is not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by any applicable law or (ii) any holder notifies the Company on or prior to the 20th Business Day following the consummation of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer or (B) it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and this Prospectus is not appropriate or available for such resales by such holder, then the Company will file with the Commission a shelf registration statement (a "Shelf Registration Statement") to cover resales of the affected Notes, and the Company will use its reasonable best efforts to have the Shelf Registration Statement declared effective at the earliest possible time and to keep it effective for up to two years.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Original Notes validly tendered and not withdrawn prior to the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for $1,000 principal amount of Original Notes accepted in the Exchange Offer. Holders may tender some or all of their Original Notes pursuant to the Exchange Offer. However, Original Notes may be tendered only in integral multiples of $1,000 in principal amount.

     The terms of the Exchange Notes are substantially identical in all respects to the terms of the Original Notes except that (i) the Exchange Notes will be freely transferable by holders thereof (other than as provided herein) and issued free of certain transfer restrictions and registration rights relating to the Original

Notes, and (ii) the holders of the Exchange Notes will not be entitled to certain rights of holders of the Original Notes under the Registration Rights Agreement, which rights will terminate upon consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the Original Notes and will be issued under and entitled to the benefits of the Indenture.

     As of the date of this Prospectus, $110,000,000 aggregate principal amount of the Original Notes was outstanding, all of which was represented by global certificates registered in the name of Cede & Co., as nominee for DTC.

     Holders of Original Notes do not have any appraisal or dissenters' rights under the Business Corporations Act (Yukon Territory) or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

     The Company shall be deemed to have accepted validly tendered Original Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from the Company and delivering the Exchange Notes to such holders. If any tendered Original Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Original Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     This Prospectus, together with the accompanying Letter of Transmittal, is being sent to all registered holders as of the date of this Prospectus.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 5:00 p.m. New York City time, on
            , 1998 unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. The Company reserves the right, in its sole discretion, (i) to delay acceptance of any Original Notes, to extend the Exchange Offer, or, if any of the conditions set forth herein under "-- Conditions to the Exchange Offer" shall have not been satisfied, to terminate the Exchange Offer, or (ii) to amend the terms of the Exchange Offer in any manner by giving oral or written notice of such delay, extension or termination to the Exchange Agent. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of Original Notes, and the Company will extend the Exchange Offer for a period of time, depending on the significance of the amendment and the manner of disclosure to the registered holders if the Exchange Offer would otherwise expire during such time. Without limiting the manner in which the Company may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

INTEREST ON THE EXCHANGE NOTES

     Interest on the Exchange Notes will be payable semi-annually in arrears on May 15 and November 15 of each year, commencing November 15, 1998. Interest on the Exchange Notes will accrue from the date of issuance of the Original Notes, May 7, 1998. Consequently, holders who exchange their Original Notes for Exchange Notes will receive the same interest payment on November 15, 1998 that they would have received had they not accepted the Exchange Offer.

PROCEDURES FOR TENDERING

     The tender to the Company of Original Notes by a holder thereof pursuant to any one of the procedures set forth below will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     Only a registered holder of Original Notes may tender in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with any other required documents, to the Exchange Agent prior to the Expiration Date. In addition, (i) certificates for such Original Notes, or a timely confirmation of a book-entry transfer of such Original Notes, if such procedure is available, into the Exchange Agent's account at DTC pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (ii) the holder must comply with the guaranteed delivery procedures described below.

     Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial holder wishes to tender directly, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Original Notes, either make appropriate arrangements to register ownership of the Original Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

     If the Letter of Transmittal is signed by the record holder(s) of the Original Notes tendered thereby, the signature must correspond with the name(s) written on the face of the Original Notes without alteration, enlargement or any change whatsoever. If the Letter of Transmittal is signed by a participant in DTC, the signature must correspond with the name as it appears on the security position listing as the holder of the Original Notes. If the Letter of Transmittal is signed by a person other than the registered holder of any Original Notes listed therein, such Original Notes must be endorsed or accompanied by appropriate bond powers which authorize such person to tender the Original Notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the Original Notes. If the Letter of Transmittal or any Original Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     THE METHOD OF DELIVERY OF ORIGINAL NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. DELIVERY IS RECOMMENDED BY OVERNIGHT OR HAND DELIVERY SERVICE OR, IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR ORIGINAL NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Signatures on the Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Original Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal, or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the

National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

     A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by Original Notes (or a timely confirmation received of a book-entry transfer of Original Notes into the Exchange Agents's account at DTC) is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery from an Eligible Institution is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Original Notes tendered pursuant to a Notice of Guaranteed Delivery by an Eligible Institution will be made only against submission of a duly signed Letter of Transmittal (and any other required documents) and the deposit of the tendered Original Notes with the Exchange Agent.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered Original Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Original Notes not properly tendered or any Original Notes the Company's acceptance of which would, in the opinion of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in tender of any Original Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Original Notes or incur any liability for failure to give such notification. Tenders of Original Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Original Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In addition, the Company reserves the right in its sole discretion to (i) purchase or make offers for any Original Notes that remain outstanding after the Expiration Date, or, as set froth under "-- Conditions to the Exchange Offer," to terminate the Exchange Offer, and (ii) to the extent permitted by applicable law, purchase Original Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent will establish an account with respect to the Original Notes at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in DTC's book-entry transfer facility system may make book-entry delivery of the Original Notes by causing DTC to transfer such Original Notes into the Exchange Agent's account in accordance with DTC's procedures for such transfer. Although delivery of Original Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal, with any required signature guarantees and any other required documents, must in any case (other than as set forth in the next paragraph) be transmitted to and received by the Exchange Agent on or prior to the Expiration Date at one of its addresses set forth below under "-- Exchange Agent," or the guaranteed delivery procedures described below.

     DTC's Automated Tender Offer Program ("ATOP") is the only method of processing exchange offers through DTC. To accept the Exchange Offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system in place for sending a signed, hard copy of the Letter of Transmittal. DTC is obligated to communicate those electronic instructions to the Exchange Agent. To tender Original Notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the Exchange Agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the Letter of Transmittal.

     DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Original Notes in the Exchange Offer and
(i) whose Original Notes are not immediately available, or (ii) who cannot deliver their Original Notes (or complete the procedures for book-entry transfer), the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

          (a) the tender is made by or through an Eligible Institution;

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder of the Original Notes, the registration number or numbers of such Original Notes (if applicable), and the total principal amount of Original Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three business days after the Expiration Date, the Letter of Transmittal, together with the Original Notes in proper form for transfer (or a confirmation of a book-entry transfer into the Exchange Agent's account at DTC) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal, together with the certificate(s) representing all tendered Original Notes in proper form for transfer (or a confirmation of such a book-entry transfer) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three business days after the Expiration Date.

WITHDRAWAL RIGHTS

     Except as otherwise provided herein, tenders of Original Notes may be withdrawn at any time prior to the Expiration Date.

     To withdraw a tender of Original Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Original Notes to be withdrawn (the "Depositor"), (ii) identify the Original Notes to be withdrawn (including, if applicable, the registration number or numbers and total principal amount of such Original Notes), (iii) be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which such Original Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to permit the Trustee with respect to the Original Notes to register the transfer of such Original Notes into the name of the Depositor withdrawing the tender,
(iv) specify the name in which any such Original Notes are to be registered, if different from that of the Depositor, and (v) if applicable because the Original Notes have been tendered pursuant to the book-entry procedures, specify the name and number of the participant's account at DTC to be credited, if different than that of the Depositor.

     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Original Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Original Notes so withdrawn are validly retendered. Any Original Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection or termination of the Exchange Offer. Properly withdrawn Original Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue Exchange Notes for, any Original Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Original Notes, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any government agency with respect to the Exchange Offer that, in the Company's judgment, would reasonably be expected to materially impair the ability of the Company to proceed with the Exchange Offer, or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries; or

          (b) any change, or any development involving a prospective change, in the business or financial affairs of the Company or any of its subsidiaries has occurred that, in the Company's judgment, would reasonably be expected to materially impair the ability of the Company to proceed with the Exchange Offer; or

          (c) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted that, in the Company's judgment, would reasonably be expected to materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the holders of the Notes; or

          (d) any governmental approval has not been obtained, which approval the Company shall, in its judgment, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Company determines in its reasonable discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Original Notes and return all tendered Original Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Original Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Original Notes (see "-- Withdrawal Rights"), or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Original Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to holders of Original Notes, and the Company will extend the Exchange Offer for a period of time depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such period.

RESALES OF EXCHANGE NOTES

     The Company is making the Exchange Offer of the Exchange Notes in reliance on the position of the staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Commission, and subject to the two immediately following sentences, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is an Affiliate or a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Notes. However, any holder of Original Notes who is an Affiliate of the Company or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Notes, or any broker-dealer who purchased Original Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be entitled to tender such Original Notes in the Exchange Offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Notes unless such sale or transfer is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Original Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Original Notes for Exchange Notes (such broker-dealer being referred to herein as a "Participating Broker-Dealer"), then such Participating Broker-Dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of Exchange Notes.

     Each holder of Original Notes who wishes to exchange Original Notes for Exchange Notes in the Exchange Offer will be required to represent that (i) it is not an Affiliate, (ii) any Exchange Notes to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Notes, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Notes. The Letter of Transmittal contains the foregoing representations. In addition, the Company may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Original Notes to be exchanged in the Exchange Offer. Each Participating Broker-Dealer must acknowledge that it acquired the Original Notes for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. See "Plan of Distribution." The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Commission in the interpretive letters referred to above, the Company believes that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes received upon exchange of such Original Notes with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Notes. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Notes for a period of one year after the Expiration Date. See "Plan of Distribution." Any person, including any Participating Broker-Dealer, who is an Affiliate may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     In that regard, each Participating Broker-Dealer who surrenders Original Notes pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact that makes any statement contained in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained herein, in the light of the circumstances under which they were made, not misleading, or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Notes pursuant to this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Company has given notice that the sale of Exchange Notes may be resumed, as the case may be.

EXCHANGE AGENT

     The Bank of Nova Scotia Trust Company of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

                         For Information by Telephone:
                                 (212) 225-5427

                     The Bank of Nova Scotia Trust Company
                                  of New York
                           Corporate Trust Department
                                   23rd Floor
                               One Liberty Plaza
                               New York, NY 10006

          By Facsimile Transmission (for Eligible Institutions Only):
                                 (212) 225-5436
                            (Facsimile confirmation)
                                 (212) 225-5427

FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail. Additional solicitations may be made by officers and regular employees of the Company and its affiliates in person, by telegraph or telephone. The Company will not make any payments to brokers, dealers or other persons solicitating acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for out-of pocket expenses incurred by it in forwarding copies of this Prospectus, Letters of Transmittal and related documents to the beneficial owners of the Original Notes and in handling or forwarding tenders for exchange.

     The other expenses incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee and accounting and legal fees, will be paid by the Company. The Company will pay all transfer taxes, if any, applicable to the exchange of Original Notes pursuant to the Exchange Offer. If, however, Exchange Notes or Original Notes not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Original Notes tendered, or if tendered Original Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Original Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

     No gain or loss for accounting purposes will be recognized by the Company upon the consummation of the Exchange Offer. The expenses of the Exchange Offer will be amortized by the Company over the term of the Exchange Notes under generally accepted accounting principles in the United States.

CONSEQUENCES OF FAILURE TO EXCHANGE

     As a result of the making of the Exchange Offer, the Company will have fulfilled its obligations under the Registration Rights Agreement and holders of Original Notes who do not tender their Original Notes will not have any further registration rights under the Registration Rights Agreement or otherwise (subject to certain limited exceptions, if applicable). Accordingly, any holder of Original Notes that does not exchange that holder's Original Notes for Exchange Notes will continue to hold such untendered Original Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture, except to the extent such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer.

     The Original Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Original Notes may be resold only (i) to the Company, (ii) to a person who the holder reasonably believes is a qualified institutional buyer in compliance with Rule 144A, (iii) in an offshore transaction in compliance with Rule 903 or 904 of Regulation S under the Securities Act, (iv) pursuant to Rule 144 under the Securities Act, (v) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Company) or (vi) pursuant to an effective registration statement under the Securities Act and, in each case, in accordance with any applicable securities laws of any state of the United States. Accordingly, to the extent that Original Notes are tendered and accepted in the Exchange Offer, the trading market for the untendered Original Notes could be adversely affected.

                       SELECTED HISTORICAL FINANCIAL DATA

     The following table sets forth certain historical consolidated financial data for the Company as of and for each of the periods indicated. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's consolidated financial statements and notes thereto included elsewhere in this Prospectus.

                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                     PERIOD FROM
                                      INCEPTION
                                  (FEBRUARY 3, 1995)        YEARS ENDED
                                       THROUGH              DECEMBER 31,        QUARTER ENDED MARCH 31,
                                     DECEMBER 31,       --------------------    ------------------------
                                         1995             1996        1997         1997          1998
INCOME STATEMENT DATA:
  Revenues......................       $   152          $    575    $  1,567     $    433      $    184
  Net loss......................        (2,120)           (2,195)     (7,928)        (722)       (1,115)
  Net loss per common share.....         (0.23)            (0.17)      (0.24)       (0.03)        (0.03)
  Weighted average shares
     outstanding................         9,247            12,972      32,505       25,245        35,126
BALANCE SHEET DATA (END OF
  PERIOD):
  Cash and cash equivalents.....       $ 3,366          $ 10,620    $ 18,067     $ 11,637      $  8,725
  Total assets..................         4,170           235,501     291,914      192,295       292,020
  Current liabilities...........           120             2,806       8,205        1,903         6,531
  Minority interest.............            --             1,060       4,087        1,348         5,297
  Stockholders' equity..........         4,050           167,667     184,163      189,044       184,733
OTHER DATA:
  Ratio of earnings to fixed
     charges(1).................            (2)               (2)         (3)                        (3)

---------------

(1) For purposes of determining the ratios of earnings to fixed charges, earnings are defined as income (loss) before tax plus fixed charges. Fixed charges consist of capitalized interest and amortization of debt issuance costs.

(2) There were no fixed charges during this period.

(3) Earnings were insufficient to cover fixed charges during 1997 and the first quarter of 1998 by $687,000 and $436,000, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     Seven Seas is an independent international energy company engaged in the exploration, development and production of oil and natural gas in Colombia. The Company is the operator of an oil discovery ("Emerald Mountain") defined by two association contracts covering a total of approximately 109,000 contiguous acres in central Colombia. The Company has focused its efforts to date on delineating the oil and gas potential of Emerald Mountain from which there has been no commercial production pending construction of pipeline and other infrastructure facilities. The Company also has interests in three additional association contracts in Colombia, which, together with the Emerald Mountain association contracts, cover over one million gross acres. The Company also has certain other interests in Australia and Papua New Guinea. As a result of its focus on its Colombian properties, the Company is in the process of divesting or farming out its oil and gas interests in Australia and Papua New Guinea.

TERMS OF ASSOCIATION CONTRACTS AND RELATED MATTERS

     The Company has a 57.7% working interest (before Colombian government participation) in the Association Contracts. An association contract gives the parties to the contract a right to explore the contracted area and develop such petroleum as may be found therein. The Colombian government receives a royalty equal to 20% of production (after transportation costs are deducted). In the event of commerciality, Ecopetrol has the right to acquire an initial 50% working interest in the project. Ecopetrol's share of production and costs in the Dindal contract area will increase if and when a commercial field produces in excess of 60 MMBbls, up to a maximum interest of 70% if the field produces in excess of 150 MMBbls. In addition, Ecopetrol's share of production and costs in the Rio Seco contract area is also subject to increase if and when a commercial field produces in excess of 60 MMBbls, up to a maximum interest of 75% depending upon revenues and associated costs. Until commercial production is initiated, the Company expects that the working interest owners will fund all costs associated with the initiation of commercial production and that, upon such initiation, Ecopetrol's 50% share of such costs will be repaid through proceeds from their share of production.

     To date, all oil produced by the Company has been from production testing on Emerald Mountain. Upon the drilling of sufficient wells to reasonably define the hydrocarbon-producing area and acceptance by Ecopetrol that the field is capable of commercial production, oil produced from the Dindal and Rio Seco contract areas may be sold to Ecopetrol or to third parties and Ecopetrol may acquire their 50% working interest. In the event the production is required to satisfy internal demand for oil in Colombia, the Company may be required to sell some or all of its production to Ecopetrol at prevailing market prices.

COLOMBIAN TAXES

     The Company's net income, as defined under Colombian law, from Colombian sources is subject to Colombian corporate income tax at a rate of 35%. An additional remittance tax is imposed upon remittance of profits abroad at a rate of 7%.

ACCOUNTING POLICIES AND DEVELOPMENT STAGE ACCOUNTING

     The Consolidated Financial Statements and Notes thereto included herein have been prepared in accordance with generally accepted accounting principles in the United States.

     The Company's exploration and development activities have generated an insignificant amount of revenue, thus requiring the financial statements to be presented as a development stage enterprise. Accumulated losses are presented on the balance sheet as "Deficit accumulated during the development stage." The income statement presents revenues and expenses for each period presented and also a cumulative total of both amounts from the Company's inception. The statement of cash flows shows inflows and outflows for the each period presented and from the Company's inception. The statement of stockholders' equity presents the date and number of shares of each class of security issued for cash or other consideration and the dollar amount assigned. In addition, the notes to financial statements are required to identify the enterprise as development stage.

     The Company follows the full-cost method of accounting for oil and natural gas properties. Under this method, all costs incurred in the acquisition, exploration and development of oil and gas properties, including unproductive wells, are capitalized in separate cost centers for each country. Such capitalized costs include contract and concession acquisition, geological, geophysical and other exploration work, drilling, completing and equipping oil and gas wells, constructing production facilities and pipelines, and other related costs. As of December 31, 1996, unevaluated oil and gas interests included capitalized general and administrative costs of $0.1 million. No additional general and administrative costs were capitalized during 1997. The Company capitalized interest of $0.6 million in 1997.

     The capitalized costs of oil and gas properties in each cost center are amortized on the composite units of production method based on future gross revenues from proved reserves. Sales or other dispositions of oil and gas properties are normally accounted for as adjustments of capitalized costs. Gain or loss is not recognized in income unless a significant portion of a cost center's reserves is involved. Capitalized costs associated with the acquisition and evaluation of unproved properties are excluded from amortization until it is determined whether proved reserves can be assigned to such properties or until the value of the properties is impaired. If the net capitalized costs of oil and gas properties in a cost center exceed an amount equal to the sum of the present value of estimated future net revenues from proved oil and gas reserves in the cost center and the lower of cost or fair value of properties not being amortized, both adjusted for income tax effects, such excess is charged to expense.

     As of December 31, 1997, the Company's exploration and development activities have not generated significant revenues. As a result, the Company's historical results of operations have been presented as a development stage company; thus, period-to-period comparisons of such results and certain financial data may not be meaningful or indicative of future results. In this regard, future results of the Company will be materially dependent upon the success of the Company's Emerald Mountain operations.

RESULTS OF DEVELOPMENT STAGE OPERATIONS

  Three Months Ended March 31, 1998 as Compared to the Three Months Ended March 31, 1997

     To date, oil revenues and lease operating expenses pertained solely to the Company's share of crude oil produced during production testing of the Company's wells on Emerald Mountain. Revenues from oil sales were zero and $0.3 million for the quarter ended March 31, 1998 and 1997, respectively. Lease operating expenses were $0.2 million and $0.2 million for the quarter ended March 31, 1998 and 1997, respectively. The 1998 lease operating expenses represent such costs as tank rentals and other miscellaneous fixed costs.

     Interest income was $0.2 million for the quarter ended March 31, 1998 as compared to $0.1 million for the same period in 1997. The increase was the consequence of higher cash balances resulting from the private placements of the Company's securities.

     General and administrative costs were $1.1 million during the three months ended March 31, 1998 as compared to $0.9 million during the same period of 1997. The increase was primarily attributable to the expansion of the Company's operating activities and additions to its professional staff in the United States and Colombia.

     Depreciation and amortization was $0.1 million and zero for the quarter ended March 31, 1998 and 1997, respectively. The increase was primarily attributable to the amortization of costs incurred in issuing the Exchangeable Notes in August 1997 (see "Liquidity and Capital Resources" below). As of March 31, 1998, the Company has not recorded depletion of its proved oil and gas property as only insignificant quantities of oil have been produced during its production testing plan.

     The Company incurred net losses of $1.1 million and $0.7 million for the three months ended March 31, 1998 and 1997, respectively for the reasons indicated above.

  Year Ended December 31, 1997, 1996 and 1995

     Oil revenues and lease operating expenses pertained solely to the Company's share of crude oil produced during production testing of the Company's five completed wells on Emerald Mountain, which comprised four wells producing in 1997 and two wells producing in 1996. Revenues from oil sales were $0.8 million, $0.2 million, and zero in 1997, 1996, and for the period from inception on February 3, 1995 to December 31, 1995 (the "1995 Period"), respectively. Lease operating expenses were $0.9 million, $0.3 million and zero in 1997, 1996 and the 1995 Period, respectively.

     Colombian oil production (net to the Company, including minority interest) of 56,546 barrels and 14,188 barrels in 1997 and 1996, respectively, pertained solely to the Company's share of oil produced from production testing and was sold to Ecopetrol at an average price of $13.79 per barrel in 1997 and $16.47 per barrel in 1996.

     Interest income increased from $0.3 million in 1996 to $0.8 million in 1997. The increase was the consequence of higher cash balances resulting from the private placements of the Company's securities. The increase from $0.2 million for the 1995 Period to $0.3 million for the year ended December 31, 1996 was also the consequence of higher cash balances resulting from private placements of the Company's securities.

     General and administrative costs were $8.7 million in 1997 as compared to $2.5 million for 1996. The increase was primarily attributable to severance costs paid to former executive officers and recognition of compensation expense related to a change in the exercise period of stock options held by such executives. In addition, the Company expanded its operating activities and added to its professional staff in the U.S. and Colombia. General and administrative costs increased from $1.1 million for the 1995 Period to $2.5 million for the year ended December 31, 1996 primarily as a result of a full year of expenses incurred by the Company in 1996 as compared to 1995, and the increase in activities associated primarily with the acquisition of GHK Company Colombia ("GHK Colombia"), Esmeralda Limited Liability Company ("Esmeralda LLC"), and Cimarrona Limited Liability Company ("Cimarrona LLC").

     Depreciation and amortization remained constant at $0.1 million for the years ended December 31, 1996 and 1997. Depreciation and amortization increased from $37,671 for the 1995 Period to $0.1 million for the year ended December 31, 1996 primarily as a result of the acquisitions mentioned above and the inclusion of a full year of expenses incurred by the Company in 1996 as compared to 1995.

     The Company incurred net losses of $7.9 million and $2.2 million for the years ended December 31, 1997 and 1996, respectively, and $2.1 million for the 1995 Period.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's activities have been funded primarily by the proceeds from private placements of the Company's securities, including the Company's common shares, special warrants and special notes, from inception through March 31, 1998, resulting in aggregate cash proceeds of $48.1 million. In 1996, the Company acquired an additional 36.7% interest in the Association Contracts in Colombia in exchange for the issuance of the Company's securities valued at $153.1 million in the aggregate. From inception through March 31, 1998, the Company had capital expenditures of $32.6 million for the acquisition, exploration, and development of its oil and gas properties including $30.5 million with respect to its interests in Colombia and approximately $2.1 million, of which $1.1 million has been expensed, with respect to its interests in other countries. Such expense included $0.5 million for the cost of an option to acquire a 5% participating interest in three exploration blocks in North Africa and $0.6 million associated with a dry hole in the San Jorge Basin, Argentina. The Company's activities in North Africa and Argentina have been discontinued.

     The Company's primary capital commitments include Phases I and II of its Emerald Mountain development program. The Company's capital expenditures estimated for Phase I include $16.2 million for field development and delineation and $60.7 million for pipeline and production facilities, which is scheduled for completion in mid-1999. The Company's capital expenditures estimated for Phase II include $65.2 million for field development and delineation and $89.0 million for pipeline and production facilities, which is scheduled for completion in mid-2000. The Company had working capital of $13.9 million as of December 31,

1997. The Company believes that the net proceeds of the offering of Notes in May 1998 will be sufficient to fund the Phase I estimated capital expenditures; however, Phase II will require additional financing. Certain expenditures for Phase II are expected to occur during Phase I. In addition, the Company has budgeted approximately $9.0 million to participate in drilling a deep exploratory well on Emerald Mountain scheduled to be commenced in late 1998. The Company expects that additional amounts may be funded through cash from operations, joint ventures and other such arrangements, and debt or equity financing, although there can be no assurance that debt or equity financing will be available to the Company on economically acceptable terms. See
"Business -- Gathering and Pipeline System."

     Colombia. During 1998, the Company plans to redrill the El Segundo 3-E well and drill a total of seven additional wells on the Dindal and Rio Seco contract areas, begin construction of a 36-mile pipeline to provide transportation capacity of 50,000 Bbls/d, conduct seismic operations, and carry out other development activities for an aggregate estimated cost of $62.2 million. The pipeline is scheduled for completion in mid-1999. An exploratory well on the Company's non-operated Tapir contract area in Colombia commenced drilling in March 1998.

     For the years ended December 31, 1997 and 1996, the Company had oil sales of $0.8 million and $0.2 million, respectively, solely from production testing of the Company's five completed wells on Emerald Mountain, which comprised four wells producing in 1997 and two wells producing in 1996. Although the Company intends to continue to sell oil resulting from production tests, significant production is not expected until further evaluation and development of the field through the drilling of additional wells and construction of production facilities and pipelines. The Company has received preliminary plans for the construction of pipelines and production facilities, and permitting and final planning for pipelines and production facilities are now proceeding. Completion of the first phase of these facilities is scheduled for mid-1999.

     Australia and Papua New Guinea. The Company is in the process of eliminating any mandatory capital commitments outside of Colombia. In Papua New Guinea, the Company signed a farm-out agreement with ARCO Papua New Guinea Inc. whereby the Company will retain a 20% carried interest with no required capital expenditures. In the Perth Basin in Western Australia, the Company has signed a purchase and sale agreement with Forcenergy International Inc. in which the Company will exchange its 11.77% working interest for approximately $0.9 million. The Company will retain a small overriding royalty interest and will also be reimbursed approximately $0.3 million for certain capital expenditures. The agreement is pending its final approval by an aboriginal council in Western Australia. In the Bass Strait Basin offshore southeast Australia, the Company is seeking to farm out its interests. The Company has no required capital commitments for this prospect.

     Exchangeable Notes. In August 1997, the Company issued $25 million of Exchangeable Notes in a private transaction with institutional and accredited investors. Interest on the Special Notes is payable in arrears commencing on December 31, 1997, at a rate of 6% per annum on December 31 and June 30 in each year until maturity on August 7, 2003.

     The Exchangeable Notes are exchangeable for a like principal amount of Convertible Debentures on the earlier to occur of (i) the effectiveness of a registration statement under the Securities Act covering the issuance of the common shares and warrants upon conversion of the Convertible Debentures and compliance with certain Canadian securities requirements or (ii) August 7, 1998. The Convertible Debentures are convertible into Units consisting of a total of 2,173,913 common shares and warrants exercisable for 1,086,957 common shares. Each warrant is exercisable for one common share at an exercise price of $15 and will expire on August 7, 1998. Assuming exercise of all of the warrants, the Company will receive proceeds of $16 million. The Convertible Debentures are convertible into common shares at the option of the Company if a registration statement covering the common shares and warrants has been declared effective under the Securities Act and has been effective during the seven day notice period prior to the Company's exercise of its conversion rights, provided that the Company's shares have traded at or above U.S. $14.00 per share for 20 consecutive trading days on the Toronto Stock Exchange. The Exchangeable Notes are, and the Convertible Debentures will be, secured by a pledge of shares of certain of the Subsidiaries of the Company and are guaranteed by Seven Seas Petroleum Holdings Inc.

     Notes. In May 1998, the Company completed the offering of the Notes and received net proceeds of approximately $106 million, of which $37.8 million has been escrowed to provide for the first three years of interest payable on the Notes. Interest on the Notes is payable semi-annually on May 15 and November 15 of each year, commencing November 15, 1998. The Notes mature on May 15, 2005. The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after May 15, 2002, at the prescribed redemption prices, plus accrued and unpaid interest, Liquidated Damages and Additional Amounts, if any, to the date of redemption. Notwithstanding the foregoing, at any time prior to May 15, 2001, the Company may redeem up to 33 1/3% of the original aggregate principal amount of the Notes with a portion of the net proceeds of an Equity or Strategic Investor Offering, provided that at least 66 2/3% of the original aggregate principal amount of the Notes remains outstanding immediately after the occurrence of such redemption. The Notes may also be redeemed at the option of the Company, in whole but not in part, at any time at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, Liquidated Damages and Additional Amounts, if any, to the redemption date in the event of certain changes affecting withholding taxes applicable to certain payments on the Notes. Upon the occurrence of a Change of Control, (i) unless the Company redeems the Notes as provided in clause (ii) below, the Company will be required to offer to purchase the Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, Liquidated Damages and Additional Amounts, if any, to the date of purchase, and
(ii) the Company will have the option, at any time prior to May 15, 2002, to redeem the Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium and accrued and unpaid interest, Liquidated Damages and Additional Amounts, if any, to the date of redemption.

     Proposed Credit Facility. The Company currently is negotiating an agreement with Banque Paribas providing for a $25 million senior secured revolving credit facility. The revolving credit facility will have a term of three years. Borrowings under the facility will bear interest, at the Company's option, at LIBOR plus a margin of 2.75% or Citibank's base rate plus a margin of 1.00%; provided, however, that, the applicable margins for both LIBOR and base rate loans will increase by 1.25% under certain circumstances. An annual commitment fee of 0.50% will be payable on the unused available portion of the facility. In addition, the Company will pay a customary underwriting fee and other expenses in connection with the facility. The facility will be secured by certain assets of the Company, including the stock of certain of the Company's Subsidiaries. The facility will also contain certain restrictive covenants which impose limitations on the Company and its Subsidiaries, with respect to, among other things, (i) the creation of liens, (ii) mergers, acquisitions or dispositions of assets, (iii) incurrence of indebtedness, (iv) transactions with affiliates, (v) sale-leaseback transactions and (vi) dividends and other restricted payments. The covenants will not restrict the Company's ability to divest its interests in Papua New Guinea or in Australia. The credit facility will also require the Company to maintain a minimum current ratio, a minimum tangible net worth, and a minimum debt coverage ratio. The credit facility will contain customary events of default. While it is anticipated that the credit facility will be completed in the third quarter of 1998, no assurance can be made that the credit facility will be completed on the terms set forth above or on terms acceptable to the Company.

YEAR 2000 DISCLOSURE

     The "Year 2000 Issue" is a general term used to refer to certain business implications of the arrival of the new millennium. In simple terms, on January 1, 2000, all hardware and software systems which use the two-digit year convention could fail completely or create erroneous data as a result of the system failing to recognize the two digit internal date "00" as representing the Year 2000.

     The Company has only been formed in the last three years and is engaged solely in the exploration, development and production of oil and natural gas in Colombia. As such, the Company engages in few transactions and relies minimally on the hardware and software systems of third parties. Further, the Company's hardware and software systems are all new and widely utilized and the Company has been advised that all of these systems are Year 2000 compliant. The Company's dependence on information systems and other operating equipment that could potentially require remedial action to become Year 2000 compliant is low. Similarly, the Company does not believe that the risks of system malfunction resulting from the interrelationship of the Company's systems with those of customers, suppliers and contractors is significant. The risk of reasonably foreseeable operation disruptions and the corresponding legal risk of liability for disruptions caused by non-Year 2000 compliant systems are similarly not major concerns to the Company. Consequently, the Company does not believe that its internal systems and operations have any material issues with respect to Year 2000 compliance.

     The Company has not investigated the Year 2000 issue in respect of its customers, suppliers and contractors and, in particular in respect of the computer systems controlling the pipelines and distribution facilities with which the Company proposes to connect. The failure of any such entities to timely convert their computer systems or a conversion that is incompatible with the Company's systems could have a material adverse effect on the Company's business and future plans. While the Company will make every effort to evaluate for Year 2000 compliance the computer systems controlling these pipeline and distribution facilities, the Company may be subject to risks associated with the Year 2000 issue as well as substantial costs in respect of remediation of these systems. The Company will be reviewing the Year 2000 issue on an on-going basis internally and with suppliers, customers and contractors.

                                    BUSINESS

OVERVIEW

     Seven Seas is an independent international energy company engaged in the exploration, development and production of oil and natural gas in Colombia. The Company is the operator of an oil discovery ("Emerald Mountain") defined by two association contracts covering a total of approximately 109,000 contiguous acres in central Colombia. The Company has focused its efforts to date on delineating the oil and gas potential of Emerald Mountain. The five exploratory wells completed on Emerald Mountain have achieved maximum tested actual production rates ranging from 3,415 to 13,123 Bbls/d. The Company has produced over 300,000 barrels of oil during test production; however, continuous production of the oil field is scheduled to begin in mid- to late 1999. Except for additional production testing, management has made the decision to shut in the five completed wells until completion of the infrastructure necessary to produce, process and transport oil production from Emerald Mountain. The Company's 57.7% working interest in Emerald Mountain (before Colombian government participation) was acquired through a series of transactions from 1995 through 1997. The Company has interests in three additional association contracts in Colombia which, together with the Emerald Mountain association contracts, cover over one million gross acres. As of December 31, 1997 the Company's estimated net proved reserves attributable to the delineation of 14,459 acres of Emerald Mountain were 32.2 MMBbls with an SEC PV-10 of $144.9 million.

     Certain members of the Company's management have been involved in the Emerald Mountain project since its inception in 1992. The Company's executive officers average approximately 29 years of experience in the oil and gas industry, and predecessors of the Company have operated throughout the U.S. and Canada since 1959. As of June 15, 1998, the Company's officers and directors beneficially owned approximately 29% of the Company's outstanding common shares.

     The Company anticipates developing Emerald Mountain in two phases. Phase I of the development program includes development and delineation drilling and the construction of production facilities and a 36-mile pipeline, scheduled for completion in mid- to late 1999, which will allow Emerald Mountain production to reach an existing pipeline with approximately 50,000 Bbls/d of currently available transportation capacity. Phase II of the development program includes further development and delineation drilling, construction of production facilities and construction of a 45-mile pipeline to expand the capacity for production from the field. The Company has contracted for the basic and conceptual engineering of the transportation system, requested bids for tubular supplies and anticipates selecting a project manager in the near future and is preparing to solicit bids for the detailed engineering and construction of the pipeline. Prior to the issuance of the Original Notes, the Company had financed the operation, exploration and continued delineation of Emerald Mountain primarily with private offerings of equity and convertible debt, providing the Company with aggregate net proceeds of $47.0 million. The Company also issued
17.8 million common shares as consideration for a portion of its interest in Emerald Mountain. On May 7, 1998, the Company issued the Original Notes in a private placement and received net proceeds of approximately $106 million. Approximately $37.8 million of the net proceeds are being held in a separate account or in escrow to secure the first three years of interest payments on the Original Notes and the remaining proceeds will enable the Company to fund its operations and investments attributable to Phase I of the development program.

BUSINESS STRATEGY

     The Company's strategy is to maximize value, cash flow and profitability through: (i) continuing to develop and delineate Emerald Mountain; (ii) maintaining a balance between development activities that generate near-term cash flow and a longer-term exploration program; (iii) capitalizing on the relative advantages of Emerald Mountain compared to other areas in Colombia to achieve commercial production as soon as practicable; and (iv) mitigating the risks of foreign operations.

     Developing the Emerald Mountain Asset. As operator of Emerald Mountain, the Company's goal is to continue rapidly and efficiently its field development and delineation drilling program and to build the production facilities and pipeline infrastructure to allow its production to reach existing transportation lines for access to export markets.

     - Development and Delineation Drilling Activities. The Company's Phase I drilling program, which is scheduled to be completed by mid- to late 1999, includes capital expenditures of $16.2 million for Emerald Mountain field development and delineation for 1998 and 1999. The Company's Phase II drilling program, which is scheduled to be completed by mid-2000, includes capital expenditures of $67.9 million for Emerald Mountain field development and delineation for 1999-2000.

     - Pipeline and Infrastructure Activities. The Company is engaged in negotiations with leading oil pipeline, construction and engineering firms to construct its processing, storage and related facilities and a 36-mile pipeline from Emerald Mountain to a connection with the existing Oleoductos Alto Magdalena ("OAM") pipeline. Upon its scheduled completion in mid- to late 1999, the Phase I pipeline is expected to transport production from Emerald Mountain to the OAM pipeline, which has approximately 50,000 Bbls/d of currently available transportation capacity. The Company's 1998-1999 budgeted expenditures for these activities are approximately $60.7 million for Phase I. Phase II of the transportation plan provides for the construction of additional production facilities and a 45-mile pipeline, which will run parallel to the existing OAM pipeline. The completion of Phase II is scheduled to occur by mid-2000 and is designed to provide capacity of approximately 250,000 Bbls/d at a cost of $89.0 million to the Company. The Company may utilize joint ventures and other arrangements to reduce its capital outlays for pipeline infrastructure and production facilities related to Emerald Mountain.

     Balancing Development Activities with Exploration Program. The Company seeks to balance its development drilling program with an exploration program focused on delineating and extending the reservoir limits of Emerald Mountain. The Company utilizes advanced technology, including 2-D and 3-D seismic techniques as well as other proven exploratory and development analytical tools.

     Capitalizing on Favorable Operating Environment. The Company intends to capitalize on the relative advantages of the location and characteristics of Emerald Mountain, which it believes represents a more favorable operating environment than most other discoveries and producing fields in Colombia. These advantages include:

     - The productive Upper Cretaceous Cimarrona formation at Emerald Mountain is at the relatively shallow vertical depth of between approximately 6,000 and 7,500 feet and does not require the relatively more complicated and more expensive drilling procedures needed to reach the deeper formations that are found in many other areas of Colombia.

     - Emerald Mountain benefits from accessible terrain at an average of approximately 3,000 feet above sea level in a generally unforested area, which is served by a major highway and is located near the existing OAM pipeline.

     - Emerald Mountain is located 60 miles northwest of Bogota in the capital state of Cundinamarca in central Colombia, which has been characterized by greater civil and political stability and by a higher population density and military presence than more remote areas of Colombia.

     - Colombia is a relatively stable democracy with a long history of consistent GDP growth and an announced goal of aggressively expanding its oil exports. Colombia's sovereign U.S. dollar rating as of June 29, 1998 was Baa3/BBB-.

     Mitigating Risks of Foreign Operations. The Company seeks to mitigate operating and financial risks associated with operating in Colombia by: (i) building on its relationship with the Colombian government, which, through the Colombian national oil company ("Ecopetrol"), has the right to back in to an initial 50% working interest in Emerald Mountain upon its acceptance of a field as commercial; (ii) continuing the high level of involvement of the Company's Colombian advisory board consisting of prominent business and political leaders, all of whom are shareholders of the Company, who provide advice and facilitate operating in Colombia; (iii) building on existing favorable relationships with the local community by, among other initiatives, providing local employment as well as medical and educational assistance; (iv) employing local personnel with in-country oil and gas industry expertise; and (v) operating primarily in U.S. dollars with the right to expatriate profits from Colombia.

HISTORY

     Seven Seas became subject to the laws of the Yukon Territory in August 1996. Seven Seas was formed effective June 29, 1995 as a result of an amalgamation (the "Amalgamation"), under laws of the province of British Columbia, of Rusty Lake Resources Ltd. ("Rusty Lake") and Seven Seas Petroleum Inc. (the "Predecessor"), which was incorporated under the laws of British Columbia on February 3, 1995. Rusty Lake was formed effective January 31, 1993 by an amalgamation of Lithium Corporation of Canada, Limited and Stockgold Resources Inc. under the laws of Ontario.

     Seven Seas was formed to participate in exploration and development activities outside of North America. In August 1995, the Company purchased a 15.0% interest in Emerald Mountain from GHK Colombia, a subsidiary of The GHK Company L.L.C. In July 1996, the Company acquired an additional 36.7% working interest in Emerald Mountain through its acquisition of 100% of GHK Colombia and Esmeralda LLC and 63% of Cimarrona LLC. In March 1997, the Company acquired an additional 6.0% working interest in Emerald Mountain through its acquisition of Petrolinson S.A., resulting in the Company's current ownership of a 57.7% working interest in Emerald Mountain (before Colombian government participation). In connection with these acquisitions, the Company issued a total of 17.8 million common shares.

PROPERTIES

  COLOMBIA -- EMERALD MOUNTAIN

     Overview. The Company's Colombian operations are focused on Emerald Mountain. The Emerald Mountain discovery is located on two adjoining concession areas in central Colombia, approximately 60 miles northwest of Bogota. The concession areas are defined by the Association Contracts with Ecopetrol. The area is accessible via the main road between Bogota and Honda. The OAM pipeline is approximately 12 miles west of Emerald Mountain, at its nearest point, and provides an opportunity for oil transportation from Emerald Mountain, although currently available capacity is limited to 50,000 Bbls/d. The village of Guaduas lies within the block and provides infrastructure for the local economy, which is primarily agrarian in nature. The Company owns a 57.7% working interest in Emerald Mountain before Colombian government participation. The remaining interests are owned by MTV Investments Limited Partnership (9.4%) and Sociedad Internacional Petrolera, S.A. ("Sipetrol") (32.9%). Sipetrol is the international exploration and production subsidiary of the Chilean national oil company. As of December 31, 1997, the Company's estimated net proved reserves attributable to the delineation of 14,459 acres of Emerald Mountain were 32.2 MMBbls with an SEC PV-10 of $144.9 million.

     The Emerald Mountain geological structure is a large anticline. The primary oil reservoir is the Upper Cretaceous Cimarrona formation, which comprises both limestone and sandstone and is relatively under pressured. The Emerald Mountain reserves are located at vertical depths of between approximately 6,000 and 7,500 feet and are characterized by low sulfur content (less than 1%), low paraffin content and a medium gravity (18 degrees to 20 degrees API gravity).

     The Cimarrona formation at Guaduas is an intensely fractured, highly permeable oil reservoir with an average dip angle of 14 degrees. Special pressure test analysis indicates the reservoir to be connected in all directions by large fractures that allow hydrocarbons to flow readily through the reservoir. These highly permeable fractures in conjunction with the angle of the formation dip will allow the oil to be produced by a combination of efficient oil recovery mechanisms called gravity drainage and gravity segregation.

     Gravity drainage is a natural drive occurring when a well is drilled at a point lower than the surrounding areas of producing formations causing the oil to drain downhill into the well bore. Gravity drainage works particularly well when the rock is highly permeable as is the case in the Cimarrona formation at Guaduas Field.

     Gravity segregation is the separation of oil from gas by the force of gravity due to the density differences of the fluids. As the Cimarrona is produced the reservoir pressure is expected to decrease, resulting in gas being liberated from the oil. Due to the reservoir dip and the high permeability, the gas will readily flow up dip, forming a gas cap at the highest areas in the reservoir and allowing less gas to be produced with the oil in the producing wells located lower in the reservoir. Gas conservation is important because it provides energy to move the fluids through the reservoir into the producing wells. By conserving this energy, a higher fraction of the oil-in-place can be recovered without any type of pressure maintenance.

     Drilling activity. To date, nine wells have been drilled on the Dindal and Rio Seco contract areas. The first well, the Escuela 1, which was drilled in 1994 prior to the acquisition of an interest in Emerald Mountain by the Company, was plugged and abandoned as non-commercial. The discovery well on Emerald Mountain was the second well drilled on the Dindal block, the El Segundo 1-E. The El Segundo 1-E discovery well commenced drilling in December 1995 and reached total depth in mid-January 1996. The well reached the expected Cimarrona formation at a depth of 5,718 feet, but stopped drilling after penetrating only 88 feet of the Cimarrona formation due to circulation problems encountered while drilling. The well was then completed for testing in February 1996. Production testing produced oil at an actual maximum rate of 3,418 Bbls/d. A third well, the El Segundo 1-N, reached total drilling depth of 6,820 feet in November 1996. This well was intentionally deviated from the surface location of the El Segundo 1-E well to a bottom hole location approximately 2,000 feet north of the surface location. The well encountered approximately 450 feet of oil saturated and highly fractured Upper Cretaceous Cimarrona formation. During production testing, the El Segundo 1-N produced oil at an actual maximum rate of 8,948 Bbls/d. A fourth well, the El Segundo 1-S, was drilled and completed in September 1997 to a total depth of 6,920 feet. The bottom hole location of this well is approximately 2,000 feet south of the surface location of the El Segundo 1-E well. In October 1997, the Company conducted production testing which resulted in oil production at an actual maximum rate of 4,528 Bbls/d.

     In October 1997, the Tres Pasos 1-E well was drilled and completed at a vertical depth of 6,200 feet without evidence of any oil-water contact. This well was the first to be drilled on the Rio Seco contract area and was located approximately 1.6 miles northwest of the surface location of the El Segundo 1-E well. Production testing of the Tres Pasos 1-E well was completed in December 1997 and resulted in oil being produced at an actual maximum rate of 13,123 Bbls/d. Analysis of reservoir pressure data during production testing indicated pressure communication with the El Segundo 1 wells located to the southeast. Such pressure communication over a 1.6 mile distance support drilling results that indicate a consistently high and intensive degree of a well-connected fracture system indicating an extensive storage capacity and permeability within the area of the Cimarrona formation investigated during the production test.

     The sixth well to be drilled on Emerald Mountain, the El Segundo 2-E, completed drilling at a vertical depth of 6,292 feet in November 1997 on the Dindal contract area approximately 3.7 miles north of the surface location of the El Segundo 1-E discovery well. Production testing of the El Segundo 2-E was completed in January 1998 and resulted in a maximum actual production rate of 5,381 Bbls/d. Analysis of pressure data during production testing evidenced communication with the El Segundo 1-S well approximately 3.7 miles to the south. This data further confirmed the presence of a uniform and pervasive fracture system supporting the evidence for extensive storage capacity and permeability within the Cimarrona formation over the area investigated by the production testing.

     Drilling of the seventh well on Emerald Mountain and the second on the Rio Seco contract area, the Tres Pasos 2-E, commenced in December 1997 and was completed in February 1998 at a location approximately 5.6 miles northwest of the surface location of the El Segundo 1-E. This well was drilled to a vertical depth of 6,054 feet and encountered 290 feet of the Cimarrona formation with no evidence of any oil-water contact. Due to an operational problem that resulted from a failure to properly cement liner casing through the Cimarrona formation, the Company has decided to sidetrack and drill a new well bore. On May 5, 1998, the Company announced that the Tres Pasos 2-E sidetrack well had reached a total depth of 5,880 feet with a bottom hole location approximately 1,200 feet southeast of the original well base. The Company believes based on preliminary analyses, including oil shows while drilling, that the well should be productive.

     In November 1997, drilling commenced on the El Segundo 3-E well located approximately 2.8 miles south of the surface location of the El Segundo 1-E well. This well was the eighth well to be drilled on Emerald Mountain and the sixth to be drilled on the Dindal contract area. The drilling of the El Segundo 3-E was completed at a vertical depth of 8,021 feet in February 1998. The well encountered 292 feet of Cimarrona formation that exhibited similar characteristics in terms of lithology and fracturing as that exhibited in the previous seven wells. After the completion of drilling operations on the El Segundo 3-E, the Company experienced significant mechanical problems while attempting to complete the well for production testing. Due to a failure to effectively install the lower portion of the well casing, it was not possible to achieve sufficient communication with the Cimarrona formation to initiate production testing. The Company has temporarily abandoned the El Segundo 3-E well pending a scheduled return to this location in the third quarter of 1998.

     The Company moved the drilling rig to the surface location for the drilling of the El Segundo 6-E well located approximately 5.3 miles south of the surface location of the El Segundo 1-E well. The Company successfully completed drilling operations on the El Segundo 6-E well in June 1998. The El Segundo 6-E well reached a total depth from the surface of 8,713 feet. Preliminary analyses while drilling included the observation of highly fractured core samples and over 300 feet of Cimarrona formation with no indication of oil-water contact.

                                             MAXIMUM ACTUAL   MAXIMUM ACTUAL
                  DATE      VERTICAL DEPTH   OIL TEST RATE    GAS TEST RATE
  WELL NAME     COMPLETED       (FEET)        (BBLS/D)(1)        (MCF/D)                 DESCRIPTION
Escuela 1(2)         --            --                --               --       Non-commercial
El Segundo 1-E     2/96         5,718             3,415            1,350       Discovery well
El Segundo 1-N    11/96         6,820             8,948            3,500       Drilled from initial pad
El Segundo 1-S     9/97         6,920             4,528              451       Drilled from initial pad
Tres Pasos 1-E    10/97         6,200            13,123            6,000       Drilled 600' downdip to
                                                                               northwest of ES 1-E
El Segundo 2-E    11/97         6,292             5,381              826       Drilled 3.7 miles north of ES
                                                                               1-E; 1,168' below ES 1-N
El Segundo 3-E       (3)        8,021                (3)              (3)      Drilled 2.8 miles south of ES
                                                                               1-E and temporarily abandoned
Tres Pasos 2-E       (4)        6,054                (4)              (4)      Drilled 5.6 miles to northwest
                                                                               of ES 1-E

---------------

(1) References are from production testing only and are not necessarily indicative of flow rates that may be realized during commercial production. Production tests are conducted to obtain an indication of the flow capacity of individual wells and to give an indication of reservoir quality and extent. Actual producing rates from individual wells will depend on the results of an integrated reservoir study and an engineering production plan, which will incorporate data from all wells in the field in a development plan to maximize the economic recovery of oil from the reservoir.

(2) The Escuela 1 well, drilled in 1994, encountered Tertiary and Cretaceous shales and siltstones from surface to total depth. This predominantly shale section, emplaced by thrust faulting adjacent to the Cimarrona reservoir section, is believed to form the eastern critical element of the trap for the Cimarrona reservoir.

(3) While the anticipated Cimarrona formation was encountered, the Company experienced significant mechanical problems while attempting to complete the well for production testing and has temporarily abandoned the well pending a scheduled return to this location in the third quarter of 1998.

(4) Due to an operational problem that resulted from a failure to properly cement liner casing through the Cimarrona formation, the Company has decided to sidetrack and drill a new well bore. On May 5, 1998, the Company announced that the Tres Pasos 2-E sidetrack well reached a total depth of 5,880 feet with a bottom hole location approximately 1,200 feet southeast of the original well bore. The Company believes based on preliminary analyses, including oil shows while drilling, that the well should be productive.

     Prospect Geology. The Emerald Mountain structure is formed by a faulted anticlinal closure in the foot wall of the Bituima thrust fault system on the eastern side of the Magdalena river valley. The primary oil reservoir tested to date is the Upper Cretaceous Cimarrona formation which comprises both limestones and sandstones. These reservoir sequences are charged with oil generated from the immediately underlying Villeta (also called La Luna) shale which is considered the principal source rock for the oil accumulations throughout Colombia and Venezuela.

     The Cimarrona formation is seen in surface outcrop to the north and west of the structure, as well as in the Lasmo Madrigal #1 well, the AIPC Quina #1 well and the Company's five delineation wells completed as of March 1998. From this geologic control and completed well information, the Cimarrona is shown to be depositionally complex, with a high degree of fracturing consistent in directional orientation. The Cimarrona formation is on average approximately 290 feet in thickness and contains limestones, calcareous sandstones and siltstones.

     Evidence for the structural trap is found in both seismic data over the prospect and in surface geologic mapping. The trapping mechanism is believed to be formed by structural closure in three directions (north, south and west), and an imbricate fault within the Bituima thrust fault system to the east, which is evidenced in the Escuela 1 well which was drilled in 1994, prior to the acquisition of an interest in Emerald Mountain by the Company, and was plugged and abandoned as a non-commercial well. The Escuela 1 well is located 2.5 miles southeast of the El Segundo 1-E discovery well location and encountered Tertiary and Cretaceous shales and siltstones from surface to total depth. This predominantly shale section, emplaced by thrust faulting adjacent to the Cimarrona reservoir section, is believed to form the eastern critical element of the trap for the prospect.

     Terms of Association Contracts and Related Matters. Association contracts acquired from Ecopetrol, after receipt of the necessary approval by Colombian governmental authorities as well as the approval of the board of Ecopetrol, are mutually executed by the parties and subsequently recorded as a public deed in Colombia. Therefore, ownership of an association contract is protected by Colombian law.

     The Association Contracts were issued by Ecopetrol in March 1993 and August 1995, respectively, and provide generally for a six-year exploration phase followed by a 22-year production period, with partial relinquishments of acreage, excluding commercial fields, required commencing at the end of the sixth year of each contract. Under the terms of the Association Contracts, Ecopetrol will receive a royalty equal to 20% of production (after transportation costs are deducted) on behalf of the Colombian government and, in the event a commercially feasible discovery is made, Ecopetrol will acquire a 50% interest in the remaining production, bear 50% of the development costs, and reimburse the working interest owners, from Ecopetrol's share of future production, for 50% of the working interest owners' costs of certain exploration activities. Upon its acceptance of a field as commercial, Ecopetrol will acquire a 50% interest therein and the interests of the other parties to the contract, including the Company, will be reduced by 50%; all decisions regarding the development of a commercial field will be made by an Executive Committee consisting of representatives of the parties to the contract who will vote in proportion to their respective interests in such contract. Decisions of the Executive Committee will be made by the affirmative vote of the holders of over 50% of the interests in the contract.

     Under the terms of the Dindal Association Contract, Ecopetrol's interest in production and costs would increase after a commercial contract area produces in excess of 60 MMBbls. Such increases occur in 5% increments from 50% to 70% as accumulated production from any field increases in 30 million barrel increments from 60 million barrels to 150 million barrels. Under the terms of the Rio Seco Association Contract, after a commercial contract area produces in excess of 60 MMBbls, Ecopetrol's interest in production and costs would increase from 50% to 75% as the ratio of the accumulated income attributable to the parties to the contract other than Ecopetrol to the accumulated development, exploration and operating costs of such parties (less any expenses reimbursed by Ecopetrol) increases from a one-to-one ratio to a two-to-one ratio.

     Under the terms of the Association Contracts, in the event a discovery is made and is not deemed to be commercially feasible by Ecopetrol, the working interest owners may expend up to $2 million over a one-year period to further develop the field, 50% of which will be reimbursed if Ecopetrol subsequently accepts the commercial feasibility thereof. If Ecopetrol does not declare the field commercial, the working interest owners may continue to develop the field at its own expense. In such event, Ecopetrol will have the right to acquire a 50% interest therein upon payment of 200% of the amounts expended by the working interest owners, which payment may be made out of Ecopetrol's share of future production.

     The Company and the other working interest owners have paid all costs of the exploration program under the Association Contracts to date. Under the terms of the Dindal and Rio Seco Association Contracts, the Company and its partners are required to drill one well on each contract per year through 1999 and 2001, respectively, and will continue to bear all exploration costs relating to a field until such field is declared commercial. The Company plans to submit a commerciality application to Ecopetrol in the second quarter of 1998 with respect to its discovery. Such application is subject to approval by Ecopetrol, which has the right to reject or delay acceptance of commerciality or to accept commerciality and acquire a 50% working interest in the Association Contracts.

     GHK Colombia, a wholly owned subsidiary of the Company, serves as the operator of Emerald Mountain, pursuant to the terms of operating agreements between the Company, its respective subsidiaries and the other working interest owners. GHK Colombia has exclusive charge of carrying out the program of operations within the budgets approved by the Operating Committee and may demand payment in advance from each party of its respective shares of estimated monthly expenditures.

     Under the terms of a letter agreement dated September 11, 1992, as amended, between GHK Colombia and Dr. Jay Namson, the holders of interests in the Association Contracts, as a group, will be required to assign a 2% working interest in the Dindal Association Contract and the Rio Seco Association Contract to Dr. Namson after recovery from production of 100% of all costs incurred in connection with the exploration and development of the Dindal and Rio Seco contract areas since the completion of the first year work obligations under the Dindal Association Contract. Accordingly, when such costs have been recovered, the Company will be required to assign to Dr. Namson 2% of its interests prior to the acquisition of the 6% Petrolinson interest (or a 0.517% interest in the Association Contracts after adjusting for the acquisition of a 50% interest by Ecopetrol which is expected to occur prior to the assignment to Dr. Namson).

  COLOMBIA -- MONTECRISTO AND ROSABLANCA ASSOCIATION CONTRACTS

     The Company owns a 75% working interest in the contiguous Montecristo and Rosablanca association contract areas, which cover a total of approximately 692,000 gross acres in the northern Middle Magdalena Basin. During 1998, the Company expects to reprocess and evaluate 2-D seismic data on the Montecristo and Rosablanca contract areas.

  COLOMBIA -- TAPIR ASSOCIATION CONTRACT

     Overview. The Company acquired an 11.875% interest in the Tapir Association Contract (the "Tapir Association Contract") in April 1996. The Tapir contract area consists of 233,000 gross acres located in the Llanos Basin of east central Colombia and is crossed by two oil pipelines carrying production from nearby oil fields. Other interests in the Tapir Association Contract are held by Ampolex (56.25%), Mohave Oil & Gas Corp. (10.205%), Doreal Energy (11.67%) and Heritage Minerals (10%), which serves as the operator.

     Exploration Prospects. There are three exploration prospect types on the Tapir contract area: several conventional Llanos Basin small structural closures, a deep Paleozoic anomaly and two basal Cretaceous stratigraphic prospects. The small structural closures are relatively low risk, but are expected to have low reserve potential. The Paleozoic prospect is of geologic interest, but relies on unproven source and reservoir rocks and is therefore high risk until further geologic work can be completed. The geologic risk for the two

Cretaceous stratigraphic prospects depends on the effectiveness of the lateral seal between the Ubaque sandstone and the adjacent Paleozoic section.

     The Mateguafa prospect, one of the small structural closures in the central portion of the Tapir contract area, was selected as the first exploration drill site in the Tapir contract area. The Company participated in the Mateguafa well, drilling of which was completed in April 1998 to a total depth of 10,000 feet. Completion operations have been suspended until late 1998 due to the annual rainy season.

     Existing Well. In 1993, the Macarenas #1 well, a discovery well, was drilled on the Tapir contract area and produced 320 Bbls/d in a short-term test, but was not completed for production. Since the well was drilled and tested, additional oil pipeline infrastructure has been built in the area. The operator plans to place the well on long-term production test after the completion of the exploratory well to determine sustainable production rates and the extent of the reservoir.

     Terms of Tapir Association Contract. The Tapir Association Contract was effective on February 6, 1995 on terms substantially similar to the Rio Seco Association Contract. Heritage Minerals has completed a 51.5 square-mile seismic program in the contract area, which satisfied the work program for the first year of the Tapir Association Contract and part of the second year. The commitment for the second year well has been satisfied by the drilling of the Mateguafa well.

     The Company acquired its interest in the Tapir Association Contract in April 1996 in consideration for the payment of $0.1 million, which represents reimbursement for past seismic costs and permit administration, and its agreement to pay its proportionate share of the costs of a seismic program, the first exploratory well, the production test on the Macarenas #1 well (assuming the parties elect to proceed therewith) and certain additional costs to earn its interest in the Tapir Association Contract. The Company estimates that its proportionate share of these costs, which are required to be paid to retain its interest in the Tapir Association Contract, is approximately $0.4 million.

  AUSTRALIA

     The following is a description of the Company's interests in Australia, which the Company plans to divest or farm out.

     Perth Basin Permits. The Company holds an 11.77% working interest in Exploration Permit 381 ("EP381") and Exploration Permit 408 ("EP408"), both of which relate to properties that are located in the Perth Basin, Western Australia. Other interests in these permit areas are held by: Pennzoil (44.115%), Amity Oil (30.115%) and GeoPetro Company (14%).

     The Company has entered into a purchase and sale agreement with Forcenergy International Inc. with respect to the sale of its interests in EP 381 and EP 408 for approximately $0.9 million and will be reimbursed approximately $0.3 million for certain capital expenditures. The required consents of governmental authority and most third parties have been received. No absolute assurance can be given that the Company will complete this sale, which is subject to obtaining the final approval of an aboriginal council in Western Australia. Such approval is expected to be received by September 1, 1998. If the sale is denied, the Company will not have any continuing commitments for capital expenditures on this property.

     Bass Basin, Block T27P. The Company holds a 20% working interest in Block T27P, a 1,800,000 acre block in approximately 70 meters of water, in the Bass Basin, the central of three basins offshore southern Australia. The easternmost basin is the Gippsland Basin where BHP Petroleum and Esso have a series of large oil and gas fields. The westernmost basin is the Otway Basin, the site of recent gas discoveries by BHP Petroleum and others which will likely serve the South Australia and Victoria gas markets. Block T27P lies about halfway between the Victoria coast to the north and the Tasmania coast to the south (about 56 miles each way). The Bass Basin has been the site of a series of gas and oil shows and discoveries, including the Yolla Field, which is adjacent to Block T27P. The Yolla Field was discovered by Amoco in the mid-1980s and has not yet been fully appraised or developed.

     Globex Exploration, the operator of the permit with an 80% working interest, was granted the Offshore Petroleum Exploration Permit effective August 10, 1994 (the "Bass Basin Permit"). Globex completed a 620-mile 2-D seismic program on the block. The remaining work commitment on the block consists of a 3-D seismic survey and two exploration wells. Globex has selected a drillable prospect some 6.2 miles north of the Yolla Field and is seeking additional participants in the block to share the cost of an exploratory well which is estimated to be approximately $5 million. As suitable drilling rigs are not available in the near term, Globex has applied for a permit extension in the block until a suitable rig can be contracted.

     In March 1996, the Company acquired a six-month option to purchase its interest in the block for $0.3 million and exercised that option in September 1996. Pursuant to the terms of the option agreement, the Company may elect to farm out up to 50% of its interest in the Bass Basin Permit. In addition, if Globex Exploration and the other interest holders seek to enter into a farm-out, the Company has agreed to participate proportionally with such parties in such farm-out provided that its interest may not be reduced below 10%.

  PAPUA NEW GUINEA

     The Company holds 100% of exploration permit PPL-182 in southern Papua New Guinea effective June 11, 1996. The permit covers an area of 1,200,000 acres located both onshore and offshore in the Fly River Delta and the Gulf of Papua.

     Past exploration activity within PPL-182 has resulted in the acquisition of seismic data and the drilling of several exploratory wells. The Company's first year work program consisted of a geological and geophysical review of existing data. The Company has entered into an agreement with ARCO Papua New Guinea Inc. ("ARCO") for a farm out of its interest whereby ARCO will fund the Company's obligation for the twelve-month period ended July 1998 for an 80% interest in the subject exploration permit. In future periods, the Company has no obligation to expend funds but may be subject to a forfeiture of its interest should the Company decide not to continue to fund its remaining 20% interest. The Company anticipates in the future it will farm-out its 20% interest or relinquish its rights in the property.

OIL AND GAS RESERVES

     The following table sets forth estimated net proved oil and gas reserves of the Company, the estimated future net revenues before income taxes, the present value of estimated future net revenues before income taxes related to proved reserves and the standardized measure of discounted future net cash flows related to proved reserves, in each case as of December 31, 1997. All information in this Prospectus relating to estimated net proved oil and gas reserves and the estimated future net revenues and cash flows attributable thereto is based upon a report from Ryder Scott. All calculations of estimated net proved reserves have been made in accordance with the rules and regulations of the Commission.

                                                                 AS OF
                                                              DECEMBER 31,
                                                                  1997
Total net proved reserves:
  Oil (MBbls)...............................................      32,160
  Gas (MMcf)................................................          --
  Total (MBOE)..............................................      32,160
Net proved developed reserves:
  Oil (MBbls)...............................................      11,494
  Gas (MMcf)................................................          --
  Total (MBOE)..............................................      11,494
Estimated future net revenues before income taxes (in
  thousands)(1).............................................    $241,700
Present value of estimated future net revenues before income taxes
  (in thousands)(1)(2)......................................    $144,866
Standardized measure of discounted future net cash flows (in
  thousands)(1)(3)..........................................    $100,617

---------------

(1) Calculated using an oil price of $10.15 per barrel net of gravity adjustment and transportation costs.

(2) The present value of estimated future net revenues attributable to the Company's proved reserves was prepared using constant prices as of the calculation date, discounted at 10% per annum on a pre-tax basis (SEC PV-10).

(3) The standardized measure of discounted future net cash flows represents the present value of estimated future net revenues from proved reserves after income tax, discounted at 10% per annum.

     There are numerous uncertainties inherent in estimating quantities of proved reserves, future rates of production and the timing of development expenditures, including many factors beyond the control of the Company. The reserve data set forth herein represent only estimates. Reserve engineering is a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact manner, and the accuracy of any reserve estimate is a function of the quality of available data, engineering and geological interpretation and judgment and the existence of development plans. As a result, estimates of reserves made by different engineers for the same property will often vary. Results of drilling, testing and production subsequent to the date of an estimate may justify a revision of such estimates. Accordingly, reserve estimates generally differ from the quantities of oil and gas ultimately produced. Further, the estimated future net revenues from proved reserves and the present value thereof are based upon certain assumptions, including geological success, prices, future production levels and costs that may not prove to be correct. Predictions about prices and future production levels are subject to great uncertainty, and the meaningfulness of such estimates depends on the accuracy of the assumptions upon which they are based.

PRODUCTIVE WELLS

     The following table sets forth the productive oil and gas wells owned by the Company as of December 31, 1997:

                                                                     WELLS(1)
                                                           ----------------------------
                                                               OIL             GAS
                                                           ------------    ------------
                                                           GROSS    NET    GROSS    NET
Colombia.................................................    3      1.7      0      0.0
                                                             --     ---      --     ---
          Total..........................................    3      1.7      0      0.0

---------------

(1) One or more completions in the same well bore are counted as one well.

ACREAGE

     The following table sets forth estimates of the developed and undeveloped acreage for which oil and gas leases or concessions were held by the Company as of December 31, 1997.

                                              DEVELOPED                     UNDEVELOPED
                                     ---------------------------    ---------------------------
                                     GROSS ACRES    NET ACRES(1)    GROSS ACRES    NET ACRES(1)
Colombia...........................    14,459          8,343         1,019,371        601,329
Papua New Guinea...................        --             --         1,200,000      1,200,000
Australia..........................        --             --         2,394,546        429,978
                                       ------          -----         ---------      ---------
          Total....................    14,459          8,343         4,613,917      2,231,307

---------------

(1) New acres are based on the Company's respective working interests and, in Colombia, are before Colombian government participation. See
    "-- Properties."

DRILLING ACTIVITY

     The following table sets forth the number of wells drilled by the Company from inception through December 31, 1997:

                                                   EXPLORATORY                  DEVELOPMENT
                                            --------------------------   -------------------------
                                            PRODUCTIVE        DRY        PRODUCTIVE        DRY
                                            -----------   ------------   -----------   -----------
                                            GROSS   NET   GROSS   NET    GROSS   NET   GROSS   NET
Year ended December 31, 1997:
  Colombia................................    3     1.7     0      0.0     0     0.0     0     0.0
                                             ==     ===    ==     ====    ==     ===    ==     ===
Year ended December 31, 1996:
  Colombia................................    2     1.2     0      0.0     0     0.0     0     0.0
  Argentina...............................    0     0.0     1      0.3     0     0.0     0     0.0
                                             --     ---    --     ----    --     ---    --     ---
                                              2     1.2     1      0.3     0     0.0     0     0.0
                                             ==     ===    ==     ====    ==     ===    ==     ===
Year ended December 31, 1995:
  Australia...............................    0     0.0     1      0.1     0     0.0     0     0.0
                                             ==     ===    ==     ====    ==     ===    ==     ===

     Since December 31, 1997, the Company has drilled no gross productive exploratory wells, no gross nonproductive exploratory wells, no gross productive development wells, and no gross nonproductive development wells. In addition, the Company is currently drilling five gross exploration wells (2.9 net to the Company) and no gross development wells.

GATHERING AND PIPELINE SYSTEM

     Transportation and marketing of crude oil to be produced from Emerald Mountain is expected to be achieved through the construction of a 36-mile pipeline northwest from Emerald Mountain to connect to the existing OAM pipeline, a regulated common carrier, at the town of La Dorada along the Magdalena River Valley. This 36-mile pipeline, which is part of the Company's Phase I development plan, will have the capacity for 250,000 Bbls/d but will be constrained by the currently available capacity of 50,000 Bbls/d on the

OAM pipeline. The Company is negotiating with the operator of the OAM pipeline for the transportation of 50,000 Bbls/d on the OAM pipeline; however, a final contract has not been executed. Through the OAM pipeline, Emerald Mountain's production will be transported to pipeline terminal and storage facilities at Vasconia, which is located approximately 45 miles north of La Dorada. At Vasconia, crude oil from Emerald Mountain may then be shipped through the existing Oleoducto de Colombia ("ODC") and Oleoducto Central S.A. ("OCENSA") pipelines, regulated common carriers, to the port city of Covenas on the Caribbean for loading, export and sale. To avoid the capacity constraints on the OAM pipeline, the Company intends to build its Phase II pipeline from the end of its Phase I pipeline in La Dorada to Vasconia, where it will be able to utilize approximately 250,000 Bbls/d of currently available capacity on the ODC and OCENSA pipelines.

     Phase I of the transportation plan provides for the construction of compression, storage, separation, gas gathering and reinjection and other production facilities and a 24-inch buried pipeline from the center of the project northwest to connect to the OAM pipeline. The total cost of infrastructure and pipeline construction of the Phase I transportation plan is estimated to be $186.6 million, and the Company's share of such costs is estimated to be $60.7 million. The Company has contracted the basic and conceptual engineering of the transportation system, requested bids for the tubular supplies and anticipates selecting a project manager in the near future and is preparing to solicit bids for the detailed engineering and construction of the pipeline. Phase I is scheduled to be completed by mid- to late 1999.

     Phase II of the transportation plan provides for the construction of additional production facilities and a new 24-inch pipeline parallel to the existing OAM pipeline along the 45 miles from La Dorada to Vasconia. The completion of Phase II is scheduled to occur by mid-2000 and is designed to provide capacity for approximately 250,000 Bbls/d at a total cost of about $308.5 million with the Company's share at $89.0 million.

     Specifications, planning and engineering studies for the planned pipeline and associated compression facilities to be constructed from Emerald Mountain to Vasconia are being conducted by Brown & Root Energy Services and Technivance Brown & Root S.A., subsidiaries of Halliburton Company. Construction of additional pipelines beyond Phase I depends upon the negotiation and consummation of construction and financing arrangements, availability of excess capacity on existing pipelines and the completion of satisfactory contractual arrangements to obtain such capacity.

MARKETING

     Oil produced from the Dindal contract area to date under the long-term production tests has been sold to Ecopetrol. Upon Ecopetrol's declaration of the commerciality of the Company's discovery, oil produced from the Dindal and Rio Seco contract areas may be sold to Ecopetrol or to third parties. In the event the production is required to satisfy internal demand for oil in Colombia, the Company may be required to sell some or all of its production to Ecopetrol at prevailing market prices.

REGULATION

     The Company's operations are affected by political developments and laws and regulations in the areas in which it operates. In particular, oil and gas production operations and economics are affected by price controls, tax and other laws relating to the petroleum industry, by changes in such laws and by changing administrative regulations and the interpretations and application of such rules and regulations. Oil and gas industry legislation and agency regulation is periodically changed for a variety of political, economic, environmental and other reasons. Numerous governmental departments and agencies issue rules and regulations binding on the oil and gas industry, some of which carry substantial penalties for the failure to comply. The regulatory burden on the oil and gas industry increases the Company's cost of doing business.

     The Company's operations in Colombia are subject to a variety of national, provincial, and local environmental laws and regulations governing the discharge of materials into the environment, the disposal of oil and gas wastes, and the protection of human health and environmental quality. On the federal level, the Ministry of Environment regulates all activities that could have an adverse impact on the environment and natural resources of Colombia. The Ministry requires specific environmental licenses for a variety of oil and gas exploration and production activities, and individual licenses are issued only upon completion of a detailed environmental impact study. The Company has experienced and may continue to experience delays in obtaining the federal environmental licenses and other, local environmental permits required for expansion of its operations in Colombia. Nevertheless, the Company has obtained environmental licenses for its exploration and production activities in the Dindal and Rio Seco contract areas, and the Company is in the process of completing the environmental impact studies that must be performed in order to obtain an environmental license for Phase I of the transportation plan. In addition, the Company is currently planning to commence preparation of environmental impact studies required for the issuance of environmental licenses for exploration and production activities for the Rosa Blanca and Montecristo contract areas.

     The Company may be subject to fines or penalties for failure to comply with environmental laws and regulations, or the Company may be subject to extensive environmental clean-up obligations in connection with a release of regulated materials into the environment. In Colombia, the Company could be subject to extensive environmental clean-up obligations with respect to contamination at properties operated by the Company even if the contamination was created by previous owners or operators of the contaminated property. On March 18, 1998, the Ministry of the Environment provided notice of its intention to investigate alleged violations of environmental requirements with respect to location work on the Company's El Segundo-6E exploratory well. The Company responded promptly to the notice from the Ministry of the Environment by reporting that all of the alleged violations had been corrected. In a subsequent site visit, Ministry officials noted that the alleged violations had indeed been properly remedied. Although no assurances can be given, the Company does not expect any fines or penalties to be imposed in connection with the alleged environmental violations at the Company's El Segundo-6E well. Furthermore, no assurances can be given that new environmental requirements will not be imposed on the Company's operations and activities, and the Company cannot predict how environmental laws and regulations will be administered or enforced in the future in Colombia and the other countries in which the Company operates. Significant changes in environmental requirements or in the administration and enforcement of environmental laws and regulations in areas where the Company operates could have a material adverse effect on the Company.

COMPETITION

     The Company encounters competition from other oil and gas companies in all areas of its operations, including the acquisition of producing properties. The Company's competitors in Colombia include major integrated oil and gas companies and independent oil and gas companies. Many of its competitors are large, well-established companies with substantially larger operating staffs and greater capital resources than the Company's and which, in many instances, have been engaged in the oil and gas business for a longer time than the Company. Such companies may be able to offer more attractive terms in obtaining concessions for exploratory prospects and secondary operations and to pay more for productive properties and exploratory prospects and to define, evaluate, bid for and purchase a greater number of properties and prospects than the Company's financial or human resources permit. The Company's ability to acquire additional properties and to discover reserves in the future will be dependent upon its ability to evaluate and select suitable properties and to consummate transactions in this highly competitive environment.

EMPLOYEES

     At June 24, 1998 the Company had 52 full time employees, primarily professionals, including geologists, geophysicists, and engineers.

LEGAL PROCEEDINGS

     Petrolinson, S.A. and GHK Colombia (two of the Company's Subsidiaries), along with Norman Rowlinson (the former owner of Petrolinson, S.A.) and the heirs of Howard Thomas Corrigan, are defendants in a lawsuit recently filed in the civil circuit court of Santa Fe de Bogota, Colombia by the heirs of Nicolas Beltran Franco alleging that (i) a de facto company existed between Nicolas Beltran Franco and the defendants with regards to the exploration and production of the Dindal and Rio Seco contract areas and that

(ii) prior to the execution of the Dindal and Rio Seco Association Contracts the de facto company conducted exploration works in the Dindal and Rio Seco contract areas, resulting in the plaintiffs having the right to participate in income derived from the Dindal and Rio Seco contract areas. Despite the fact that none of the plaintiffs is a party to the Association Contracts, the plaintiffs are seeking 50% of the income generated by the alleged de facto company. It is unclear from the statements made in the lawsuit, however, what percentage of the Dindal and Rio Seco contract areas might be covered by the plaintiffs' claims made through the alleged defacto company.

     The Company's investigation of the claims made by the plaintiffs is in the early stages; however, the Company believes that this lawsuit is without merit and intends to defend the lawsuit vigorously. The Company believes that the outcome of this lawsuit will not have a material adverse effect on the Company. The Company's Colombian counsel, Raisbeck, Lara, Rodriguez & Rueda, members of the law firm of Baker & McKenzie, based on their review of the matter to date, are of the opinion that if the above-described claim is litigated to its conclusion it is remote that the plaintiffs in such lawsuit would succeed on the merits of their claim.

     Other than the foregoing, there are no material proceedings to which the Company is a party or to which any of its properties is subject.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information regarding each director and executive officers of the Company:

NAME                           AGE                       POSITION
Robert A. Hefner III.........  63    Chairman, Chief Executive Officer and Managing
                                       Director
Breene M. Kerr...............  68    Vice Chairman
Larry A. Ray.................  50    Director, Executive Vice President and Chief
                                     Operating Officer
Herbert C. Williamson, III...  49    Director, Executive Vice President and Chief
                                     Financial Officer
Brian F. Egolf...............  49    Director
Sir Mark Thomson, Bt.........  57    Director
Robert B. Panero.............  68    Director
Gary F. Fuller...............  61    Director
James Scarlett...............  44    Director

     Set forth below is a description of the backgrounds of the directors and executive officers of the Company.

     Robert A. Hefner III has served as Chairman of the Board, Chief Executive Officer and Managing Director of the Company since May 1997 and a director of the Company since November 1996. Since 1959, Mr. Hefner has been Owner and Managing Member of The GHK Company L.L.C., a private oil and gas exploration company. See "Related Transactions -- The GHK Transaction."

     Breene M. Kerr has served as Vice Chairman and director of the Company since June 1997. Since 1994, Mr. Kerr has served as general partner of Talbot Fairfield II L.P., an oil and gas exploration undertaking. From 1969 to 1995, he has served as Chairman and director of Kerr Consolidated, an equipment sales and leasing undertaking. Since 1993, Mr. Kerr has served as a director of Chesapeake Energy Corp., a publicly traded oil and gas exploration company.

     Larry A. Ray has served as Executive Vice President and Chief Operating Officer of the Company since September 1997 and as director of the Company since June 1997. Prior to joining the Company, he was Manager of The GHK Company L.L.C., where he had served in various capacities since 1990.

     Herbert C. Williamson, III has served as Executive Vice President, Chief Financial Officer and director of the Company since September 1997. From 1995 through September 1997, Mr. Williamson served as Director in the Investment Banking Department of Credit Suisse First Boston. He served as Vice Chairman and Executive Vice President of Parker & Parsley Petroleum Company, a publicly traded oil and gas exploration company (now Pioneer Natural Resources Company) from 1985 through 1995.

     Brian F. Egolf has been a director of the Company since November 1996. Mr. Egolf is President of Petroleum Management Corporation, a private oil and gas exploration company.

     Sir Mark Thomson, Bt. has been a director of the Company since June 1997. He is Managing Director of B&N Investments Limited, an investment management company.

     Robert B. Panero has been a director of the Company since June 1997. Mr. Panero is Founder and President of Robert Panero Associates, international strategic policy and project studies advisors.

     Gary F. Fuller has been a director of the Company since June 1997. Mr. Fuller is a Shareholder and Director of McAfee & Taft, attorneys-at-law.

     James Scarlett has been a director of the Company since June 1997. Mr. Scarlett is a Partner in McMillan Binch, a Canadian law firm.

     Each director holds office until the next annual meeting of stockholders for the election of directors and until his successor has been duly elected and qualified. Vacancies on the Board are filled by the remaining directors, and directors elected to fill such vacancies hold office until the next annual meeting of the Company's shareholders. Executive officers generally are elected annually by the Board of Directors to serve, subject to the discretion of the Board of Directors, until their successors are elected or appointed.

     There is no family relationship between any of the directors or between any director and any executive officer of the Company. For information regarding certain business relationships between the Company and certain of its directors and executive officers, see "Related Transactions."

COMMITTEES OF THE BOARD

     The Company has established three standing committees of the Board of
Directors: an Executive Committee, an Audit Committee and a Stock Option and Compensation Committee. Messrs. Hefner (Chairman), Kerr and Ray are members of the Executive Committee. Messrs. Kerr, Thomson and Scarlett are members of the Audit Committee. Messrs. Kerr, Egolf and Fuller are members of the Stock Option and Compensation Committee (the "Compensation Committee").

     The Executive Committee is delegated, during the intervals between the meetings of the Board of Directors, all the powers of the Board in respect of the management and direction of the business and affairs of the Company (except only those specified in Subsection 116(2) of the Yukon Business Corporation Act) in all cases in which specified direction in writing shall not have been given by the Board.

     The Audit Committee consults with the auditors of the Company and such other persons as the members deem appropriate, reviews the preparations for and scope of the audit of the Company's annual financial statements, makes recommendations concerning the engagement and fees of the independent auditors, and performs such other duties relating to the financial statements of the Company as the Board of Directors may assign from time to time.

     The Compensation Committee has all the powers of the Board of Directors, including the authority to issue shares or other securities of the Company, in respect of any matters relating to the administration of the Company's Amended 1996 Stock Option Plan, 1997 Stock Option Plan and compensation of officers, directors, employees and other persons performing substantial services for the Company. See "-- Executive Compensation -- Employee Benefit Plans."

DIRECTOR COMPENSATION

     Directors who are also officers or employees of the Company are not separately compensated for serving on the Board of Directors or as members of Board committees. Directors who are not officers or employees of the Company are eligible to participate in the Company's Amended 1996 Stock Option Plan and are reimbursed for their out-of-pocket expenses incurred in connection with their service as directors, including travel expenses. In June 1996, each non-employee director received a five-year option to purchase 10,000 common shares at an exercise price of $7.125 per share. In November 1996, upon their election as directors, Messrs. Hefner and Egolf each received a five-year option to purchase 50,000 common shares at an exercise price of $18.75 per share. In May 1997, each non-officer director received an option for 15,000 common shares at $10.90. Messrs. Hefner and Egolf declined to accept such options. In June 1997, the Company granted Mr. Ray an option to purchase 200,000 common shares at a price of $10.70 per share. Such options vest one-third immediately with the remaining vesting 50% at the end of one year from the date of grant and the remaining 50% at the end of the second year from the date of grant. On September 9, 1997, the Company granted Mr. Ray options to purchase an additional 200,000 common shares at a price of $13.23 per share. Such options vest one-third each on the third, fourth and fifth anniversaries of the date of grant. The Company granted options to the other directors as follows on July 17, 1997 at an exercise price of $10.70 per share: Mr. Hefner -- 300,000; Mr. Egolf -- 75,000; Mr.
Kerr -- 75,000; Mr. Fuller -- 75,000; Mr. Panero -- 50,000;

Mr. Scarlett -- 75,000; and Mr. Thomson -- 75,000. One-third of the options are vested immediately, with the remaining vesting 50% at the end of one year from the date of grant and the remaining 50% at the end of the second year from the date of grant. Mr. Panero's options will vest 50% at the end of one year from the date of grant and the remaining 50% at the end of the second year from the date of grant. Mr. Panero also received a payment of $37,500 in lieu of 25,000 options which would have vested immediately. In September 1997, the Company granted Mr. Williamson an option to purchase 500,000 Common Shares at an exercise price of $13.23 per share, of which options to purchase 150,000 Common Shares vested immediately, options to purchase 150,000 Common Shares vest on September 9, 1998 and options to purchase 50,000 Common Shares vest on each of September 9, 1999, 2000, 2001 and 2002, respectively. On November 25, 1997, the Company granted options at an exercise price of $18.55 per share to the directors: Mr. Hefner -- 150,000; Mr. Williamson -- 150,000; Mr.
Egolf -- 100,000; Mr. Kerr -- 75,000; Mr. Fuller -- 75,000; Mr. Panero --
25,000; Mr. Scarlett -- 25,000; Mr. Thomson -- 25,000; and Mr. Ray -- 150,000.
Such options vest one-third each on the first, second, and third anniversaries of the grant date. In each case, the Company granted these options at the approximate prevailing market price on the date of grant.

EXECUTIVE COMPENSATION

     The following table sets forth certain summary information concerning the compensation paid by the Company to its Chief Executive Officer and each of the other persons who served as executive officers of the Company whose annual salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1997 (the "Named Executive Officers"). The table does not include perquisites and other personal benefits for any individual for whom the aggregate amount of such compensation does not exceed the lesser of (i) $50,000 or (ii) 10% of individual combined salary and bonus for the Named Executive Officer in that year.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM COMPENSATION
                                                                         -----------------------------------
                                                                                  AWARDS             PAYOUTS
                                            ANNUAL COMPENSATION          -------------------------   -------
                                      --------------------------------   RESTRICTED    SECURITIES
                                                          OTHER ANNUAL     SHARES      UNDERLYING     LTIP      ALL OTHER
                                       SALARY    BONUS    COMPENSATION    AWARD(S)    OPTIONS/SARS   PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR     ($)       ($)        ($)(1)         ($)           (#)          ($)         ($)
Robert A. Hefner III.........  1997         --       --        --            --         450,000         --             --
  Chairman, Chief Executive    1996                                                      50,000(2)
  Officer and Managing
  Director
Malcolm Butler(3)............  1997   $ 13,301       --        --            --         200,000         --       $250,000
  Former Chief Executive
  Officer
Albert E. Whitehead(3).......  1997   $ 77,308       --        --            --          50,000(4)      --       $125,000(3)
  Former Chairman of the
  Board                        1996    150,000       --        --            --         185,000         --         14,634(5)
  and Chief Executive Officer  1995    125,000       --        --            --         200,000         --             --
Larry A. Ray(6)..............  1997   $139,062       --        --            --         550,000         --       $ 33,330(5)
  Executive Vice President,
  Chief Operating Officer and
  Director
John P. Dorrier(7)...........  1997   $107,981       --        --            --          40,000         --       $392,019
  Former Executive Vice        1996    120,000   83,520        --            --         151,000         --         11,707
  President                    1995     80,000                                          125,000

---------------

(1) The dollar value of perquisites and other personal benefits for each of the Named Executive Officers was less than established reporting thresholds.

(2) Mr. Hefner was granted options exercisable for 50,000 common shares at $18.75 per share for his participation as a member of the Board of Directors.

(3) On May 20, 1997, Mr. Whitehead resigned as an executive officer and director of the Company. The Company entered into a consulting agreement with Mr. Whitehead for a three-year term for $200,000 per annum. Mr. Malcolm Butler was named Chief Executive Officer of the Company in May 1997 and received options exercisable for 200,000 common shares at $10.90 per share, but resigned on May 20, 1997 when Mr. Hefner was named Chief Executive Officer. Mr. Butler received a lump sum payment of $250,000, representing one year's salary, as part of the settlement agreement with him.

(4) In May 1997, Mr. Whitehead was granted options exercisable for 50,000 common shares at $10.90 per share. As part of the arrangements surrounding the resignation of such person, the exercise period of the options for Mr. Whitehead was extended from 90 days to 18 months, which extension was approved by the shareholders at the Company's 1998 annual meeting.

(5) Consists solely of amounts contributed by the Company to the Named Executive Officer's account in the Company's 401(k) Plan.

(6) Represents salary received from commencement of employment through December 31, 1997 from the Company, which amount does not reflect an annual rate of compensation.

(7) Mr. Dorrier terminated his employment by the Company in September 1997 and received payment for the remainder of compensation due under his contract of employment. See "Employment Agreements" below.

OPTION/SAR GRANTS DURING 1997

     The following table sets forth information regarding individual grants of options by the Company during the fiscal year ended December 31, 1997 to each of the Named Executive Officers, and their potential realizable values.

                                             INDIVIDUAL GRANTS
                            ---------------------------------------------------
                             NUMBER OF                                             POTENTIAL REALIZABLE VALUE
                               SHARES       % OF TOTAL                             AT ASSUMED ANNUAL RATES OF
                             UNDERLYING    OPTIONS/SARS   EXERCISE                SHARE PRICE APPRECIATION FOR
                            OPTIONS/SARS    GRANTED TO    OR BASE                        OPTION TERM(1)
                              GRANTED      EMPLOYEES IN    PRICE     EXPIRATION   ----------------------------
                                (#)        FISCAL YEAR     ($/SH)       DATE         5%($)           10%($)
Robert A. Hefner III......    300,000          9.4%        10.70     07/17/2007    2,018,752       5,115,913
                              150,000          4.7%        18.55     11/25/2007    1,749,899       4,434,538
Malcolm Butler............    200,000          6.3%        10.90     05/01/2002      602,294       1,330,912
Albert E. Whitehead.......     50,000          1.6%        10.90     05/01/2002      150,573         332,728
Larry A. Ray..............    200,000          6.3%        10.70     06/12/2007    1,345,835       3,410,609
                              200,000          6.3%        13.23     09/09/2007    1,664,835       4,217,843
                              150,000          4.7%        18.55     11/25/2007    1,749,899       4,434,588
John P. Dorrier...........     40,000          1.3%        10.90     05/01/2002      120,459         266,112

---------------

(1) The assumed rates of annual appreciation are calculated from the date of grant through the assumed expiration date. Actual gains, if any, on option exercises and common share holdings are dependent on the future performance of the common shares and overall stock market conditions. There can be no assurance that the value reflected in the table will be achieved.

AGGREGATED OPTION EXERCISES DURING 1997 AND FISCAL YEAR-END OPTION VALUES

     The following table provides information related to options exercised by the Named Executive Officers during 1997 and the number and value of unexercised options held by the Named Executive Officers at year-end. The Company does not have any outstanding stock appreciation rights.

                                                     NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                            SHARES                  UNDERLYING UNEXERCISED             IN-THE-MONEY
                           ACQUIRED                OPTIONS, WARRANTS/SARS AT      OPTIONS, WARRANTS/SARS
                              ON        VALUE        FISCAL YEAR-END(#)(1)       AT FISCAL YEAR-END($)(2)
                           EXERCISE   REALIZED    ---------------------------   ---------------------------
          NAME               (#)       ($)(1)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
Robert A. Hefner III.....        0            0     150,000        350,000         685,000      1,370,000
Malcolm Butler...........        0            0     200,000              0       1,330,000              0
Albert E. Whitehead......        0            0     235,000              0       1,375,000              0
Larry A. Ray.............        0            0      66,666        483,334         456,662      1,777,338
John P. Dorrier..........  131,000    1,883,089     135,000              0         576,600              0

---------------

(1) Represents the difference between the exercise price of the option and the closing price on the date of exercise.

(2) Based on a closing price on December 31, 1997 of $17.55 per share.

EMPLOYMENT AGREEMENTS

     The Company and Mr. Dorrier entered into a three-year employment contract which provided that he would receive an annual base salary of $150,000 and, in the sole discretion of the Compensation Committee of the Board, could have received annual merit increases, annual bonuses and stock option awards. The contract could have been terminated for "cause" which includes death or serious incapacity and the executive officer could have resigned upon three months' prior written notice. The Company and Mr. Dorrier also entered into an agreement which provides for payments to the executive in the event there is a Change of Control (as defined) of the Company and the executive's employment is terminated
(i) by the Company within twelve months thereafter, (ii) by the executive within six months thereafter, or (iii) by the executive between six and twelve months after a Change of Control if a Triggering Event has occurred. In any such event, the executive shall be entitled to a payment equal to the aggregate salary payable for the remaining term of his employment agreement and the Company shall pay the executive's health insurance premium for a period of one year unless the executive has secured comparable health insurance prior thereto. If bonuses were paid by the Company for the year in which the executive's employment terminated, the executive shall be entitled to a bonus equal to the most recent annual bonus paid to him for each year or part of the year remaining on his employment agreement, provided that such bonus payment shall only be paid with respect to a year that the Company otherwise pays bonuses to some or all of its employees. In addition, all options held by the executive shall be extended until the earlier to occur of the expiration date of the option or eighteen months after the date of the termination of his employment by the Company or the date of his notice of intent to terminate his employment if he elected to resign. The agreement also provides that in the event the exercise price of any option granted simultaneously with the option issued to the executive is reduced, the exercise price of the executive's option shall also be reduced. As a result of the resignation by the directors of the Company in May 1997, a Change of Control occurred with respect to such officers. Mr. Dorrier terminated his employment with the Company in September 1997, and received payment for the remainder of compensation due under his contract of employment.

     The Company has entered into a five-year employment agreement with Larry A. Ray that provides for an annual base salary of $262,500 and, in the sole discretion of the Compensation Committee of the Board, Mr. Ray may receive annual merit increases, annual bonuses and stock option awards. As part of his employment agreement, Mr. Ray was granted options to purchase 200,000 common shares at an exercise price of $10.70 per share. One-third of the options vested immediately and the remainder vest one-half each on the first and second anniversaries of the date of grant. On September 9, 1997, the Company granted Mr. Ray options to purchase an additional 200,000 common shares at a price of $13.23 per share. Of the options granted to Mr. Ray, 95,000 are under the 1996 Stock Option Plan and 105,000 are subject to shareholder approval of the 1997 Stock Option Plan at the next annual or special meeting. Such options vest one-third each on the third, fourth, and fifth anniversaries of the date of grant. The employment agreement may be terminated for "cause" which includes death or serious incapacity. Under the terms of the employment agreement, Mr. Ray will receive payments equal to the amounts remaining to be paid under the agreement in the event of a "Change in Control" and his employment terminates for any reason, including resignation by Mr. Ray. For purposes of this agreement, the term "Change in Control" means (1) any merger, consolidation, or reorganization in which the Company is not the surviving entity (or survives only as a subsidiary of an entity), (2) any sale, lease, exchange, or other transfer of (or agreement to sell, lease, exchange, or otherwise transfer) all or substantially all of the assets of the Company to any other person or entity (in one transaction or a series of related transactions), (3) dissolution or liquidation of the Company, (4) any person or entity, including a "group" as contemplated by Section 13(d) of the Exchange Act, acquires or gains ownership or control (including without limitation, power to vote) of more than 45% of the outstanding shares of the Company's voting stock (based upon voting power), or
(5) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election cease to constitute a majority of the Board of Directors; provided, however, that the term "Change in Control" shall not include any reorganization, merger, consolidation, sale, lease, exchange, or similar transaction involving solely the Company and one or more previously wholly owned subsidiaries of the Company.

     The Company has entered into a five-year employment agreement with Mr. Herbert C. Williamson, III that provides for an annual base salary of $100,000, and, in the sole discretion of the Compensation Committee of the Board, Mr. Williamson may receive annual merit increases, annual bonuses and stock option awards. As part of his employment agreement, Mr. Williamson was granted options to purchase 500,000 common shares at an exercise price of $13.23 per share. Options to purchase 150,000 common shares vest immediately, options to purchase 150,000 common shares vest on September 9, 1998, and options to purchase 50,000 common shares each vest on September 9, 1999, 2000, 2001 and 2002, respectively. Of the options granted to Mr. Williamson 150,000 are under the 1996 Stock Option Plan and 350,000 are subject to approval of the 1997 Stock Option Plan by the stockholders at the next annual or special meeting. The remaining terms and conditions of Mr. Williamson's employment agreement are substantially similar to Mr. Ray's employment agreement.

EMPLOYEE BENEFIT PLANS

  AMENDED 1996 STOCK OPTION PLAN

     The Company's Amended 1996 Stock Option Plan provides a means whereby selected employees, senior officers and directors of the Company, or of any affiliate thereof, may be granted incentive stock options to purchase common shares of the Company in order to attract and retain the services or advice of such employees, senior officers and directors, and to provide added incentive to such persons by encouraging share ownership in the Company. The Amended 1996 Stock Option Plan may provide options to purchase up to 3,000,000 of the Company's common shares that are presently authorized but unissued or subsequently acquired by the Company. The Amended 1996 Stock Option Plan will terminate no later than June 10, 2006.

     Pursuant to the Board's authorization, the Amended 1996 Stock Option Plan is administered by the Compensation Committee. In the event a member of the Board or the Compensation Committee is eligible for options under the Amended 1996 Stock Option Plan, such member of the Board or Compensation Committee will not vote with respect to the granting of any option to himself or herself, as the case may be. The Compensation Committee has the authority, in its discretion, to determine all matters relating to options granted under the plan, including selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price, and all other terms and conditions of the options. Grants under the Amended 1996 Stock Option Plan do not have to be identical in any respect, even when made simultaneously. The Compensation Committee's interpretation and construction of any terms or provisions of the Amended 1996 Stock Option Plan on any option issued thereunder, or of any rule or regulation promulgated in connection therewith, will be conclusive and binding on all interested parties.

     Grants of incentive stock options may be made under the Amended 1996 Stock Option Plan only to an individual who, at the time the option is granted, is an employee, senior officer or director of the Company or an affiliate of the Company, as that term is defined in the Business Corporations Act (Yukon Territory), a trustee on behalf of such individual, or an entity, all of the voting securities of which are beneficially owned by an employee or director.

     The Compensation Committee will establish the maximum number of shares that may be reserved pursuant to the exercise of each option and the price per share at which such option is exercisable, provided that the number of shares that may be reserved pursuant to the exercise of such options and granted to any person shall not exceed 5% of the issued and outstanding share capital of the Company. Furthermore, the exercise price of such options must not be less than the closing price of the Company's shares on The Toronto Stock Exchange on the day immediately preceding the date of grant of such options. The Compensation Committee may establish the term of each option, but if not so established, the term of each option will be five years from the date it is granted, but in no event shall the term of any option exceed 10 years.

     Subject to any vesting schedule established by the Compensation Committee, each option may be exercised in whole or in part at any time and from time to time. Options must be exercised by delivery to the Company of a notice of the number of shares with respect to which the option is being exercised, together with payment of the exercise price. Payment of the option exercise price must be made in full at the time notice of exercise of the option is delivered to the Company and may be in cash or, to the extent permitted by the Compensation Committee and applicable laws and regulations, by delivery of Common Shares of the Company held by the optionee having a fair market value (as determined in the discretion of the Compensation Committee) equal to the exercise price. Payment by the optionee in Common Shares will not be accepted unless the optionee has owned the Common Shares for a period of at least 6 months.

     Options granted under the Amended 1996 Stock Option Plan may not be transferred, assigned, pledged, or hypothecated in any manner other than by will or by the applicable laws of descent and distribution and shall not be subject to execution, attachment, or similar process. In the event of death of an optionee, the option may be exercised by the personal representative of the optionee's estate or by the persons to whom the optionee's rights pass by will or by the applicable laws of descent and distribution.

     If the optionee's relationship with the Company or any affiliate ceases for any reason other than termination for cause, death, or total disability, and unless by its terms the option sooner terminates or expires, then the optionee may exercise, for a 90-day period thereafter that portion of the optionee's option that is exercisable at the time of such cessation, but the optionee's option shall terminate at the end of such 90-day period as to all shares for which it has not theretofore been exercised, unless such expiration has been waived in the agreement evidencing the option or by resolution adopted at any time by the Compensation Committee. Upon the expiration of the 90-day period following cessation of an optionee's relationship with the Company or an affiliate, the Compensation Committee has sole discretion in a particular circumstance to extend the exercise period following such cessation beyond such 90-day period, subject to any such extension being pre-cleared by the Toronto Stock Exchange. If an optionee is terminated for cause, any option granted under the Amended 1996 Stock Option Plan will automatically terminate as of the first discovery by the Company of any reason for termination for cause, and such optionee will thereupon have no right to purchase any shares pursuant to such option. "Termination for cause" means dismissal for dishonesty, conviction or confession of a crime punishable by law (except a minor violation), fraud, misconduct, or disclosure of confidential information.

     Subject to the terms and conditions and within the limitations of the Amended 1996 Stock Option Plan, the Compensation Committee may modify or amend outstanding options granted under the plan, subject to the prior approval of the Toronto Stock Exchange. The modification or amendment of an outstanding option will not, without the consent of the optionee, impair or diminish any of such optionee's rights or any of the Company's obligations under such option.

     The aggregate number and class of shares for which options may be granted under the Amended 1996 Stock Option Plan, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price), and each such option, must all be proportionately adjusted for any increase or decrease in the number of issued common shares of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any share dividend out of the ordinary course. In the event of a liquidation or reorganization of the Company in which the shareholders of the Company receive cash, shares, or other property in exchange for or in connection with their common shares, any option granted under the Amended 1996 Stock Option Plan will terminate, but the optionee will have the right immediately prior to such liquidation or reorganization to exercise his option to the extent the vesting requirements set forth in the option agreement have been satisfied. If the shareholders of the Company receive shares in the capital of another corporation in exchange for their common shares, all options granted under the Amended 1996 Stock Option Plan must be converted into options to purchase such other corporation's shares, unless the Company and such other corporation, in their sole discretion, determine that any or all such options must terminate in accordance with the foregoing provisions applicable to a liquidation or reorganization. The amount and price of such converted options must be adjusted in the same proportion as used for determining the number of shares the holders of the common shares receive in any such exchange. Unless accelerated by the Compensation Committee, the vesting schedule set forth in the option agreement will continue to apply to such converted options.

     The Board of Directors of the Company may at any time suspend, amend, or terminate the Amended 1996 Stock Option Plan, but in the case of amendments to the plan, such amendments must be pre-cleared with the Toronto Stock Exchange. Any amendment to the Amended 1996 Stock Option Plan that increases the number of shares that may be issued under the plan, changes the designation of the participants or class of participants eligible for participation in the plan, or otherwise materially increases the benefits accruing to the participants under the plan, must be approved by the holders of a majority of the Company's outstanding voting shares, voting either in person or by proxy at a duly held shareholders meeting, within 12 months before or after any such amendment.

  1997 STOCK OPTION PLAN

     The 1997 Stock Option Plan gives certain directors, officers, and employees of the Company, and its subsidiaries and affiliates an opportunity to develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may grant to certain directors, officers, and employees options to purchase up to an aggregate of 3,000,000 common shares of the Company common shares pursuant to the 1997 Stock Option Plan. Such common shares may consist of authorized but unissued common shares or previously issued common shares reacquired by the Company. The 1997 Stock Option Plan is an amendment and restatement of the plan as previously adopted by the Board on September 9, 1997, and supersedes and replaces in its entirety such previously adopted plan. The 1997 Stock Option Plan, as amended and restated, was approved by the Company's shareholders at the annual meeting in June 1998. Except with respect to options then outstanding, the 1997 Stock Option Plan, as amended and restated, will terminate upon and no further options will be granted thereunder after September 8, 2007.

     The 1997 Stock Option Plan is administered by the Compensation Committee, which has sole authority to select the optionees from among those individuals eligible under the plan and to establish the number of common shares which may be issued under each option. The maximum number of common shares that may be subject to options granted under the plan to an individual optionee may not exceed 5% of the Company's total common shares outstanding and during any calendar year may not exceed 1,000,000 (subject to adjustment under certain conditions described below). The Compensation Committee is authorized to interpret the 1997 Stock Option Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the plan, as it may deem advisable to carry out the plan. All decisions made by the Compensation Committee in selecting optionees, in establishing the number of common shares which may be issued under each option and in construing the provisions of the 1997 Stock Option Plan will be final.

     Options granted under the 1997 Stock Option Plan may be either incentive stock options, within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), ("Incentive Stock Options") or options which do not constitute Incentive Stock Options ("Non-Qualified Stock Options"). Incentive Stock Options may be granted only to individuals who are employees (including officers and directors who are also employees) of the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) of the Company at the time the option is granted. Non-Qualified Stock Options may be granted to individuals who are directors (but not also employees), officers and employees of the Company, any parent or subsidiary corporation of the Company, or any other affiliate of the Company. Options may be granted to the same individual on more than one occasion. No Incentive Stock Option will be granted to an individual if, at the time the option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless at the time such option is granted the option price is at least 110% of the fair market value of common shares subject to the option and such option by its terms is not exercisable after the expiration of five years from the date of grant.

     Each option that is an Incentive Stock Option and all rights granted thereunder will not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and will be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative. Each option that is a Non-Qualified Stock Option will bear the same transfer restrictions as an Incentive that Option except a Non-Qualified Stock Option may be assigned to a limited liability company or partnership if
(i) the terms of such transfer are approved in advance by the Compensation Committee, (ii) 95% or more of all the member or partnership interests in such limited liability company or partnership are held by the holder of the option and members of his family, determined in accordance with section 318(a)(1) of the Code, or trusts for their benefit, (iii) such limited liability company or partnership is treated as a partnership for federal income tax purposes, and
(iv) such limited liability company or partnership is controlled, directly or indirectly, as a fiduciary or otherwise, by the holder of the option.

     The purchase price of common shares issued under each option will be determined by the Compensation Committee, but such purchase price must not be less than the fair market value of common shares subject to the option on the date the option is granted. Each option must be evidenced by a written agreement between the Company and the optionee which shall contain such terms and conditions as may be approved by the Compensation Committee, provided that each such option must expire not later than 10 years after its date of grant. The terms and conditions of the respective option agreements need not be identical. An option agreement may provide for the surrender of the right to purchase shares of common shares under the option in return for a payment in cash or common shares equal in value to the excess of the fair market value of the common shares with respect to which the right to purchase is surrendered over the option price therefor ("Stock Appreciation Rights"), on such terms and conditions as the Compensation Committee in its sole discretion may prescribe. The Compensation Committee will retain final authority
(i) to determine whether an optionee will be permitted, or (ii) to approve an election by an optionee, to receive cash in full or partial settlement of such Stock Appreciation Rights. Moreover, an option agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of (plus cash if necessary) having a fair market value equal to such option price.

     Common shares with respect to which options may be granted are common shares as presently constituted, but if, and whenever, prior to the expiration of an option theretofore granted, the Company effects a subdivision or consolidation of common shares or the payment of a share dividend on common shares without receipt of consideration by the Company, the number of shares with respect to which such option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares will be proportionately increased, and the purchase price per share will be proportionately reduced, and
(ii) in the event of a reduction in the number of outstanding shares will be proportionately reduced, and the purchase price per share will be proportionately increased.

     If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares covered by an option theretofore granted will be adjusted so that such option will thereafter cover the number and class of shares and securities to which the optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the optionee had been the holder of record of the number of common shares then covered by such option. If the Company declares an extraordinary dividend, which arises from any sale or exchange of assets, payable in cash or any other property, then the purchase price per common share under any option theretofore granted shall be reduced by the amount of such extraordinary dividend payable on a common share if paid in cash or the fair market value (as determined by the Compensation Committee) of any property distributable on a common share if paid in kind.

     If in the event of any "Corporate Change," as defined in the 1997 Stock Option Plan, the Compensation Committee, acting in its sole discretion without the consent or approval of any optionee, will act to effect one or more of the following alternatives, which may vary among individual optionees and which may vary among options held by any individual optionee: (1) accelerate the time at which options then outstanding may be exercised so that such options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Compensation Committee, after which specified date all unexercised options and all rights of optionees thereunder will terminate, (2) require the mandatory surrender to the Company by selected optionees of some or all of the outstanding options held by such optionees (irrespective of whether such options are then exercisable under the provisions of the plan) as of a date, before or after such Corporate Change, specified by the Compensation Committee, in which event the Compensation Committee will thereupon cancel such options and the Company will pay to each optionee an amount of cash per common share according to a formula specified in the 1997 Stock Option Plan, (3) make any adjustments to options then outstanding as the Compensation Committee, in its sole discretion, deems appropriate to reflect such Corporate Change, or (4) provide that the number and class of shares covered by an option theretofore granted will be adjusted so that such option will thereafter cover the number and class of shares or securities or property (including, without limitation, cash) to which the optionee would have been entitled pursuant to the terms of any Corporate Change if, immediately prior to such Corporate Change, the optionee had been the holder of record of the number of common shares then covered by such option.

     The Board in its discretion may terminate the 1997 Stock Option Plan at any time with respect to common shares for which options have not theretofore been granted. The Board has the right to alter or amend the plan, or any part thereof from time to time. No change in any outstanding option will be made which would impair the rights of the optionee without the consent of such optionee. The Board may not make any alteration or amendment which would increase the aggregate number of common shares which may be issued pursuant to the provisions of the 1997 Stock Option Plan or change the class of individuals eligible to receive options under the plan without the approval of the shareholders of the Company.

                              RELATED TRANSACTIONS

THE GHK TRANSACTION

     In April 1996, the Company and GHK Colombia, an Oklahoma corporation controlled by Robert A. Hefner III, entered into a non-binding letter of intent governing a proposed acquisition by the Company of an additional 35% participating interest in the Association Contracts in consideration of the issuance of up to 16,000,000 common shares by the Company to three entities holding such interests or to their respective shareholders (collectively, the "GHK Transaction"). Effective July 26, 1996, pursuant to the terms of three separate share purchase agreements, the Company agreed to issue an aggregate of 16,777,143 common shares to nineteen unrelated parties, in consideration of the Company's acquisition of (a) 100% of the issued and outstanding shares of GHK Colombia, which serves as the operator under the Association Contracts and holds a 10.944% interest in such contracts, (b) 100% of the membership interests of Esmeralda LLC, which holds a 9.776% interest in the Association Contracts, and
(c) 62.963% membership interest in Cimarrona LLC, which holds a 25.38% interest in the Association Contracts. As a result of the transaction, the Company acquired an additional 36.7% indirect interest in the Association Contracts. As a condition to the GHK Transaction, the Company also entered into a registration rights agreement, escrow agreement, management agreement and voting support agreement, each of which is more particularly described below.

     Pursuant to the terms of the share purchase agreement between the Company and Robert A. Hefner III, the Company purchased 100% of the issued and outstanding shares of GHK Colombia from Mr. Hefner in consideration for the issuance of 5,002,972 Class A Preferred Shares Series 1 of the Company to him. Pursuant to the terms of the share purchase agreement between the Company and the members of Esmeralda LLC, the Company purchased 100% of the membership interests of Esmeralda LLC from such members in consideration for the issuance of an aggregate of 4,469,028 B Special Warrants (the "B Warrants") to such members. Pursuant to the terms of the share purchase agreement between the Company and the members of Cimarrona LLC, the Company purchased a 62.963% membership interest in Cimarrona LLC from such members in consideration for the issuance of an aggregate of 7,305,143 B Warrants to such members. The Preferred Shares and the B Warrants were issued at a deemed price per share of $9.125 which was based upon the closing price of the Company's common shares on the Canadian Dealer Network on July 26, 1996. Under the terms of the share purchase agreement each of the parties agree to indemnify the other for certain matters relating to the business prior to the transaction.

     Each B Warrant was exercisable into one Common Share without payment of additional consideration and was automatically converted into a Common Share, in accordance with the terms of the Company's Articles of Continuance, in February 1997. Each Preferred Share was entitled to one vote per share, was exercisable into one common share without payment of additional consideration and was also automatically converted into a common share, in accordance with the terms of the Company's Articles of Continuance, in February 1997.

     The shares of GHK Colombia and the 62.963% interest in Cimarrona were transferred to Seven Seas Petroleum Colombia Inc.; 50% of the membership interest in Esmeralda was transferred to Seven Seas Petroleum Colombia Inc.; and 50% of such membership interest was transferred to Seven Seas Petroleum Holdings, Inc., because a limited liability company was then required to have a minimum of two members.

     As a condition of completing the GHK Transaction, the Company also entered into a registration rights agreement with the holders of the B Warrants and the Preferred Shares which currently entitles such holders to notice of proposed public offerings or private placements by the Company under the Securities Act (Ontario) and to include common shares held by such holders in such offerings subject to limitations which may be imposed by the managing underwriter of any such offering.

     As a condition of the Company obtaining the consent of the Ontario Securities Commission to the GHK Transaction, the Company, the holders of Preferred Shares and B Warrants and the Montreal Trust Company of Canada, as trustee, entered into an escrow agreement dated July 26, 1996 (the "GHK Escrow Agreement") pursuant to which 70% of the securities issued by the Company in the GHK Transaction, or upon conversion or the securities issued therein, are held in escrow. An aggregate of 11,744,000 common shares are currently held in escrow and such common shares may not be sold, assigned, pledged, or transferred until released from escrow in accordance with the terms of the GHK Escrow Agreement. Shares held in escrow may be voted by the registered holders thereof. Pursuant to the terms of the GHK Escrow Agreement, the securities held in escrow shall be released as follows: (i) one-third of the securities deposited in escrow shall be released on each of July 26, 1997, 1998 and 1999 or (ii) the securities may be released in full if the Company or the owner of such securities provides the Ontario Securities Commission with technical reports acceptable to the director thereof that establish a determinate value as of April 26, 1996 for the interests in the Association Contracts transferred to the Company or its subsidiaries, of $118,908,000 or more. If interim technical reports establish a determinate value of less than $118,908,000 for such interests, proportionate releases from escrow may be permitted.

     Prior to the GHK Transaction, GHK Company L.L.C. ("GHK L.L.C."), an Oklahoma limited liability company, the principal owner of which is Robert A. Hefner III, provided administrative and management services to GHK Colombia in connection with its obligations as operator of the Dindal and Rio Seco contract areas. As a condition of completing the GHK Transaction, the Company, GHK Company Colombia and GHK L.L.C. entered into a management agreement pursuant to which GHK L.L.C. was retained by GHK Colombia to perform the duties and obligations of GHK Colombia under the Association Contracts and as operator of the Dindal contract area under the joint operating agreement dated August 1, 1996 (the "JOA"). GHK Colombia agreed to pay GHK L.L.C. a monthly sum equal to 100% of the overhead charges authorized under the JOA relating to such blocks (which costs are estimated to be approximately $15,000 per month) plus an additional $15,000 per month and to reimburse GHK L.L.C. for all expenses incurred in the performance of its duties under the management agreement. The costs and expenses under the JOA are paid by the interest holders under the Association Contracts proportionately to their percentage interests therein. From July 26, 1996 to June 30, 1997, GHK Colombia paid an aggregate of $374,109 to GHK L.L.C. for services provided under this agreement. The management agreement was terminated June 30, 1997.

     Under the terms of a voting support agreement executed in connection with the GHK Transaction, Seven Seas, Robert A. Hefner III, Breene M. Kerr, Albert E. Whitehead, George H. Plewes, and Timothy T. Stephens agreed to vote or cause to be voted all shares owned or controlled by them in favor of the slate of directors proposed by the Company's chief executive officer. The voting support agreement also provided that a sale by Messrs. Hefner and Kerr of a block of 10,000 common shares or more which were initially subject to the GHK Escrow Agreement, must first be offered to be made through Yorkton Securities, Inc. or such other investment dealer as may be designated by the Board of Directors or the securities sold would remain subject to the voting support agreement. In the event any such dealer was unable or unwilling to sell such securities in a timely manner at a price acceptable to the seller, the seller could sell to a third party without being subject to the voting support agreement provided that such sale was not to a person or one or more of a group of persons acting in concert, who was acquiring the securities of the seller in connection with a takeover bid, other than where such takeover bid was an offer made generally to the shareholders of the Company. The voting support agreement terminated on May 20, 1997.

     Prior to the GHK Transaction, neither Mr. Hefner, Mr. Egolf nor Mr. Kerr was affiliated with the Company. As a result of the GHK Transaction, Messrs. Hefner and Egolf were elected directors of the Company and Mr. Hefner and Mr. Kerr became substantial shareholders of the Company. In addition, as a result of an agreement between Mr. Hefner, in his capacity as the selling shareholder of GHK Colombia, the members of Esmeralda LLC and Cimarrona LLC (collectively, the "Sellers") and Mr. Egolf, the Sellers paid Mr. Egolf an aggregate of 83,886 B Warrants, which were subsequently converted into 83,886 common shares of which 58,720 shares were held in escrow pursuant to the GHK Escrow Agreement, as consideration for his services to the Sellers in connection with the GHK Transaction. As of December 31, 1997, 39,147 shares remained subject to the GHK Escrow Agreement.

TRANSACTIONS WITH FORMER DIRECTOR AND OFFICER

     Mr. Albert E. Whitehead, formerly Chairman and Chief Executive Officer of the Company and a director, may be deemed to be a promotor of the Company. In connection with the formation of the predecessor of the Company in February 1995, Mr. Whitehead received 1,000,000 common shares for a total consideration of $1.00. As of condition of the common shares being listed on the Toronto Stock Exchange ("TSE"), the TSE required Mr. Whitehead to place 500,000 common shares held by him in escrow in accordance with the TSE's founder stock policy. Under the terms of the escrow agreement dated January 21, 1997 (the "Founder's Escrow Agreement") between Mr. Whitehead, the Company and Montreal Trust Company of Canada as escrow agent, one-third of the shares subject thereto were to be released from escrow on each of June 29, 1996, 1997 and 1998 and, accordingly, no common shares are currently subject to the Founder's Escrow Agreement. For a description of the common shares and options held by Mr. Whitehead, see "Management -- Executive Compensation" and "Security Ownership of Certain Beneficial Owners and Management."

TRANSACTIONS WITH DIRECTOR AND OFFICER

     On November 1, 1997, the Executive Vice President and Chief Operating Officer obtained a $200,000 loan from the Company, which was approved by the disinterested members of the Board of Directors. This loan, which is secured by Mr. Ray's personal residence, bears a 6.06% interest rate and is due November 1, 2002.

     The Company's Chairman and Chief Executive Officer wholly owns GHK L.L.C. Effective July 1, 1997, the Company entered into an administrative service agreement with GHK L.L.C. The Company recognized $10,500 of expense in connection with this agreement in 1997. In addition, GHK L.L.C. pays certain miscellaneous costs incurred on behalf of the Company. The Company reimbursed GHK L.L.C. $381,267 and $288,505 in 1997 and 1996, respectively, for such costs. The Company believes the payments to GHK L.L.C. represent payment comparable to those that would have been made in an arm's length transaction.

     MTV Investments Limited Partnership ("MTV") owns 37.037% of Cimarrona LLC, an Oklahoma limited liability company. Cimarrona LLC is a consolidated subsidiary of the Company. Resulting from a cash call, MTV owed $541,000 to the Company at December 31, 1997.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of June 15, 1998, with respect to the beneficial ownership of the common shares, by (i) each person known by the Company to own beneficially more than 5% of the issued and outstanding common shares, (ii) each director of the Company and each of the Named Executive Officers, and (iii) all executive officers and directors of the Company as a group.

                                                              NUMBER OF
                                                                COMMON            PERCENT
                      BENEFICIAL OWNER                        SHARES(1)           OF CLASS
Robert A. Hefner III........................................   5,387,917(2)          15%
  c/o Seven Seas Petroleum Inc. Suite 960, Three Post Oak
  Central 1990 Post Oak Boulevard Houston, Texas 77056
Breene M. Kerr..............................................   2,793,417(3)           8%
  c/o Brookside Company 115 Bay Street Easton, Maryland
  21601
George Soros and Stanley F. Druckenmiller...................   3,058,000(4)           9%
  888 Seventh Avenue, 33rd Floor New York, New York 10106
Robert W. Moore.............................................   2,184,900              6%
  MTV Investments Limited Partnership 3600 West Main Street,
  Suite 150 Norman, Oklahoma 73072
Brian F. Egolf..............................................     126,386(5)           *
Sir Mark Thomson, Bt........................................     352,566(6)           1%
Robert B. Panero............................................         597(7)           *
Gary F. Fuller..............................................      27,000(8)           *
James Scarlett..............................................      25,000(8)           *
Herbert C. Williamson, III..................................     150,256(9)           *
Albert E. Whitehead.........................................     995,000(10)          3%
Malcolm Butler..............................................     200,000(11)          1%
Larry A. Ray................................................     173,886(12)          *
John P. Dorrier.............................................     140,000(13)          *
All Executive officers and directors as a group (12
  persons)..................................................  10,372,005(14)         29%

---------------

  *  Less than 1%

 (1) Unless otherwise indicated, each of the parties listed has sole voting and investment power over the common shares owned. The number of shares indicated includes, in each case, the number of common shares issuable upon exercise of options to purchase common shares ("Options") subject to the Amended 1996 Stock Option Plan and 1997 Stock Option Plan, to the extent that such Options are currently exercisable. For purposes of this table, Options are deemed to be "currently exercisable" if they may be exercised within 60 days following June 15, 1998.

 (2) Includes 150,000 common shares currently issuable upon exercise of Options, 15,000 shares held by an entity in which Mr. Hefner has a substantial interest and 3,360,607 common shares beneficially owned by Mr. Hefner and held in escrow pursuant to the GHK Escrow Agreement.

 (3) Includes 25,000 common shares currently issuable upon exercise of an Option, consists of 853,201 shares beneficially owned by a limited partnership in which Mr. Kerr serves as a general partner and includes 1,915,216 common shares held in escrow pursuant to the GHK Escrow Agreement.

 (4) Of the common shares identified, Mr. Soros, Mr. Druckenmiller, and Soros Fund Management LLC. may be deemed the beneficial owner of 1,258,700 common shares. Mr. Druckenmiller and Duquesne Capital Management, LLC may also be deemed the beneficial owner of the remaining 1,799,300 common shares.

 (5) Includes 12,650 common shares owned by a member of Mr. Egolf's family, 2,000 common shares owned by a trust for the benefit of members of Mr. Egolf's family, 50,000 common shares currently issuable upon exercise of Options and 39,147 shares held in escrow pursuant to the GHK Escrow Agreement.

 (6) Includes 25,000 common shares currently issuable upon exercise of an Option and 199,531 common shares held in escrow pursuant to the GHK Escrow Agreement.

 (7) Includes 234 common shares held by Mr. Panero's wife and 363 common shares held in escrow pursuant to the GHK Escrow Agreement.

 (8) Includes 25,000 common shares currently issuable upon exercise of Options.

 (9) Includes 150,000 common shares currently issuable upon exercise of Options.

(10) Includes 235,000 common shares currently issuable upon exercise of Options and 166,667 common shares held in escrow pursuant to the Founder's Escrow Agreement. Mr. Whitehead resigned as an officer and director of the Company in May 1997.

(11) Includes 200,000 common shares currently issuable upon exercise of Options.

(12) Includes 66,666 common shares currently issuable upon exercise of an Option and an additional 104,500 common shares owned by Mr. Ray's wife.

(13) Includes 135,000 common shares currently issuable upon exercise of Options.

(14) Includes 1,086,666 common shares currently issuable upon exercise of Options and an aggregate of 5,514,501 common shares and 166,667 common shares held in escrow pursuant to the GHK Escrow Agreement and the Founder's Escrow Agreement, respectively.

VOTING SUPPORT AGREEMENT

     Under the terms of a voting support agreement by and between the Company and Hazel Ventures Ltd., the sole shareholder of Petrolinson, S.A. ("Hazel Ventures"), Hazel Ventures agreed that prior to July 19, 1998, it will vote all common shares of the Company owned or controlled by it in favor of the slate of directors proposed by the Company's Chief Executive Officer and will require any purchaser of its shares to agree to be bound by the terms of the agreement unless the purchaser acquires the shares in the open market. Hazel acquired 1,000,000 common shares, or 2.9% of the Company's outstanding common shares, in exchange for the transfer of its ownership of Petrolinson, S.A., the holder of a 6% interest in the Association Contracts, to a subsidiary of the Company.

                      DESCRIPTION OF EXISTING INDEBTEDNESS

     Exchangeable Notes. In August 1997, the Company issued $25 million of Exchangeable Notes in a private transaction with institutional and accredited investors. Interest on the Exchangeable Notes is payable in arrears at a rate of 6% per annum on December 31 and June 30 in each year until maturity, commencing on December 31, 1997.

     A total of $13 million of the principal amount of the Exchangeable Notes was issued pursuant to an agency agreement dated July 2, 1997 and the remaining $12 million in principal amount of Exchangeable Notes was issued pursuant to a private placement subscription agreement with a single investor. The Exchangeable Notes were issued pursuant to a trust indenture made as of August 7, 1997 (the "Trust Indenture") between the Company and Montreal Trust Company of Canada.

     The Exchangeable Notes are exchangeable for a like principal amount of Convertible Debentures on the earlier to occur of (i) the effectiveness of a registration statement under the Securities Act, covering the issuance of the common shares and warrants upon conversion of the Convertible Debentures and the filing of a prospectus in compliance with certain Canadian securities requirements and (ii) August 7, 1998. The Convertible Debentures are convertible into Units at $11.50 per Unit, each Unit consisting of one common share and one-half of one warrant, for a total of 2,173,913 common shares and 1,086,957 warrants. Each warrant is exercisable pursuant to an indenture made as of August 7, 1997 between the Company and Montreal Trust Company of Canada for one common share at an exercise price of $15 and will expire on August 7, 1998. Assuming exercise of all of the warrants, the Company will receive proceeds of $16 million. The Convertible Debentures are convertible into Units at the option of holders at any time on the basis of one Unit for each $11.50 principal amount of Convertible Debenture outstanding and are convertible at the option of the Company if a registration statement and a prospectus covering the exchange into Convertible Debentures and, in the United States, the common shares and warrants have been declared effective under the Securities Act and certain Canadian securities laws and have been effective during the seven-day notice period prior to the Company's exercise of its conversion rights, provided that the Company's shares have traded at or above $14.00 per share for 20 consecutive trading days on the Toronto Stock Exchange. The Exchangeable Notes are, and the Convertible Debentures will be, secured by a pledge of shares of certain of the subsidiaries of the Company and are guaranteed by Seven Seas Petroleum Holdings, Inc. pursuant to a limited recourse guarantee security and pledge agreement made as of August 7, 1997 between the Company and Montreal Trust Company of Canada.

     The Exchangeable Notes and Convertible Debentures are subordinate in right of payment after default to any senior bank or financial institution financing (whether currently existing or subsequently arising) and rank pari passu (including the security interest thereon) with any subsequently issued non-convertible debentures. The Trust Indenture contains anti-dilution provisions and provision for adjustments in the class, number and price of common shares and warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the common shares of the Company, payment of stock dividends or the amalgamation or other reorganization of the Company.

     Proposed Credit Facility. The Company currently is negotiating an agreement with Banque Paribas providing for a $25 million senior secured revolving credit facility. The revolving credit facility will have a term of three years. Borrowings under the facility will bear interest, at the Company's option, at LIBOR plus a margin of 2.75% or Citibank's base rate plus a margin of 1.00%; provided, however, the applicable margins for both LIBOR and base rate loans will increase by 1.25% under certain circumstances. An annual commitment fee of 0.50% will be payable on the unused available portion of the facility. In addition, the Company will pay a customary underwriting fee and other expenses in connection with the facility. All indebtedness under the credit facility will be guaranteed subject to funding, by certain of the Company's Subsidiaries. The facility will be secured by certain assets of the Company, including the stock of certain of the Company's Subsidiaries. The facility will also contain certain restrictive covenants which impose limitations on the Company and its Subsidiaries, with respect to, among other things, (i) the creation of liens,
(ii) mergers, acquisitions or dispositions of assets, (iii) incurrence of indebtedness, (iv) transactions with affiliates, (v) sale-leaseback transactions and (vi) dividends and other restricted payments. The credit facility will also require the

Company to maintain a minimum current ratio, a minimum tangible net worth, and a minimum debt coverage ratio. The credit facility will contain customary events of default. While it is anticipated that the credit facility will be completed in the third quarter of 1998, no assurance can be made that the credit facility will be completed on the terms set forth above or on terms acceptable to the Company.

                              DESCRIPTION OF NOTES

GENERAL

     The Original Notes were issued pursuant to the Indenture between Seven Seas and the Trustee in a private transaction that was not subject to the registration requirements of the Securities Act. The Exchange Notes will be issued under the Indenture, which will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and prospective Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement of such terms. The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. A copy of the Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. Definitions of certain capitalized terms used in the Indenture and in the following summary are set forth below under "-- Certain Definitions."

     The Notes represent senior obligations of Seven Seas, ranking pari passu in right and priority of payment with all existing and future senior Indebtedness of Seven Seas and senior in right and priority of payment to all Indebtedness of Seven Seas that is expressly subordinated to the Notes. On a pro forma basis after giving effect to the issuance of the Original Notes and the application of the net proceeds therefrom, as of December 31, 1997, Seven Seas would have had outstanding approximately $135.0 million of Indebtedness, including $25.0 million of secured convertible Indebtedness represented by the Exchangeable Notes. Seven Seas' Subsidiaries would have had approximately $7.0 million of outstanding liabilities, including trade payables (but excluding the guarantee by Seven Seas Petroleum Holdings Inc. of $25.0 million in aggregate principal amount of the convertible Exchangeable Notes issued by Seven Seas).

     The Notes will be effectively subordinated to any and all existing and future secured Indebtedness of Seven Seas, including Indebtedness under the proposed credit facility, to the extent of the value of the assets securing such Indebtedness. The Notes will be effectively senior to other senior Indebtedness of Seven Seas to the extent of the value of the Pledged Securities. See
"-- Pledged Securities." The Notes will be effectively subordinated to all liabilities of Seven Seas' Subsidiaries that are not Guarantors and to all existing and future secured Indebtedness of Seven Seas' Subsidiaries that are Guarantors, to the extent of the value of the assets securing such Indebtedness. On the date of this Prospectus, none of Seven Seas' subsidiaries have guaranteed Seven Seas' obligations under the Notes. However, the Indenture provides that if any Restricted Subsidiary guarantees the payment of any Indebtedness of Seven Seas (other than any guarantee of the Notes and the guarantee of the Exchangeable Notes or the Convertible Debentures by Seven Seas Petroleum Holdings Inc.) or any Indebtedness of any Guarantor at any date subsequent to the Issue Date, then Seven Seas will cause the Notes to be equally and ratably guaranteed by such Restricted Subsidiary on a senior or pari passu basis. In such event, Seven Seas' obligations under the Notes may be fully and unconditionally guaranteed on a senior or pari passu basis, jointly and severally, by each Restricted Subsidiary of Seven Seas that executes and delivers a supplemental indenture to the Indenture pursuant to the terms of the covenant described below under the caption "-- Certain Covenants -- Covenant to Enter into Subsidiary Guarantees." The Indenture permits the future incurrence of certain additional Indebtedness by Subsidiaries of Seven Seas pursuant to the covenant described under "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

     Any Original Notes that remain outstanding after the completion of the Exchange Offer, together with the Exchange Notes issued in connection with the Exchange Offer, generally will be treated as a single class of securities under the Indenture.

     As of the date hereof, all of Seven Seas' Subsidiaries constitute Restricted Subsidiaries for the purposes of the Indenture. Under certain circumstances, Seven Seas will be able to designate future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

PRINCIPAL, MATURITY AND INTEREST

     The Notes are limited in aggregate principal amount to $110 million and will mature on May 15, 2005. Interest on the Notes will accrue at the rate of 12 1/2% per annum and will be payable semi-annually, in arrears on May 15 and November 15, commencing on November 15, 1998, to Holders of record on the immediately preceding May 1 and November 1. Interest on the Exchange Notes will accrue from the date of issuance of the Original Notes, May 7, 1998. Consequently, Holders who exchange their Original Notes for Exchange Notes will receive the same interest on November 15, 1998 that they would have received had they accepted the Exchange Offer. Interest will be computed on the basis of a 360-day year comprising twelve 30-day months. Principal, premium, if any, Liquidated Damages and Additional Amounts, if any, and interest on the Notes are payable at the office or agency of Seven Seas maintained for such purpose within the City and State of New York or, at the option of Seven Seas, payment of Liquidated Damages and Additional Amounts, if any, or interest may be paid on Certificated Notes by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments with respect to Global Notes and Certificated Notes the Holders of which have given wire transfer instructions to Seven Seas and its paying agent prior to the applicable record date for such payment will be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by Seven Seas, Seven Seas' office or agency will be the office of the Trustee maintained for such purpose. Seven Seas may change such office or agency without prior notice to Holders of the Notes, and any of its Subsidiaries may act as Paying Agent or Registrar. The Notes are issuable only in denominations of $1,000 and integral multiples thereof.

PAYMENT OF ADDITIONAL AMOUNTS

     All payments of principal of, premium, if any, and interest on, each Note and Liquidated Damages, if any, will be made free and clear of, and without withholding or deduction for or on account of, any current or future taxes, levies, imposts, deductions, withholdings, collections, duties, assessments or charges of whatever nature and any fines, penalties, interest or liabilities with respect thereto imposed, levied, collected, withheld or assessed by or on behalf of Canada, the Cayman Islands, Colombia or any other jurisdiction with which Seven Seas or any Guarantor has any connection (including any jurisdiction from or through which payments under the Notes or the Subsidiary Guarantees are made) or any political subdivision or authority therein or thereof having power to tax (referred to herein as a "Tax" or "Taxes"), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction for or on account of any Tax is required (excluding any Taxes imposed on a Holder by the jurisdiction (or by a political subdivision thereof) under the laws of which (or under the laws of a political subdivision of which) the Holder is organized or if such Holder is an individual, the jurisdiction (or by a political subdivision thereof) of which such Holder is a citizen or resident (such excluded Taxes are referred to herein as "Excluded Taxes")), Seven Seas will pay such additional amounts ("Additional Amounts") as will result in receipt by each Holder of any Note of such amounts as would have been received by such Holder or the beneficial owner with respect to such Note had no such withholding or deduction of Taxes been required, provided that:

          (a) No Additional Amounts shall be payable for or on account of any Tax which would not have been imposed but for:

             (1) the existence of any present or former connection between such Holder or the beneficial owner of such Note and Canada, the Cayman Islands, Colombia or any other jurisdiction with which Seven Seas or any Guarantor has any connection (including any jurisdiction from or through which payments under the Notes or the Subsidiary Guarantees are made) or any political subdivision or authority therein (other than merely holding such Note), including, without limitation, such Holder or the beneficial owner of such Note being or having been a national, domiciliary or resident of or treated as a resident thereof or being or having been present or engaged in a trade or business therein or having had a permanent establishment therein; or

             (2) the presentation of such Note (where presentation is required) more than 30 days after the date on which the payment in respect of such Note became due and payable or provided for, whichever is later, except to the extent that such Holder would have been entitled to such Additional Amounts if it had presented such Note for payment on any day within such period of 30 days; or

             (3) the failure of such Holder or the beneficial owner of such Note to comply with a request by Seven Seas addressed to such Holder (A) to provide information concerning the nationality, residence or identity of such Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

             (4) the Holder not dealing at arm's length with Seven Seas (within the meaning of the Income Tax Act (Canada)) at the time the payment to which the Additional Amounts relate was made;

             (5) any combination of items (1), (2), (3) and (4); and

          (b) No Additional Amounts shall be payable to any Holder who is not the beneficial owner of such Note (including a fiduciary or partnership) to the extent that the beneficial owner of such Note would not have been entitled to such Additional Amounts had it been the Holder of the Note.

     In the event that Seven Seas fails to pay any Taxes (other than Excluded Taxes) when due to the appropriate taxing authority and a Holder is subsequently assessed by such taxing authority in respect of such Taxes, Seven Seas shall pay such Taxes assessed to the taxing authority. In the event that a Holder previously shall have paid such Taxes to the taxing authority, Seven Seas shall promptly indemnify and reimburse such Holder in respect of all such Taxes so paid plus interest at the rate borne by the Notes.

     Whenever there is mentioned, in any context, the payment of principal, premium or interest in respect of any Note or the net proceeds received on the sale or exchange of any Note, such mention shall be deemed to include the payment of Additional Amounts provided for in the Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the Indenture.

OPTIONAL TAX REDEMPTION

     The Notes will be redeemable, at the option of Seven Seas, in whole, but not in part, upon giving not less than 30 nor more than 60 days' notice to the Holders (which notice shall be irrevocable), at 100% of the principal amount thereof, premium, if any, plus accrued and unpaid interest, Liquidated Damages and Additional Amounts, if any, to the date fixed for redemption, if (i) as a result of any change in or amendment to the laws, treaties, regulations or rulings of Canada, the Cayman Islands, Colombia or any other jurisdiction with which Seven Seas or any Guarantor has any connection (including any jurisdiction from or through which payments under the Notes or the Subsidiary Guarantees are made) or any political subdivision or authority therein or thereof having power to tax, (or of any political subdivision or taxing authority thereof or therein) or any change in official position regarding the application or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) that is proposed and becomes effective on or after the date of the Indenture, in making any payment due or to become due under the Notes or the Indenture, Seven Seas is or would be required on the next succeeding interest payment date to pay Additional Amounts and (ii) such obligation cannot be avoided by Seven Seas taking reasonable measures available to it (which shall not include the substitution of another Person as obligor under the Notes). No such notice of redemption shall be given earlier than 90 days prior to the earliest date on which Seven Seas would be obligated to pay such Additional Amounts if a payment in respect of such Notes were then due. Prior to the publication or mailing of any notice of redemption of the Notes as described above, Seven Seas must deliver to the Trustee an Officers' Certificate to the effect that Seven Seas' obligation to pay Additional Amounts cannot be avoided by Seven Seas taking reasonable measures available to it. Seven Seas will also deliver an opinion of an independent legal counsel of recognized standing stating that Seven Seas would be obligated to pay Additional Amounts due to the changes in laws, treaties, regulations or rulings. The Trustee will accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent set forth in clauses (i) and (ii) above, in which event it will be conclusive and binding on the Holders.

  OPTIONAL REDEMPTION

     Except as set forth in "-- Optional Tax Redemption" and as set forth below, the Notes will not be redeemable at Seven Seas' option prior to May 15, 2002. Thereafter, the Notes will be subject to redemption for cash at the option of Seven Seas, in whole or in part, upon not less than 30 nor more than 60 days' notice to each Holder of Notes to be redeemed, at the following redemption prices (expressed as percentages of principal amount thereof) if redeemed during the 12-month period beginning on May 15 of each of the years indicated below, in each case together with any accrued and unpaid interest and Liquidated Damages and Additional Amounts, if any, thereon to the applicable redemption date:

YEAR                                                          PERCENTAGE
2002........................................................   106.250%
2003........................................................   103.125%
2004........................................................   100.000%

     Notwithstanding the foregoing, from time to time on or before May 15, 2001, Seven Seas may (but will not have the obligation to) redeem for cash up to 33 1/3% of the original aggregate principal amount of the Notes at a redemption price of 112.500% of the principal amount thereof, in each case plus any accrued and unpaid interest and Liquidated Damages and Additional Amounts, if any, thereon to the redemption date, with the net proceeds of any Equity or Strategic Investor Offering; provided that at least 66 2/3% of the original aggregate principal amount of the Notes remains outstanding immediately after the occurrence of each such redemption and that no more than one-half of the net proceeds of such Equity or Strategic Investor Offering are used to effect such redemption; and provided, further,that each such redemption will occur within 60 days of the date of the closing of any such Equity or Strategic Investor Offering.

     If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee will deem fair and appropriate; provided that no Notes of $1,000 in original principal amount or less will be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions of them called for redemption unless Seven Seas defaults in the payment thereof.

     If a Change of Control occurs prior to May 15, 2002, the Company may redeem all, but not less than all, of the Notes at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption, and Additional Amounts and Liquidated Damages, if any, then due (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Within 30 days following any Change of Control, Seven Seas shall mail a notice ("Change of Control Notice") to each Holder describing the transaction or transactions that constitute the Change of Control and either (i) provided such Change of Control occurs prior to May 15, 2002, notifying the Holders that it is redeeming all of the Notes, or (ii) offering to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes as described in "Repurchase at the Option of Holders -- Change of Control" below. If Seven Seas elects to redeem the Notes, Seven Seas shall be obligated to redeem the Notes no later than 90 days after the Change of Control.

ELIGIBLE SECURITIES

     As required by the Indenture, on the Issue Date Seven Seas purchased Eligible Securities in an amount that will be sufficient upon receipt of scheduled interest and principal payments on such securities to provide for payment in full of the first two regularly scheduled interest payments due on the Notes on November 15, 1998 and May 15, 1999. Seven Seas used approximately $13.5 million of the net proceeds of the offering of the Original Notes to acquire the Eligible Securities. Seven Seas deposited the Eligible Securities in the Eligible Securities Account.

     Immediately prior to the date of each of the first two regularly scheduled interest payments, the Company may either deposit with the Trustee, from funds otherwise available to the Company, cash sufficient to pay the interest scheduled to be paid on such date, or the Company may withdraw from the Eligible Securities Account proceeds sufficient to pay the interest then due. In the event that the Company exercises the former option, the Company may withdraw proceeds or Eligible Securities from the Eligible Securities Account in a like amount. A failure by the Company to pay either of the first two regularly scheduled interest payments due on the Notes in a timely manner will constitute an immediate Event of Default under the Indenture, with no grace or cure period.

     Interest earned on the Eligible Securities may be withdrawn by the Company from the Eligible Securities Account and used for the Company's general corporate purposes so long as after giving effect to such withdrawal, the Eligible Securities Account continues to hold funds and Eligible Securities in an amount sufficient to provide for payment in full of the first two regularly scheduled interest payments due on the Notes (or, in the event that the first regularly scheduled interest payment has been made, an amount sufficient to provide for payment in full of the second regularly scheduled interest payment). The Company is obligated to maintain such amounts in the Eligible Securities Account at all times prior to the payment in full of the second regularly scheduled interest payment on the Notes. At any date, the Company is permitted to reinvest the Eligible Securities held in the Eligible Securities Account in other Eligible Securities so long as, after giving effect to such reinvestment, the amount of Eligible Securities held in the Eligible Securities Account is sufficient, upon receipt of scheduled interest and principal payments on such securities, to provide for payment of the remaining regularly scheduled interest payments to be made through May 15, 1999.

     Seven Seas has covenanted in the Indenture not to permit its current assets less current liabilities (exclusive of any Eligible Securities shown on the balance sheet of Seven Seas) to be less than (i) $10.0 million prior to November 15, 1998 and (ii) $5.0 million thereafter to May 15, 1999.

     Unlike the Pledged Securities described under "-- Pledged Securities," the Eligible Securities and the Eligible Securities Account do not constitute security for the Notes. Accordingly, any Eligible Securities in the Eligible Securities Account, upon a bankruptcy of the Company or similar event, will be available to the general creditors of the Company as well as the Holders of the Notes. The Company is prohibited, however, from incurring or suffering to exist any Lien on, or with respect to, the Eligible Securities and the Eligible Securities Account.

     Upon payment of the first two regularly scheduled interest payments due on the Notes in a timely manner, the Company's obligation to hold Eligible Securities in the Eligible Securities Account will terminate.

PLEDGED SECURITIES

     As also required by the Indenture, on the Issue Date Seven Seas purchased and pledged to the Trustee, as security for the benefit of the Holders, Pledged Securities in an amount that will be sufficient upon receipt of scheduled interest and principal payments on such securities to provide for payment in full of the four scheduled interest payments due on the Notes from November 15, 1999 through May 15, 2001. Seven Seas used approximately $24.3 million of the net proceeds of the offering of the Original Notes to acquire the Pledged Securities.

     The Pledged Securities have been pledged by Seven Seas to the Trustee for the benefit of the Holders pursuant to a Collateral Pledge and Security Agreement, a copy of which is filed as an exhibit to the

Registration Statement, and are being held by the Trustee in the Pledge Account. Immediately prior to the payment date of each of the four regularly scheduled interest payments on the Notes from November 15, 1999 to May 15, 2001, Seven Seas may either (a) deposit with the Trustee from funds otherwise available to Seven Seas cash sufficient to pay the interest scheduled to be paid on such date or (b) direct the Trustee to release from the Pledge Account proceeds sufficient to pay interest then due on the Notes. In the event Seven Seas exercises the option described in clause (a) above, Seven Seas may direct the Trustee to release to Seven Seas a like amount of proceeds from the Pledge Account. A failure to pay interest on the Notes in a timely manner on any of the four scheduled interest payment dates from November 15, 1999 through May 15, 2001 will constitute an immediate Event of Default under the Indenture, with no grace or cure period.

     Interest earned on the Pledged Securities will be added to the Pledge Account. In the event that the funds or Pledged Securities held in the Pledge Account exceed the amount sufficient, based on the report of an internationally recognized firm of independent public accountants selected by Seven Seas, to provide for payment in full of the four regularly scheduled interest payments due on the Notes from November 15, 1999 to May 15, 2001 that remain unpaid, the Trustee will be permitted to pay to Seven Seas at Seven Seas' request, any such excess amount. The Notes are secured by a first priority security interest in the Pledged Securities and in the Pledge Account, and Seven Seas is prohibited from incurring or suffering to exist any other Lien on or with respect to the Pledged Securities or the Pledge Account. The Pledged Securities and the Pledge Account also secure the payment of the principal amount, premium, if any, Liquidated Damages and Additional Amounts, if any, on the Notes.

     Once Seven Seas makes the scheduled interest payments due on the Notes from November 15, 1999 through May 15, 2001, all of the remaining Pledged Securities, if any, will be released from the Pledge Account and distributed to Seven Seas, and thereafter the Notes will be unsecured.

PROVISION FOR SUBSIDIARY GUARANTEES

     On the date of this Prospectus, none of Seven Seas' subsidiaries have guaranteed Seven Seas' obligations under the Notes. However, the Indenture provides that if any Restricted Subsidiary guarantees the payment of any Indebtedness of Seven Seas (other than any guarantee of the Notes and the guarantee of the Special Notes or the Convertible Debentures by Seven Seas Petroleum Holdings, Inc.) or any Indebtedness of any Guarantor at any date subsequent to the Issue Date, then Seven Seas will cause the Notes to be equally and ratably guaranteed by such Restricted Subsidiary on a senior or pari passu basis. In such event, Seven Seas' obligations under the Notes may be fully and unconditionally guaranteed on a senior or pari passu unsecured basis, jointly and severally, by each Subsidiary of Seven Seas that executes and delivers a supplemental indenture to the Indenture pursuant to the terms of the covenant described below under the caption "-- Covenant to Enter into Subsidiary Guarantees." Seven Seas Petroleum Holdings Inc., a Restricted Subsidiary of Seven Seas, has guaranteed the Exchangeable Notes issued in August 1997 by Seven Seas in an aggregate principal amount of $25.0 million.

     Notwithstanding the foregoing and the other provisions of the Indenture, any Subsidiary Guarantee of the Notes by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person that is not an Affiliate of Seven Seas, of all of Seven Seas' Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) or (ii) the release or discharge of the Guarantee that resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee. The Indenture will provide that any Guarantor may consolidate with or merge into or sell its assets to Seven Seas or another Guarantor without limitation and will provide that any Guarantor may consolidate with or merge into or sell its assets to other Persons upon terms and conditions similar to those generally applicable to Seven Seas, as more fully set forth in the Indenture. For a summary of such terms and conditions applicable to Seven Seas, see "-- Certain Covenants -- Merger, Consolidation or Sale of Assets."

     Although Holders of the Notes will be direct creditors of each Guarantor by virtue of its Subsidiary Guarantee, existing or future creditors of a Guarantor, a trustee in bankruptcy or a Guarantor as a debtor-in-possession could avoid or subordinate such Subsidiary Guarantee, under United States fraudulent conveyance laws, if applicable, in the event that it were successful in establishing that (i) the Subsidiary Guarantee was incurred with intent to hinder, delay or defraud any present or future creditor or (ii) the Guarantor in question did not receive fair consideration or reasonably equivalent value for issuing its Subsidiary Guarantee and that it (a) was insolvent at the time of such issuance, (b) was rendered insolvent by reason of such issuance, (c) was engaged in a business or transaction for which its assets constituted unreasonably small capital to carry on its business or (d) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured. Among other things, a legal challenge of such Subsidiary Guarantee on United States fraudulent conveyance grounds may focus on the benefits, if any, realized by the Guarantor in question as a result of the issuance by Seven Seas of the Notes. The provisions of the Indenture would generally limit the obligations of each Guarantor to the maximum amount that would not constitute a fraudulent conveyance or transfer under applicable law. To the extent that any Subsidiary Guarantee was avoided as a fraudulent conveyance or held unenforceable for any other reason (or limited pursuant to such provision), the holders of the Notes would cease to have any claim (or, as applicable, have only a limited claim) in respect of a Guarantor and would be solely creditors of Seven Seas or any Guarantor whose Subsidiary Guarantee was not avoided or held unenforceable (or to the extent not so limited). In the event of such limitation (and to the extent of such limitation), the claims of the holders of the Notes would be subject to the prior payment of all liabilities and Preferred Stock claims of the Subsidiaries who were not valid Guarantors. See "Risk Factors -- Risks Related to an Investment in the
Notes -- Fraudulent Conveyance and Other Enforceability Considerations Relating to Future Subsidiary Guarantees." Each Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to contribution from each other Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

MANDATORY REDEMPTION

     Except as set forth below under "-- Repurchase at the Option of Holders," Seven Seas is not required to make any mandatory redemption, purchase or sinking fund payments with respect to the Notes prior to the maturity date.

REPURCHASE AT THE OPTION OF HOLDERS

  CHANGE OF CONTROL

     The Indenture provides that upon the occurrence of a Change of Control at any time and subject to Seven Seas' right to redeem all of the Notes as described above in "Optional Redemption," each Holder of Notes shall have the right to require Seven Seas to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages and Additional Amounts, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control Seven Seas will mail a Change of Control Notice to each Holder. The offer to repurchase shall be made in the Change of Control Notice and shall offer to repurchase Notes pursuant to the procedures required by the Indenture and described in the Change of Control Notice. Seven Seas will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     The Change of Control Offer will remain open for at least 20 Business Days following its commencement but no longer than 40 days, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Change of Control Purchase Date"), Seven Seas will purchase all Notes validly tendered and not properly withdrawn pursuant to the Change of Control Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made on the Notes.

     If the Change of Control Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages and Additional Amounts, if any, will be paid to the Person in whose name a Note is registered at the close of business on such interest record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Change of Control Offer.

     On the Change of Control Purchase Date, Seven Seas will, to the extent lawful, (1) accept for payment all Notes or portions thereof validly tendered and not properly withdrawn pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so validly tendered and not properly withdrawn and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by Seven Seas. The Paying Agent will promptly mail to each Holder of Notes so validly tendered and not properly withdrawn the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any, provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. Seven Seas will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

     Except as described above, the Indenture does not contain provisions that permit the Holders of Notes to require Seven Seas to redeem the Notes or otherwise afford the Holders of the Notes protection in the event of a takeover, recapitalization, highly leveraged transaction or similar restructuring, including an issuer recapitalization or similar transaction with management. The existence of the Holder's right to require Seven Seas to repurchase such Holder's Notes upon the occurrence of a Change of Control may or may not deter a third party from seeking to acquire Seven Seas in a transaction that would constitute a Change of Control.

     Seven Seas' ability to repurchase Notes pursuant to a Change of Control Offer may be limited by a number of factors. The proposed credit facility provides that certain change of control events with respect to Seven Seas would constitute a default thereunder permitting the lending parties thereto to accelerate the Indebtedness thereunder. In addition, certain events that may obligate Seven Seas to offer to repay all outstanding obligations under the proposed credit facility may not constitute a Change of Control under the Indenture. See "Description of Existing Indebtedness." Moreover, Seven Seas may not have sufficient resources to repay Indebtedness under the proposed credit facility, and Seven Seas may not have sufficient resources to repurchase tendered Notes. Furthermore, any future credit agreements or other agreements relating to senior Indebtedness to which Seven Seas becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when Seven Seas is directly or indirectly prohibited from purchasing Notes, Seven Seas could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If Seven Seas does not obtain such a consent or repay such borrowings, the purchase of Notes will remain prohibited. The failure by Seven Seas to purchase tendered Notes may constitute a breach of the Indenture that would, in turn, constitute a default under the proposed credit facility or other Indebtedness and could lead to the acceleration of the Indebtedness under the proposed credit facility or such other Indebtedness. In any such event, the security granted in respect of the proposed credit facility and any security granted in respect of any such other Indebtedness could result in the Holders of the Notes receiving less ratably than other creditors of Seven Seas.

     "Change of Control" means the occurrence of any of the following: (i) any Person, other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 of the Exchange Act, provided that such Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Seven Seas; provided, however, that the Permitted Holders beneficially own (as defined above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of Seven Seas than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (i), such other Person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other Person is the beneficial owner (as defined in this clause (i)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation); (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Seven Seas was approved by a vote of 66 2/3% of the directors of Seven Seas then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or
(iii) the merger or consolidation of Seven Seas with or into another Person or the merger of another Person with or into Seven Seas, or the sale of all or substantially all the assets of Seven Seas to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of Seven Seas that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of Seven Seas are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

     The definition of Change of Control includes a phrase relating to the sale, lease or transfer of "all or substantially all" of the assets of Seven Seas and its Restricted Subsidiaries, taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require Seven Seas to repurchase such Notes as a result or a sale, lease or transfer of less than all of the assets of Seven Seas and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

  ASSET SALES

     The Indenture provides that Seven Seas will not, and will not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless (i) Seven Seas (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests sold or otherwise disposed of (evidenced in each case by a resolution of the Board of Directors of such entity set forth in an Officers' Certificate delivered to the Trustee) and (ii) at least 80% (100% in the case of lease payments) of the consideration therefor received by Seven Seas or such Restricted Subsidiary is in the form of the following (or any combination thereof): (a) cash or Cash Equivalents, (b) the assumption by the purchaser of liabilities other than subordinated Indebtedness and (c) any notes or other obligations received by Seven Seas or any such Restricted Subsidiary from such purchaser that are converted by Seven Seas or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of such Asset Sale, will be deemed to be cash for purposes of this provision (and shall be deemed to be Net Proceeds upon receipt).

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Seven Seas (or the Restricted Subsidiary, as applicable) may apply, or enter into binding contracts (subject only to obtaining required governmental approvals) irrevocably committing Seven Seas or such Restricted Subsidiary to apply, such Net Proceeds to an investment in another business, the making of a capital expenditure or the acquisition of other tangible assets, in each case in the Oil and Gas Business, or Seven Seas (or the Restricted Subsidiary, as applicable) may apply such Net Proceeds to the permanent reduction of Indebtedness under the proposed credit facility or the permanent reduction of any other senior Indebtedness of Seven Seas or the permanent reduction of any long-term Indebtedness of such Restricted Subsidiary. Pending the final application of any such Net Proceeds, Seven Seas or any such Restricted Subsidiary may temporarily reduce outstanding revolving credit borrowings, including borrowings under the proposed credit facility, or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested, or committed to be applied or invested as provided in the preceding sentence of this paragraph will be deemed to constitute "Excess Proceeds." On the 366th day after an Asset Sale or, if a governmental authority declines on or after such 366th day to grant or issue a required approval in relation to a binding contract, then on the tenth Business Day thereafter, Seven Seas will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages and Additional Amounts, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture; provided, however, that if Seven Seas is required to apply such Excess Proceeds to repurchase, or to offer to repurchase, any Pari Passu Indebtedness, Seven Seas shall only be required to offer to purchase the maximum principal amount of Notes that may be purchased out of the amount of such Excess Proceeds multiplied by a fraction, the numerator of which is the aggregate principal amount of Notes outstanding and the denominator of which is the aggregate principal amount of Notes outstanding plus the aggregate principal amount of Pari Passu Indebtedness outstanding (for which such repurchase requirement exists). To the extent that the aggregate amount of Notes so validly tendered and not properly withdrawn pursuant to an Asset Sale Offer is less than the Excess Proceeds, Seven Seas may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     Notwithstanding the foregoing, Seven Seas will not be obligated to repurchase more than 25% of the original aggregate principal amount of the Notes pursuant to this covenant prior to the day following the fifth anniversary of the issue date of the Notes (the "Five Year Date"), and the maximum amount to be applied to the repurchase of Notes in connection with any Asset Sale Offer made pursuant to this covenant having a purchase date prior to the day following the Five Year Date shall be the lesser of (x) the Excess Proceeds and (y) 25% of the original aggregate principal amount of the Notes less the aggregate principal amount of Notes purchased pursuant to Asset Sale Offers relating to all prior Asset Sales. To the extent that the amount of Excess Proceeds exceeds the amount of Notes purchased because of the limitation imposed by the immediately preceding sentence (the amount of such excess being the "Aggregate Unused Proceeds"), such Aggregate Unused Proceeds shall constitute Excess Proceeds for purposes of the first Asset Sale Offer that is made after the Five Year Date and, in the event the amount of the Aggregate Unused Proceeds exceeds $10.0 million, promptly after the Five Year Date, Seven Seas shall commence an Asset Sale Offer on a pro rata basis for an aggregate principal amount of Notes equal to the Aggregate Unused Proceeds (and any other Excess Proceeds that arise between the Five Year Date and such Asset Sale Offer) at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest and Liquidated Damages and Additional Amounts, if any, thereon to the date of purchase.

     The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement but no longer than 40 days, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), Seven Seas will purchase the principal amount of Notes required to be purchased pursuant to this covenant (the "Asset Sale Offer Amount") or, if less than the Asset Sale Offer Amount has been so validly tendered and not properly withdrawn, all Notes validly tendered and not properly withdrawn in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made on the Notes.

     If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages and Additional Amounts, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

     Seven Seas will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to any Asset Sale Offer.

CERTAIN COVENANTS

  RESTRICTED PAYMENTS

     The Indenture provides that Seven Seas will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of Seven Seas' or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Seven Seas) other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Seven Seas or dividends or distributions payable to Seven Seas or any Wholly Owned Subsidiary of Seven Seas; (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Seven Seas or any Restricted Subsidiary of Seven Seas (other than any such Equity Interests owned by Seven Seas or any Wholly Owned Subsidiary of Seven Seas); (iii) prepay, purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Notes or any Subsidiary Guarantee, as applicable, except in accordance with the scheduled mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness (but not pursuant to any mandatory offer to repurchase upon the occurrence of any event); or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses
(i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b) Seven Seas would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; and

          (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by Seven Seas and its Restricted Subsidiaries after the date of the Indenture, does not exceed the sum of, without duplication, (i) 50% of the Consolidated Net Income of Seven Seas for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of Seven Seas' most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit or loss, less 100% of such deficit or loss), plus (ii) 100% of the aggregate net cash proceeds received after the date of the Indenture by Seven Seas from the issue or sale of, or from additional capital contributions in respect of, Equity Interests of Seven Seas or of debt securities of Seven Seas that have been converted into or exchanged for Equity Interests of Seven Seas (other than (x) Equity Interests (or debt securities) sold to a Subsidiary of Seven Seas and (y) Disqualified Stock or debt securities that have been converted into or exchanged for Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold to a Person other than Seven Seas or a Restricted Subsidiary for cash or otherwise liquidated or repaid for cash, the lesser of the cash proceeds of such sale or other liquidation or repayment (after deduction of items deducted in determining the Net Proceeds of an Asset
     Sale) and the amount of the Restricted Investment (to the extent such amount was included in the calculation of the amount of Restricted Payments), plus (iv) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (A) payments of dividends or interest or other transfers of assets to Seven Seas or any Restricted Subsidiary from Unrestricted Subsidiaries, (B) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries or (C) the receipt of proceeds by Seven Seas or any Restricted Subsidiary from the sale or other disposition of any portion of any Investment in an Unrestricted Subsidiary, in the case of (A), (B) and (C), not to exceed the amount of Investments previously made by Seven Seas or any Restricted Subsidiary in such Unrestricted Subsidiary (to the extent such amount was included in the calculation of the amount of Restricted Payments).

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

     The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the making of any Restricted Investment in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of Seven Seas) of, or from substantially concurrent additional capital contributions in respect of, Equity Interests of Seven Seas (other than Disqualified Stock); (iii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of Seven Seas in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of Seven Seas) of, or from substantially concurrent additional capital contributions (other than from a Restricted Subsidiary of Seven Seas) in respect of, other Equity Interests of Seven Seas (other than any Disqualified Stock); (iv) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from (X) an incurrence of Permitted Refinancing Indebtedness or (Y) the substantially concurrent sale (other than to a Restricted Subsidiary of Seven Seas) of, or from substantially concurrent additional capital contributions (other than from a Restricted Subsidiary of Seven Seas) in respect of, Equity Interests of Seven Seas (other than Disqualified Stock); (v) any dividend or other distribution made by any Wholly Owned Subsidiary of Seven Seas to another Wholly Owned Subsidiary of Seven Seas or to Seven Seas; (vi) so long as no Default or Event of Default shall have occurred and be continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Seven Seas held by any employee of Seven Seas or any of its Restricted Subsidiaries, provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any calendar year; and (vii) the acquisition of Equity Interests by Seven Seas in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise or in connection with the satisfaction of withholding tax obligations related thereto. In determining the aggregate amount of Restricted Payments made after the date of the Indenture, 100% of the amounts described in the foregoing clauses (i) and
(vi) shall be included in such calculation, and none of the amounts (whether positive or negative) described in the foregoing clauses (ii), (iii), (iv), (v) and (vii) shall be included in such calculation.

     As of the date hereof, all of Seven Seas' Subsidiaries are Restricted Subsidiaries. The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by Seven Seas and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     The amount of all Restricted Payments (other than cash) will be the greater of (i) book value or (ii) fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by Seven Seas or the applicable Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, Seven Seas will deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations shall be based upon Seven Seas' latest available financial statements.

  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

     The Indenture provides that (a) Seven Seas will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness), (b) neither Seven Seas nor any Guarantor will issue any Disqualified Stock and (c) Seven Seas will not permit any of its Restricted Subsidiaries that are not Guarantors to issue any shares of Preferred Stock; provided, however, that Seven Seas and any Guarantor may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock if (i) the Fixed Charge Coverage Ratio for Seven Seas' most recently ended four full consecutive fiscal quarters for which internal financial statements

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

are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.5 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period and (ii) no Default or Event of Default will have occurred and be continuing or would occur as a consequence thereof.

     The foregoing provisions will not apply to:

          (i) the incurrence by Seven Seas and the Guarantors, if any, of Indebtedness under the proposed credit facility not exceeding the greater of (a) $25.0 million and (b) the Borrowing Base, less any amounts derived from Asset Sales and applied to the required permanent reduction of such Indebtedness (and a permanent reduction of the related commitment to lend or in the amount available to be refinanced in the case of a revolving credit facility) under the proposed credit facility as contemplated by the covenant described under "Repurchase at the Option of Holders -- Asset Sales";

          (ii) the incurrence by Seven Seas and any Guarantor of Indebtedness represented by the Original Notes and the Exchange Notes;

          (iii) Existing Indebtedness;

          (iv) the incurrence by Seven Seas or its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings, Purchase Money Obligations or similar financing transactions relating to its properties, assets and rights acquired after the date of issue of the Notes, provided that the aggregate principal amount of such Indebtedness under this clause does not exceed 100% of the cost of such properties, assets and rights and provided, further, that the aggregate amount of Indebtedness incurred pursuant to this clause (iv) does not at any time exceed $10.0 million;

          (v) the incurrence by Seven Seas or any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness of such entity that was permitted by the Indenture to be incurred;

          (vi) the incurrence of Indebtedness of Seven Seas to a Restricted Subsidiary; provided that any such Indebtedness is made pursuant to an intercompany note and is subordinated in right of payment to the Notes; and provided, further, that any subsequent issuance or transfer of any Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to Seven Seas or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

          (vii) the incurrence of Indebtedness of a Restricted Subsidiary to Seven Seas or another Restricted Subsidiary; provided that (a) any such Indebtedness is made pursuant to an intercompany note and (b) if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is subordinated in right of payment to the Subsidiary Guarantee of such Guarantor; and provided, further, that any subsequent issuance or transfer of any Capital Stock of any Restricted Subsidiary to whom such Indebtedness is owed or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to Seven Seas or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

          (viii) the incurrence, assumption or creation of Hedging Obligations of Seven Seas or a Restricted Subsidiary pursuant to interest rate protection obligations, but only to the extent that the stated aggregate notional amounts of such obligations do not exceed 105% of the aggregate principal amount of the Indebtedness covered by such interest rate protection obligations; the incurrence, assumption or creation of Hedging Obligations under currency exchange contracts entered into for the purpose of limiting risks that arise in the ordinary course of business of Seven Seas and its Subsidiaries; and the incurrence, assumption or creation of Hedging Obligations that Seven Seas or a Restricted Subsidiary enters into for the purpose of protecting its production against fluctuations in oil or natural gas prices;

          (ix) the incurrence by Seven Seas and its Restricted Subsidiaries of Indebtedness in connection with one or more standby letters of credit, or bid, performance or surety bonds or other reimbursement obligations, in each case, issued in the conduct of the Oil and Gas Business and not in connection with the borrowing of money or the obtaining of advances or credit, not to exceed in the aggregate at any time outstanding 5.0% of the consolidated total assets of Seven Seas;

          (x) the incurrence by Seven Seas and its Restricted Subsidiaries of Indebtedness in connection with one or more trade letters of credit, in each case, issued in the ordinary course of business in the conduct of the Oil and Gas Business and not in connection with the borrowing of money or the obtaining of advances or credit;

          (xi) issuance of any Guarantee by a Restricted Subsidiary of Seven Seas of senior Indebtedness of Seven Seas that was permitted to be incurred under the Indenture; provided that prior to or concurrently with the issuance of such Guarantee such Restricted Subsidiary complies with the terms of the covenant entitled "-- Provision for Subsidiary Guarantees;"

          (xii) Indebtedness of Seven Seas or any Guarantor incurred to finance Permitted Infrastructure Investments, in an aggregate principal amount that does not at any time exceed $10.0 million; or

          (xiii) the incurrence by Seven Seas and the Guarantors of Indebtedness in an aggregate principal amount of up to $10.0 million (all or any portion of which may be borrowed under the proposed credit facility, and which shall be in addition to amounts which may be incurred pursuant to clauses
     (i) through (xii) above).

     Notwithstanding any other provision of this covenant, a Guarantee of Indebtedness permitted by the terms of the Indenture at the time such Indebtedness was incurred will not constitute a separate incurrence of Indebtedness.

     In the event that Indebtedness falls within more than one category of permitted Indebtedness under the Indenture, Seven Seas will determine the applicable category and such Indebtedness will only be counted once. If Indebtedness is issued at less than the principal amount thereof, the amount of such Indebtedness for purposes of the above limitations shall equal the amount of the liability as determined in accordance with GAAP. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

     The Indenture provides that Seven Seas will not permit any Unrestricted Subsidiary to incur any Indebtedness other than Non-Recourse Debt; provided, however, if any such Indebtedness ceases to be Non-Recourse Debt, such event shall be deemed to constitute an incurrence of Indebtedness by Seven Seas or a Restricted Subsidiary.

  SALE AND LEASEBACK TRANSACTIONS

     The Indenture provides that Seven Seas will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Seven Seas or any Guarantor may enter into a sale and leaseback transaction if (i) Seven Seas or such Guarantor could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant "-- Incurrence of Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant "Liens," (ii) the net cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the proceeds of such transaction are applied in compliance with, the covenant under "Repurchase at the Option of Holders -- Asset Sales."

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

  LIENS

     The Indenture provides that Seven Seas will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien securing Indebtedness of any kind (other than Permitted Liens) on any of its property or assets, now owned or hereafter acquired, or any interests therein or any income or profits therefrom, unless all payments under the Notes are secured on an equal and ratable basis with such Indebtedness so secured until such time as such Indebtedness is no longer outstanding or is no longer secured by a Lien.

  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

     The Indenture provides that Seven Seas will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) (a) pay dividends or make any other distributions to Seven Seas or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to Seven Seas or any of its Restricted Subsidiaries, (ii) make loans or advances to Seven Seas or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to Seven Seas or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture, (b) the proposed credit facility as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the proposed credit facility as in effect on the date of the Indenture, (c) applicable law,
(d) the Indenture and the Notes, (e) any instrument governing Acquired Indebtedness or Capital Stock of a Person acquired by Seven Seas or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Acquired Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated Cashflow of such Person is not taken into account in determining whether such acquisition was permitted by the terms of the Indenture, (f) any encumbrance or restriction on assets subject to Capital Lease Obligations or Purchase Money Obligation for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(iii) above on the property so acquired, (g) by reason of customary non-assignment provisions in leases and licenses entered into in the ordinary course of business and consistent with past practices, (h) agreements relating to the financing of the acquisition of real or tangible personal property acquired after the date of the Indenture, provided, that such encumbrance or restriction relates only to the property which is acquired and in the case of any encumbrance or restriction that constitutes a Lien, such Lien constitutes a Purchase Money Lien, (i) Permitted Refinancing Indebtedness, provided that the restrictions contained in agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in agreements governing the Indebtedness being refinanced, or (j) any merger agreements, stock purchase agreements, asset sale agreements and similar agreements limiting the transfer of properties and assets to be transferred or otherwise disposed of pending consummation of the subject transactions in accordance with the terms thereof.

  TRANSACTIONS WITH AFFILIATES

     The Indenture provides that Seven Seas will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, lease, exchange, transfer or disposition of property or assets, the rendering of any service, or any contract, agreement, understanding, loan, advance or Guarantee) with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) the terms of such Affiliate Transaction are fair and reasonable to Seven Seas or such Restricted Subsidiary, as the case may be, from a financial point of view and are at least as favorable to Seven Seas or such Restricted Subsidiary as the terms that could be obtained on such date by Seven Seas or such Restricted Subsidiary, as the case may be, in a comparable transaction entered into on an arm's-length basis with an unrelated third party and (ii) Seven Seas delivers to the Trustee (a) with respect to any Affiliate Transaction entered into after the date of the Indenture involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that the terms of such Affiliate Transaction have been set forth in writing and comply with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $5.0 million, an opinion issued by an investment banking or appraisal firm of national standing (in the United States or Canada) as to the fairness to Seven Seas or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view; provided that the following will not be deemed to be Affiliate
Transactions: (1) reasonable fees and compensation paid to, and reasonable and customary indemnity provided on behalf of, officers and directors of Seven Seas or any Restricted Subsidiary as determined in good faith by the Board of Directors, (2) loans or advances to employees in the ordinary course of business in accordance with customary practices in the Oil and Gas Business, but in any event not to exceed $0.5 million in the aggregate outstanding at any one time,
(3) transactions pursuant to agreements as in existence on the Issue Date, (4) any employment, noncompetition or confidentiality agreements entered into by Seven Seas or any of its Restricted Subsidiaries with its employees in the ordinary course of business, (5) transactions between or among Seven Seas and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries and (6) transactions with joint ventures engaged in the Oil and Gas Business, provided that no Equity Interest not owned by Seven Seas or its Restricted Subsidiaries in such joint venture is owned by a Person that is otherwise an Affiliate of Seven Seas and (7) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "-- Restricted Payments."

  MERGER, CONSOLIDATION OR SALE OF ASSETS

     The Indenture provides that Seven Seas shall not, in a single transaction or series of related transactions, consolidate or merge with or into (whether or not Seven Seas is the surviving corporation), or directly and/or indirectly through its Restricted Subsidiaries sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets determined on a consolidated basis for Seven Seas and its Restricted Subsidiaries taken as a whole in one or more related transactions, to another Person unless (i) Seven Seas is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than Seven Seas) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of Canada, one of the provinces or territories thereof, one of the states of the United States or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than Seven Seas) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of Seven Seas under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; (iv) Seven Seas or the Person formed by or surviving any such consolidation or merger (if other than Seven Seas), or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of Seven Seas immediately preceding the transaction and (B) except in the case of a consolidation or merger of Seven Seas with or into a Wholly Owned Subsidiary of Seven Seas, will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; (v) each Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person's obligations under the Indenture and the Notes; and (vi) Seven Seas delivers to the Trustee an Officers' Certificate and an Opinion of Counsel addressed to the Trustee with respect to the foregoing matters.

  COVENANT TO ENTER INTO SUBSIDIARY GUARANTEES

     The Indenture provides that Seven Seas will not permit any Restricted Subsidiary to guarantee the payment of any Indebtedness of Seven Seas (other than any guarantee of the Notes and the guarantee of the Special Notes or the Convertible Debentures by Seven Seas Petroleum Holdings Inc.) or any Indebtedness of any Guarantor (in each case, the "Guaranteed Debt") unless (i) if such Restricted Subsidiary is not then a Guarantor, then such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Subsidiary Guarantee of payment of the Notes by such Restricted Subsidiary, (ii) if the Guaranteed Debt is by its express terms subordinated in right of payment to the Notes or the Subsidiary Guarantee of such Guarantor, any such Guarantee of such Restricted Subsidiary with respect to the Guaranteed Debt shall be subordinated in right of payment to such Restricted Subsidiary's Subsidiary Guarantee with respect to the Notes substantially to the same extent as the Guaranteed Debt is subordinated to the Notes or the Subsidiary Guarantee of such Guarantor, (iii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of any rights of reimbursement, indemnity or subrogation or any other rights against Seven Seas or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee, and (iv) such Restricted Subsidiary shall deliver to the Trustee an opinion of counsel to the effect that (a) such Subsidiary Guarantee of the Notes has been duly executed and authorized and (b) such Subsidiary Guarantee of the Notes constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

  CONVERSION OF CONVERTIBLE DEBT

     Under the terms of the indenture for the Exchangeable Notes, Seven Seas has agreed to use its reasonable best efforts to cause the exchange of the Exchangeable Notes for Convertible Debentures and the conversion of the Convertible Debentures into common shares and warrants to purchase common shares. The Indenture provides that if any Exchangeable Notes or Convertible Debentures remain outstanding on or after July 31, 1998 (a "Special Note Default"), Seven Seas and the Guarantors (if any) agree to pay liquidated damages ("Conversion Liquidated Damages"), which will accrue at the rate of 0.25% per annum as long as a Special Note Default continues. Following the cure of any Special Note Default by the permanent retirement of all of the Exchangeable Notes and Convertible Debentures, the accrual of Conversion Liquidated Damages will cease. All accrued Conversion Liquidated Damages will be paid by Seven Seas or the Guarantors (if any) in the same manner as interest payments on the Notes.

  LINE OF BUSINESS

     Seven Seas will not, and will not permit any Subsidiary to, engage in any line of business other than the Oil and Gas Business.

  REPORTS

     The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, Seven Seas will furnish to the Holders of Notes, within 15 days after it is or would have been required to file such with the Commission, (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Form 10-K and 10-Q if Seven Seas were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, reports thereon by the certified independent accountants of Seven Seas and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if Seven Seas was required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, Seven Seas will file copies of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, Seven Seas has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to

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

securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A (d) (4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

     The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages or Additional Amounts with respect to, the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes, upon optional redemption, upon required repurchase, upon declaration or otherwise; (iii) failure by Seven Seas to comply with the provisions described under the captions "-- Change of Control," "-- Asset Sales," "-- Restricted Payments," or "-- Merger, Consolidation, or Sale of Assets"; (iv) failure by Seven Seas for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Seven Seas or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Seven Seas or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of any applicable grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by Seven Seas or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to Seven Seas or any of its Significant Subsidiaries or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for Seven Seas and its Subsidiaries), would constitute a Significant Subsidiary; and
(viii) the security interest in the Pledged Securities shall cease to be in full force and effect or enforceable in accordance with its terms other than in accordance with its terms.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon such a declaration, 100% of the principal amount of the Notes plus accrued and unpaid interest, premium, if any, and Liquidated Damages and Additional Amounts, if any, on the Notes shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to Seven Seas, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for Seven Seas and its Subsidiaries), would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without any declaration or further action or notice. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind such acceleration with respect to the Notes and its consequences. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, premium and Liquidated Damages and Additional Amounts, if any, on the Notes.

     Seven Seas is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and Seven Seas is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

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

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of Seven Seas, as such, will have any liability for any obligations of Seven Seas under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Seven Seas may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance"), except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages and Additional Amounts, if any, on such Notes when such payments are due from the trust referred to below, (ii) Seven Seas' obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,
(iii) the rights, powers, trusts, duties and immunities of the Trustee, and Seven Seas' obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. Such Legal Defeasance means that Seven Seas will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes. In addition, Seven Seas may, at its option and at any time, elect to have the obligations of Seven Seas released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance"), and thereafter any omission to comply with such obligations will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events) described under "-- Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) Seven Seas must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, noncallable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages and Additional Amounts, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and Seven Seas must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, Seven Seas will have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) Seven Seas has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that the Holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred, and Seven Seas will have delivered to the Trustee an opinion of counsel in Canada reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for Canadian federal income tax purposes as a result of such Legal Defeasance and will be subject to Canadian federal income tax on the same amounts, in the same manner and at the same times as could have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, Seven Seas will have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred, and Seven Seas will have delivered to the Trustee an opinion of counsel in Canada reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize

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

income, gain or loss for Canadian federal income tax purposes as a result of such Covenant Defeasance and will be subject to Canadian federal income tax on the same amounts, in the same manner and at the same times as could have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default will have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which Seven Seas or any of its Subsidiaries is a party or by which Seven Seas or any of its Subsidiaries is bound, including, without limitation, the proposed credit facility; (vi) Seven Seas must have delivered to the Trustee an opinion of counsel to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) Seven Seas must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by Seven Seas with the intent of preferring the Holders of Notes over the other creditors of Seven Seas with the intent of defeating, hindering, delaying or defrauding creditors of Seven Seas or others; and (viii) Seven Seas must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

INDEMNIFICATION FOR JUDGMENT CURRENCY FLUCTUATIONS

     The obligations of Seven Seas to any Holder of Notes shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than United States dollars (the "Agreement Currency"), be discharged only to the extent that on the day following receipt by such Holder of Notes or the Trustee, as the case may be, of any amount in the Judgment Currency, such Holder of Notes may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the amount originally to be paid to such Holder of Notes or the Trustee, as the case may be, in the Agreement Currency, Seven Seas agrees, as a separate obligation and notwithstanding such judgment, to pay to such Holder of Notes or the Trustee, as the case may be, the difference, and if the amount of the Agreement Currency so purchased exceeds the amount originally to be paid to such Holder of Notes or the Trustee, as the case may be, such Holder of Notes or the Trustee, as the case may be, agrees to pay to or for the account of Seven Seas such excess, provided that such Holder of Notes or the Trustee, as the case may be, shall not have any obligation to pay any such excess as long as a Default by Seven Seas in its obligations under the Notes or the Indenture has occurred and is continuing, in which case such excess may be applied by such Holder of Notes or the Trustee, as the case may be, to such obligations.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Seven Seas may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Seven Seas is not required to transfer or exchange any Note selected for redemption. Also, Seven Seas is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of or tender offer or exchange offer for Notes), and, subject to certain exceptions, any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the

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

then outstanding Notes (including consents obtained in connection with a purchase of or tender offer or exchange offer for Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or the Liquidated Damages or Additional Amounts payable with respect to any Note, change the fixed maturity of any Note or alter the provisions with respect to the redemption or repurchase of the Notes (other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the Payment Default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest, premium, if any, or Liquidated Damages or Additional Amounts, if any, on the Notes, (vii) waive a redemption or repurchase payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders"), (viii) make any change in the amendment provisions that require each Holder's consent or in the waiver provisions, (ix) except as provided under the caption "-- Legal Defeasance and Covenant Defeasance" or in accordance with the terms of any Subsidiary Guarantee, release a Guarantor from its obligations under its Subsidiary Guarantee or make any change in the Notes or the Subsidiary Guarantees that would change the ranking thereof to anything other than pari passu in right of payment to all senior Indebtedness of Seven Seas or the applicable Guarantor,
(x) release any of the Pledged Securities from the Lien of the Indenture except in accordance with the terms of the Indenture, or (xi) make any modification to the provisions of the Indenture described under "-- Payment of Additional Amounts" that would adversely affect the rights of Holders to receive Additional Amounts as described thereunder.

     Notwithstanding the foregoing, without the consent of any Holder of Notes, Seven Seas, the Guarantors (with respect to a Subsidiary Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture, the Notes or the Subsidiary Guarantees to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of Seven Seas' obligations to Holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Notes, to further secure the Notes, to add to the covenants of Seven Seas for the benefit of the Holders of the Notes or to surrender any right or power conferred upon Seven Seas, to make any change that does not adversely affect the legal rights of any such Holder under the Indenture, to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to add any additional Guarantor or to release any Guarantor from its Subsidiary Guarantee, in each case as provided in the Indenture. The consent of the Holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment or supplement to the Indenture or the Notes but is sufficient if such consent approves the substance of such amendment or supplement.

GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE

     The Indenture and the Notes will be governed by the laws of the State of New York.

     The Indenture will provide that Seven Seas will appoint CT Corporation as Seven Seas' agent for service of process in any suit, action or proceeding with respect to the Indenture or the Notes and for any actions brought under United States federal or state securities laws brought in any United States federal or state court located in the City of New York and submit to such jurisdiction.

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

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture and the foregoing summary of the terms of the Notes. Reference is made to the Indenture for a full disclosure of all such terms, as well as any, other capitalized terms used herein for which no definition is provided.

     "Acquired Indebtedness" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary or is designated a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary or Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination, (i) the sum of (a) discounted future net revenues from proved oil and gas reserves of Seven Seas and its Restricted Subsidiaries calculated in accordance with Commission guidelines before any state, federal or foreign income taxes, as estimated by Seven Seas and confirmed by a nationally recognized firm of independent petroleum engineers in a reserve report prepared as of the end of Seven Seas' most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from (1) estimated proved oil and gas reserves acquired since such year-end, which reserves were not reflected in such year-end reserve report, and (2) estimated proved oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since such year-end due to exploration, development or exploitation activities, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from (3) estimated proved oil and gas reserves produced or disposed of since such year-end and (4) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report); provided that, in the case of each of the determinations made pursuant to clauses (1) through (4), such increases and decreases shall be as estimated by Seven Seas' petroleum engineers, unless there is a Material Change as a result of such acquisitions, dispositions or revisions, in which event the discounted future net revenues utilized for purposes of this clause (i)(a) shall be confirmed in writing by a nationally recognized firm of independent petroleum engineers, (b) the capitalized costs that are attributable to oil and gas properties of Seven Seas and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on Seven Seas' books and records as of a date no earlier than the date of Seven Seas' latest annual or quarterly financial statements, (c) the Net Working Capital on a date no earlier than the date of Seven Seas' latest consolidated annual or quarterly financial statements, and (d) with respect to each other tangible asset of Seven Seas or its Restricted Subsidiaries (excluding any amounts with respect to Colombian Government Receivables), the greater of (A) the net book value of such other tangible asset on a date no earlier than the date of Seven Seas' latest consolidated annual or quarterly financial statements, and (B) the appraised value, as estimated by a qualified independent appraiser, of such other tangible asset, as of a date no earlier than the date that is three years prior to the date of determination (or such later date on which Seven Seas shall have a reasonable basis to believe that there has occurred a material decrease in value since the determination of such appraised value), minus (ii) the sum of (a) minority interests (other than a minority interest in a Subsidiary that is a business trust or similar entity formed for the primary purpose of issuing preferred securities the proceeds of which are loaned to Seven Seas or a Restricted Subsidiary), (b) any net gas balancing liabilities of Seven Seas and its Restricted Subsidiaries reflected in Seven Seas' latest audited financial statements, (c) to the extent included in (i)(a) above, the discounted future net revenues, calculated in accordance with Commission guidelines (utilizing the prices utilized in Seven Seas' year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of Seven Seas and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto and (d) to the extent included in (i)(a) above, the discounted future net revenues, calculated in accordance with Commission

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

guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (i)(a) above, would be necessary to fully satisfy the payment obligations of Seven Seas and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto. If Seven Seas changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, "Adjusted Consolidated Net Tangible Assets" will continue to be calculated as if Seven Seas were still using the full cost method of accounting.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or, indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Applicable Premium" means, with respect to a Note at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (a) the present value at such time of (1) the redemption price of such Note at May 15, 2002 (such redemption price being described under "-- Optional Redemption") plus (2) all required interest payments due on such Note through May 15, 2002, computed in the case of (1) and (2) using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the principal amount of such Note.

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback transaction, including any disposition by means of a merger, consolidation or similar transaction and including the issuance, sale or other transfer of any of the Capital Stock of any Restricted Subsidiary of such Person) other than to Seven Seas or to any of its Wholly Owned Subsidiaries (including the receipt of proceeds of insurance paid on account of the loss of or damage to any asset and awards of compensation for any asset taken by condemnation, eminent domain, nationalization, expropriation or similar proceeding or action, but excluding the receipt of proceeds of business interruption insurance or environmental damage insurance or similar types of policies); and (ii) the issuance of Equity Interests in any Restricted Subsidiaries or the sale of any Equity Interests in any Restricted Subsidiaries (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than Seven Seas or a Restricted Subsidiary), in each case, in one or a series of related transactions. For purposes of this definition, the term "Asset Sale" shall not include: (a) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of Seven Seas, as permitted under "-- Certain Covenants -- Merger, Consolidation or Sale of Assets," (b) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business, (c) a transfer of assets by Seven Seas to a Restricted Subsidiary or by a Restricted Subsidiary to Seven Seas or to another Restricted Subsidiary,
(d) an issuance of Equity Interests by a Restricted Subsidiary to Seven Seas or to another Restricted Subsidiary, (e) the making of a Restricted Payment or a Permitted Investment that is permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments," (f) any Production Payment and Reserve Sale created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 60 days after the acquisition of, the Property that is subject thereto, (g) sales, leases, conveyances or other dispositions of assets the aggregate gross proceeds of which do not exceed $250,000 in any twelve-month period, (h) the relinquishment of unexplored acreage in accordance with the Association Contracts, (i) the abandonment, farm-out, lease or sublease of developed or undeveloped oil and gas properties in the ordinary course of business, (j) the trade or exchange by Seven Seas or any Restricted Subsidiary of Seven Seas of any oil and gas property owned or held by Seven Seas or such Subsidiary for any oil and gas property owned or held by another Person in a single transaction or a series of related transactions having a fair market value of less than $50.0 million, provided that (x) the fair market value of the properties traded or exchanged by Seven Seas or such Subsidiary (including any cash or Cash Equivalents, not to exceed 15% of such fair market value) is reasonably equivalent to the fair market value of the oil and gas property to be received by Seven Seas or such Subsidiary as determined in good faith by (1) any officer of Seven Seas if such fair market value is less than

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

$5.0 million and (2) the Board of Directors of Seven Seas as certified by a certified resolution delivered to the Trustee if such fair market value is equal to or in excess of $5.0 million, and provided, further, that if such resolution indicates that such fair market value is equal to or in excess of $20.0 million such resolution shall be accompanied by a written appraisal by a nationally recognized investment banking firm or appraisal firm, in each case specializing or having a specialty in oil and gas properties, and (y) such trade or exchange is approved by a majority of the Disinterested Directors of Seven Seas, or (k) the sale or transfer of hydrocarbons or other mineral products for value in the ordinary course of business.

     "Association Contracts" means the Dindal Association Contract issued by Ecopetrol in March 1993 and the Rio Seco Association Contract issued by Ecopetrol in August 1995.

     "Attributable Debt" in respect of a sale and leaseback transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in such transaction, determined in accordance with GAAP) of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended). As used in the preceding sentence, the "net rental payment" under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon payment of a penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Board of Directors" means the Board of Directors of Seven Seas, or any authorized committee of such Board of Directors.

     "Borrowing Base" means, as of any date, the aggregate amount not to exceed the sum of 100% of cash and Cash Equivalents that are not pledged to secure Indebtedness plus 100% of Colombian Government Receivables plus 30% of Adjusted Consolidated Net Tangible Assets.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or Canada or any agency or instrumentality thereof (provided that the full faith and credit of the United States or Canada, as the case may be, is pledged in support thereof) having maturities no more than twelve months from the date of acquisition, (b) United States dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits or Eurodollar certificates of deposit of (i) any United States or Canadian commercial bank of recognized standing having capital and surplus in excess of $500 million or (ii) any bank whose short-term commercial paper rating from Standard & Poor's Rating Services is at least A-1 or the equivalent thereof or from Moody's Investors Service, Inc. is at least P-1 or the equivalent thereof (any such bank being an "Approved Lender"), in each case with maturities of not more than twelve months from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Lender (or by the parent company thereof) or commercial paper or any variable rate notes issued by, or guaranteed by, any United States or Canadian corporation rated A-1 (or the equivalent thereof) by Standard & Poor's Ratings Services or P-1 (or the equivalent thereof) by Moody's Investors Service, Inc. and maturing within twelve months of the date of acquisition, (d) repurchase agreements with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500 million for direct obligations issued by or fully guaranteed by the United States of America or Canada in which Seven

Seas shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of repurchase obligations, (e) deposits available for withdrawal on demand with any commercial bank in Colombia not meeting the qualifications specified in clause (b)(i) above, provided all such deposits do not exceed $2.0 million in the aggregate at any one time, and (f) interests in money market mutual funds which invest solely in assets or securities of the type described in subparagraph (a), (b), (c) or (d) hereof.

     "Colombian Government Receivables" means the aggregate accounts receivable by Seven Seas or a Restricted Subsidiary from Ecopetrol or a successor agency or ministry of the Colombian government with respect to the Association Contracts, in the net amount recorded in accordance with GAAP on a consolidated basis on the books of Seven Seas (net of any disputed, doubtful or uncertain amounts or other offsets), as adjusted from time to time.

     "Commission" means the United States Securities and Exchange Commission.

     "Consolidated Cashflow" means, with respect to Seven Seas and its Restricted Subsidiaries for any period, the sum of, without duplication, (i) the Consolidated Net Income for such period, plus (ii) to the extent deducted from Consolidated Net Income for such period, (x) the Fixed Charges for such period, plus (y) noncash dividends on Seven Seas' Preferred Stock, plus (iii) Consolidated Income Taxes for such period, plus (iv) consolidated depreciation, amortization, depletion and other non-cash charges of Seven Seas and its Restricted Subsidiaries required to be reflected as expenses on the books and records of Seven Seas, determined on a consolidated basis in accordance with GAAP (excluding any such noncash expense or charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), in each case for such period decreased (to the extent included in determining Consolidated Net Income) by the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments during such period, minus (v) cash payments with respect to any nonrecurring, non-cash charges previously added back pursuant to clause (iv) and excluding (vi) the impact of foreign currency translations. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other noncash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cashflow only to the extent that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to Seven Seas by such Restricted Subsidiary without prior approval (that has not been obtained) pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

     "Consolidated Income Taxes" means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary of such Person or that is accounted for by the equity method of accounting or by proportional consolidation by such Person shall be included only to the extent of the amount of dividends or distributions paid in cash to such Person or a Restricted Subsidiary of such Person; (ii) the Net Income of, or any dividends or other distributions from, any Unrestricted Subsidiary, to the extent otherwise included, shall be excluded to the extent not distributed to such Person or one of its Restricted Subsidiaries; (iii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; (iv) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; (v) the cumulative effect of a change in accounting principles shall be excluded; (vi) income or loss attributable to discontinued operations shall be excluded; (vii) any increase in cost of sales or other write-offs resulting from the purchase accounting treatment of any acquisitions shall be excluded; (viii) all other extraordinary, unusual or nonrecurring gains and losses shall be excluded; (ix) any ceiling limitation writedowns under Commission guidelines shall be treated as capitalized costs, as if such writedown had not occurred and (x) with regard to a non-Wholly Owned Subsidiary, any aggregate Net Income (or loss) in excess of such Person's or such Subsidiary's pro rata share of such non-Wholly Owned Subsidiary's Net Income (or loss) shall be excluded. Notwithstanding the foregoing, for the purposes of the covenant described under "Certain
Covenants -- Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to Seven Seas or a Restricted Subsidiary to the extent such dividends, repayments or transfers are actually used to increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(iv) thereof.

     "Consolidated Net Worth" of a Person at any date means the amount by which the assets of such Person and its consolidated Restricted Subsidiaries (less any revaluation or other write-up subsequent to the date of the Indenture in any such assets (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business)) exceed the sum of (a) the total liabilities of such Person and its consolidated Restricted Subsidiaries, plus
(b) any Disqualified Stock of such Person or any consolidated Restricted Subsidiaries of such Person issued to any Person other than such Person or a Wholly Owned Subsidiary of such Person, in each case determined in accordance with GAAP.

     "Conversion Liquidated Damages" means liquidated damages owing pursuant to the covenant described under the caption "-- Conversion of Convertible Debt."

     "Convertible Debentures" means the convertible debentures issuable upon exchange of the Special Notes.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Depository" means The Depository Trust Company, as the depository with respect to the Notes, until a successor shall have been appointed and become such Depository pursuant to the applicable provision of the Indenture, and, thereafter, "Depository" shall mean or include such successor.

     "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver its resolution under the Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest (other than an interest arising solely from the beneficial ownership of Capital Stock of Seven Seas) in or with respect to such transaction or series of transactions.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date that the Notes mature.

     "Dollar-Denominated Production Payments" means production payment obligations of Seven Seas or any Subsidiary which are payable from a specified share of proceeds received from production from specific Properties, together with all undertakings and obligations in connection therewith.

     "Eligible Institution" means either (i) a commercial banking institution organized under the laws of the United States or Canada that has combined capital and surplus of not less than US$150 million or its equivalent in foreign currency or (ii) an investment banking firm organized under the laws of the United States or Canada, that regularly supplies account management services, that has equity in excess of

$500 million or its equivalent in foreign currency, and, in either case of (i) or (ii), whose debt is rated "A-3" or higher or "A" or higher according to Moody's Investors Service, Inc., Standard & Poor's Ratings Services or Duff & Phelps Credit Rating Co. (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Exchange Act)) at the time as of which any investment or rollover therein is made.

     "Eligible Securities" means the securities purchased by Seven Seas with a portion of the net proceeds from the Offering of the Notes by Seven Seas which shall consist of U.S. Government Securities to be deposited in the Eligible Securities Account.

     "Eligible Securities Account" means an account in the name of Seven Seas held at an Eligible Institution.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity or Strategic Investor Offering" means an offering after the Issue Date of Equity Interests, other than Disqualified Stock and other than Equity Interests issuable upon conversion of warrants, options or other rights to acquire Capital Stock of Seven Seas or any successor by merger to Seven Seas, including a public offering pursuant to a registration statement filed with the Commission or other securities commission (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of Seven Seas) or a private placement to a third party engaged in the Oil and Gas Business.

     "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

     "Exchange Offer" means the offer that may be made by Seven Seas pursuant to the Registration Rights Agreement to exchange Exchange Notes for Notes.

     "Existing Indebtedness" means the Indebtedness of Seven Seas and its Restricted Subsidiaries (other than Indebtedness under the proposed credit facility) in existence on the Issue Date.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers, acceptance financings, and net payments (if any) pursuant to Hedging Obligations), and (ii) the consolidated interest incurred by such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon), and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of Preferred Stock of any such Person payable to a party other than Seven Seas or a Wholly Owned Subsidiary, other than dividend payments on Equity Interests payable solely in Equity Interests of Seven Seas, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cashflow of such Person and its Restricted Subsidiaries for such period of the most recent four consecutive fiscal quarters for which financial statements are available prior to the date of such determination to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that Seven Seas or any of its Restricted Subsidiaries incurs, assumes, guarantees or repays any Indebtedness (other than the incurrence or repayment of revolving credit borrowings used for working capital, except to the extent that a repayment is accompanied by a permanent reduction in revolving credit commitments) or issues Preferred Stock subsequent to the commencement of the four-quarter reference period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, (i) acquisitions that have been made by Seven Seas or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be, deemed to have occurred on the first day of the four-quarter reference period and shall give pro forma effect to the Consolidated Cashflow and Indebtedness of the Person which is the subject of any such acquisition, and
(ii) the Consolidated Cashflow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referenced Person or any of its Restricted Subsidiaries following the Calculation Date.

     "GAAP" means generally accepted accounting principles in the United States which are in effect on the date of the Indenture.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantor" means any Restricted Subsidiary that shall have guaranteed, pursuant to a supplemental indenture and the requirements therefor set forth in the Indenture, the payment of all principal of, and interest and premium, if any, on, the Notes and all other amounts payable under the Notes or the Indenture.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other hedging agreements or arrangements, in each case designed to protect such Person against fluctuations in interest rates, currencies and oil and natural gas prices entered into in the ordinary course of business in the Oil and Gas Business and not for speculation.

     "Holder" means a Person in whose name a Note is registered on the Registrar's books.

     "Indebtedness" means, with respect to any Person, (i) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any Property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP; (ii) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person); (iii) the maximum fixed repurchase price of Disqualified Stock issued by such Person, if held by a Person other than Seven Seas or a Wholly Owned Subsidiary of Seven Seas; and (iv) to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person; provided that Indebtedness shall exclude Production Payments and Reserve Sales. For purposes of this definition, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability at such date in respect of any contingent obligations described above in this definition.

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
     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel, relocation and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by Seven Seas for consideration consisting of common equity securities of Seven Seas shall not be deemed to be an Investment.

     "Issue Date" means May 7, 1998.

     "Legal Holiday" means a Saturday, a Sunday or a day on which federal offices or banking institutions in the City of New York, in the city of the Corporate Trust Office of the Trustee, or at a place of payment are authorized by law, regulation or executive order to remain closed.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Liquidated Damages" means, collectively, all Registration Liquidated Damages and all Conversion Liquidated Damages.

     "Material Change" means an increase or decrease (excluding changes that result solely from changes in prices) of more than 20% during a fiscal quarter in the estimated discounted future net cash flows from proved oil and gas reserves of Seven Seas and its Restricted Subsidiaries, calculated in accordance with clause (i)(a) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material Change: (i) any acquisitions during the quarter of oil and gas reserves that have been estimated by a nationally recognized firm of independent petroleum engineers and on which a report or reports exist and (ii) any disposition of properties held at the beginning of such quarter that have been disposed of as provided in the covenant described under the caption "Repurchase at the Option of Holders -- Asset Sales."

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, and before reduction for non-cash Preferred Stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, and (ii) any items classified as extraordinary gains or losses together with any related provision for taxes on such extraordinary gains or losses.

     "Net Proceeds" means the aggregate cash proceeds received by Seven Seas or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and net of any Purchase Money Obligations relating to the assets comprising such Asset Sale.

     "Net Working Capital" means (i) all current assets of Seven Seas and its Restricted Subsidiaries excluding cash and Cash Equivalents and Colombian Government Receivables (to the extent included in current assets), minus (ii) all current liabilities of Seven Seas and its Restricted Subsidiaries, except current liabilities included in Indebtedness.

     "Non-Recourse Debt" means Indebtedness (i) as to which neither Seven Seas nor any of its Restricted Subsidiaries (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise), (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Seven Seas or any of its Restricted Subsidiaries to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and (iii) the explicit terms of which provide that there is no recourse against any of the assets of Seven Seas or its Restricted Subsidiaries.

     "Note Custodian" means the Trustee, as custodian with respect to the Global Notes, or any successor entity, thereto.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

     "Oil and Gas Business" means (i) the acquisition, exploration, exploitation, development, operation or disposition of interests in oil, gas or other hydrocarbon properties, (ii) the gathering, marketing, treating, processing, storage, selling, transporting or refining of any production from such interests or properties, (iii) any business relating to or arising from exploration for or development, production, gathering, marketing, treatment, processing, storage, sale, transportation or refining of oil, gas and other minerals and products produced in association therewith or (iv) any activity that is ancillary or necessary or desirable to facilitate the activities described in clauses (i) through (iii) of this definition.

     "Pari Passu Indebtedness" means Indebtedness that ranks pari passu in right of payment to the Notes.

     "Permitted Holders" means (i) Robert A. Hefner III and Breene M. Kerr, (ii) any Person controlled directly or indirectly by either or both of the Persons referred to in clause (i), and (iii) any trust, all of the beneficiaries of which are any one or more of the Persons referred to in clause (i) of this definition.

     "Permitted Infrastructure Investment" means an investment made by Seven Seas or any Restricted Subsidiary in production, processing, storage, compression and pipeline facilities and infrastructure with respect to the production and transportation of oil and natural gas from Emerald Mountain, provided that the aggregate amount of such investment made by Seven Seas and its Restricted Subsidiaries in any such facilities and infrastructure, as a proportion of the total investments made by all Persons in such facilities and infrastructure, does not at any time exceed the combined proportionate share of the working interests of Seven Seas and its Restricted Subsidiaries in Emerald Mountain.

     "Permitted Investments" means (i) any Investments in Seven Seas or in a Restricted Subsidiary of Seven Seas that is engaged in the Oil and Gas Business and reasonable extensions or expansions thereof; (ii) any investments in Cash Equivalents; (iii) investments by Seven Seas or any Restricted Subsidiary of Seven Seas in a Person if as a result of such Investment (a) such Person becomes a Wholly Owned Subsidiary of Seven Seas and such Person is engaged in the Oil and Gas Business or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Seven Seas or a Wholly Owned Subsidiary of Seven Seas that is engaged in the Oil and Gas Business; (iv) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described under "-- Asset Sales"; (v) investments by Seven Seas or any of its Restricted Subsidiaries in an aggregate amount not to exceed $10.0 million outstanding at any one time in the Oil and Gas Business; (vi) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Seven Seas or any of its Subsidiaries or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any debtor; (vii) any operating agreements, joint ventures, partnership agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests, or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of business of the Oil and Gas Business, excluding, however, investments in corporations; (viii) accounts receivable created or acquired, and prepaid expenses arising, in the ordinary course of business; (ix) the endorsements of negotiable instruments for collection or deposit in the ordinary course of business; (x) Investments existing on the date of the Indenture; (xi) the incurrence, assumption or creation of Hedging Obligations that Seven Seas or a Restricted Subsidiary of Seven Seas enter into in the ordinary course of the Oil and Gas Business for the purpose of protecting its production against fluctuations in oil or natural gas prices and otherwise in compliance with the Indenture; and (xii) Permitted Infrastructure Investments.

     "Permitted Liens" means (i) Liens securing Indebtedness permitted by clause
(i), (ii), (iii), (iv) (to the extent that the Liens securing such Indebtedness are Purchase Money Liens), (v) (to the extent that the Liens securing Permitted Refinancing Indebtedness have the same terms and relate to the same assets as the Liens securing the Indebtedness to be exchanged or retired in relation thereto), (viii), (ix), (x) (to the extent that cash on deposit may be encumbered by the issuance of trade letters of credit), and (xi) (to the extent related to the proposed credit facility), in each case under the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock"; (ii) Liens in favor of Seven Seas or any Wholly Owned Subsidiary; (iii) Liens on Property of a Person existing at the time such Person is merged into or consolidated with Seven Seas or any Restricted Subsidiary of Seven Seas; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Seven Seas; (iv) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of Seven Seas; (v) Liens on Property existing at the time of acquisition thereof by Seven Seas or any Restricted Subsidiary of Seven Seas, provided that such Liens were in existence prior to the contemplation of such acquisition; (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, tenders, bids, leases or other obligations of a like nature incurred in the ordinary course of the Oil and Gas Business; (vii) Liens existing on the date of the Indenture; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other similar Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings diligently conducted; (x) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of Seven Seas or any of its Restricted Subsidiaries; (xi) statutory Liens of landlords or of mortgagees of landlords arising by operation of law, provided that the rental payments secured thereby are not yet due and payable; (xii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (xiii) Purchase Money Liens (including extensions and renewals thereof); (xiv) interests of lessors in capital or operating leases; (xv) Liens on deposits made in connection with Hedging Obligations; (xvi) other Liens arising in the ordinary course of business of Seven Seas or any Restricted Subsidiary which do not secure the payment of borrowed money and in the aggregate do not materially adversely affect the value of the assets of Seven Seas and its Restricted Subsidiaries, taken as a whole, or materially impair the use of such Properties for the purposes for which such Properties are held by Seven Seas or such Restricted Subsidiaries and (xvii) Liens arising in connection with Production Payments and Reserve Sales.

     "Permitted Refinancing Indebtedness" means any Indebtedness of Seven Seas or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Seven Seas or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or fully accreted value at stated maturity, if applicable) of such Permitted Refinancing Indebtedness does not exceed the original principal amount (or then current accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of

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

reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date at least as late as the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and (iv) such Indebtedness is incurred either by Seven Seas or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded provided, however, that Permitted Refinancing Indebtedness shall not include (a) Indebtedness of a Subsidiary of Seven Seas that refinances Indebtedness of Seven Seas or (b) Indebtedness of Seven Seas or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, or other business entity or government or agency or political-subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all or the assets of any such entity, subdivision or business).

     "Pledge Account" means an account established with the Trustee pursuant to the terms of the Indenture for the deposit of the Pledged Securities to be purchased by Seven Seas with a portion of the net proceeds from the sale of the Notes.

     "Pledged Securities" means the U.S. Government Securities to be purchased by Seven Seas and held in the Pledge Account in accordance with the Indenture.

     "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "Production Payments and Reserve Sales" means the grant or transfer by Seven Seas or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether a Volumetric Production Payment or Dollar-Denominated Production Payment), partnership or other interest in oil and gas properties, reserve or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties, in each case where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business.

     "Property" means any property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including any right of interest therein or thereto.

     "proposed credit facility" means, collectively, (i) that certain proposed credit facility, by and among Seven Seas, the lenders that may be from time to time parties, as the foregoing may from time to time be amended, renewed, supplemented or otherwise modified at the option of the parties thereto, including any increases in the principal amount thereof and (ii) after the proposed credit facility has been terminated and all then outstanding Indebtedness thereunder or with respect thereto have been repaid in full in cash and discharged, any successors to or replacements of (as designated by the Board of Directors of Seven Seas in its sole judgment, and evidenced by a resolution) such proposed credit facility, as such successors or replacements may from time to time be amended, renewed, supplemented, modified or replaced, including any increases in the principal amount thereof. The proposed credit facility, for purposes of the Indenture, includes Indebtedness, incurred in accordance with the covenant under the caption "Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," pursuant to an underwritten public offering or private placement of debt securities.

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

     "Purchase Money Lien" means a Lien granted on an asset or Property to secure a Purchase Money Obligation or Capital Lease Obligation permitted to be incurred under the Indenture and incurred solely to finance the purchase, or the cost of construction or improvement, of such asset or property; provided however, that such Lien encumbers only such asset or property and is granted within 180 days of such acquisition.

     "Purchase Money Obligations" of any Person means any obligations of such Person to any seller or any other Person incurred or assumed solely to finance the purchase, or the cost of construction or improvement, of real or personal property to be used in the business of such Person or any of its Restricted Subsidiaries in an amount that is not more than 100% of the cost, or fair market value, as appropriate, of such property, and incurred within 90 days after the date of such acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

     "Registration Liquidated Damages" means liquidated damages owing pursuant to the Registration Rights Agreement.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of the Indenture, by and among Seven Seas and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

     "Responsible Officer," when used with respect to the Trustee, means any officer of the Trustee with direct responsibility for the administration of the Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

     "Securities Act" means the United States Securities Act of 1933, as amended.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

     "Special Notes" or "Exchangeable Notes" means the promissory notes, with an aggregate principal amount of $25.0 million, issued by Seven Seas in August 1997.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     "Subsidiary Guarantee" means an unconditional guarantee of the Notes and the Indenture given by any Restricted Subsidiary or other Person pursuant to the terms of the Indenture or any supplement thereto.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any published source or similar market data) most nearly equal to the period from the Redemption Date to May 15, 2002, provided, however, that if the period from the Redemption Date to May 15, 2002 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of the United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to May 15, 2002

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
is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Trust Indenture Act" means the United States Trust Indenture Act of 1939 (15 U.S.C. sec.sec. 77aaa-77bbbb) as in effect on the date on which the Indenture is qualified under the Trust Indenture Act.

     "U.S. Government Securities" means (i) securities that are (a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof and (ii) depository receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Security which is specified in clause (i) above and held by such bank for the account of the holder of such depository receipt, or with respect to any specific payment of principal or interest on any U.S. Government Security which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Security or the specific payment of principal or interest of the U.S. Government Security evidenced by such depository receipt.

     "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of Seven Seas; but only to the extent that such Subsidiary:
(a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with Seven Seas or any Restricted Subsidiary of Seven Seas unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Seven Seas or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Seven Seas; (c) is a Person with respect to which neither Seven Seas nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Equity Interests or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve or maintain any specified levels of profitability (it being understood that agreements entered into in the ordinary course of the Oil and Gas Business relating to transportation or throughput commitments will not constitute such an obligation); and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Seven Seas or any of its Restricted Subsidiaries. Any such designation by the Board of Directors of Seven Seas shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of Seven Seas giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the "Restricted Payments" covenant. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Seven Seas as of such date. The Board of Directors of Seven Seas may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided, that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Seven Seas of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock" and (ii) no Default or Event of Default would be in existence following such designation.

     "Volumetric Production Payments" means production payment obligations of Seven Seas or any of its Subsidiaries which are payable from a specified share of production from specific Properties, together with all undertakings and obligations in connection therewith.

     "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership and limited liability company interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then

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

remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or shares required by applicable law to be held by third parties) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person. Unrestricted Subsidiaries shall not be included in the definition of Wholly Owned Subsidiary for any purposes of the Indenture.

REGISTRATION RIGHTS

     Seven Seas and the Initial Purchasers entered into the Registration Rights Agreement on the Closing Date. Pursuant to the Registration Rights Agreement, Seven Seas filed the Exchange Offer Registration Statement with the Commission within the prescribed period. Upon the effectiveness of the Exchange Offer Registration Statement, the Company commenced the Exchange Offer, offering to certain Holders of Notes which constitute Transfer Restricted Securities the opportunity to exchange their Transfer Restricted Securities for registered Exchange Notes. See "The Exchange Offer."

     If (i) the Exchange Offer is not permitted by applicable law or (ii) any Holder of Notes which are Transfer Restricted Securities notifies Seven Seas prior to the 20th Business Day following the consummation of the Exchange Offer that (a) it is prohibited by law or Commission policy from participating in the Exchange Offer or (b) it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus, and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by it, Seven Seas will file with the Commission a Shelf Registration Statement to register for public resale the Transfer Restricted Securities held by any such Holder who provides Seven Seas with certain information for inclusion in the Shelf Registration Statement. If Seven Seas is required to file a Shelf Registration Statement, it will use its reasonable best efforts to have it declared effective at the earliest possible time and to keep the Shelf Registration Statement effective and available for use by Holders for up to two years.

     For the purposes of the Registration Rights Agreement, "Transfer Restricted Securities" means (a) each Original Note until the earliest to occur of (i) the date such Original Note is exchanged in the Exchange Offer for an Exchange Note that is entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (ii) the date such Original Note has been disposed of in accordance with a Shelf Registration Statement or (iii) the date such Original Note is distributed to the public pursuant to Rule 144 under the Securities Act and (b) each Exchange Note until the date such Exchange Note is disposed of by a Participating Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the prospectus contained therein).

     The Registration Rights Agreement provides that (i) if Seven Seas fails to file an Exchange Offer Registration Statement with the Commission on or prior to the 60th day after the Closing Date, (ii) if the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to the 120th day after the Closing Date, (iii) if the Exchange Offer is not consummated on or before the 30th Business Day after the Exchange Offer Registration Statement is declared effective, (iv) if obligated to file a Shelf Registration Statement and Seven Seas fails to file the Shelf Registration Statement with the Commission on or prior to the 60th day after such filing obligation arises, (v) if obligated to file a Shelf Registration Statement and the Shelf Registration Statement is not declared effective on or prior to the 120th day after the obligation to file a Shelf Registration Statement arises, or (vi) if the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective but thereafter ceases to be effective or useable in connection with resales of the Transfer Restricted Securities during the period specified in the Registration Rights Agreement, for such time of noneffectiveness or non-usability (each, a "Registration Default"), Seven Seas agrees to pay to each Holder of Transfer Restricted Securities affected thereby

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

liquidated damages ("Registration Liquidated Damages") in an amount equal to $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the Registration Liquidated Damages shall increase by an additional $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Registration Liquidated Damages of $0.50 per week per $1,000 in principal amount of Transfer Restricted Securities. Seven Seas shall not be required to pay Registration Liquidated Damages for more than one Registration Default at any given time. Following the cure of all Registration Defaults, the accrual of Registration Liquidated Damages will cease.

     All accrued Registration Liquidated Damages shall be paid by Seven Seas to Holders entitled thereto in the manner, and at the times, provided for the payment of interest in the Indenture.

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of Seven Seas, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs (which is not cured), the Trustee is required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its fights or powers under the Indenture at the request of any Holder of Notes, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY; DELIVERY; FORM AND TRANSFER

     The Exchange Notes initially will be in the form of one or more registered global notes without interest coupons (collectively, the "Global Notes"). Upon issuance, the Global Notes will be deposited with the Trustee, as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee for credit to the accounts of DTC's Direct and Indirect Participants (as defined below).

     Transfer of beneficial interests in any Global Notes will be subject to the applicable rules and procedures of DTC and its Direct or Indirect Participants, which may change from time to time.

     The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in certain limited circumstances. Beneficial interests in the Global Notes may be exchanged for Notes in certificated form in certain limited circumstances. See
"-- Transfer of Interests in Global Notes for Certificated Notes."

  DEPOSITARY PROCEDURES

     DTC has advised Seven Seas that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Participants. The Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities that clear through, or maintain a direct or indirect, custodial relationship with a Direct Participant (collectively, the "Indirect Participants").

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
     DTC has advised Seven Seas that, pursuant to DTC's procedures, DTC will maintain records of the ownership interests of its Direct Participants in the Global Notes and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global Notes. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global Notes.

     The laws of some states in the United States require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a Global Note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that are not Direct Participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests. For certain other restrictions on the transferability of the Notes see "-- Transfers of Interests in Global Notes for Certificated Notes."

     EXCEPT AS DESCRIBED IN "-- TRANSFERS OF INTERESTS IN GLOBAL NOTES FOR CERTIFICATED NOTES," OWNERS OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Under the terms of the Indenture, Seven Seas, the Guarantors (if any) and the Trustee will treat the persons in whose names the Notes are registered (including Notes represented by Global Notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, if any, interest and Liquidated Damages and Additional Amounts, if any, and interest on Global Notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered holder under the Indenture. Consequently, neither Seven Seas, the Trustee nor any agent of Seven Seas or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global Note or (ii) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

     DTC has advised Seven Seas that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the Notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective ownership interests in the Global Notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the Notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the Trustee, Seven Seas or the Subsidiary Guarantors. Neither Seven Seas, the Guarantors (if any) nor the Trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the Notes, and Seven Seas and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Notes for all purposes.

     Transfers of beneficial interests in the Global Notes between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds.

     DTC has advised Seven Seas that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Direct Participants to whose account interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default under the Indenture, DTC reserves the right to exchange Global Notes (without the direction of one or more of its

Direct Participants) for Notes in certificated form, and to distribute such certificated forms of Notes to its Direct Participants. See "-- Transfers of Interests in Global Notes for Certificated Notes."

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among Direct Participants, DTC is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of Seven Seas, the Guarantors (if any) or the Trustee shall have any responsibility for the performance by DTC or its Direct and Indirect Participants of their respective obligations under the rules and procedures governing any of their operations.

     The information in this section concerning DTC and its book-entry systems has been obtained from sources that Seven Seas believes to be reliable, but Seven Seas takes no responsibility for the accuracy thereof.

  TRANSFERS OF INTERESTS IN GLOBAL NOTES FOR CERTIFICATED NOTES

     An entire Global Note may be exchanged for definitive Notes in registered, certificated form without interest coupons ("Certificated Notes") if (i) DTC notifies Seven Seas that it is unwilling or unable to continue as depositary for the Global Notes and Seven Seas thereupon fails to appoint a successor depositary within 90 days or (ii) Seven Seas, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes. In either such case, Seven Seas will notify the Trustee in writing that, upon surrender by the Direct and Indirect Participants of their interests in such Global Note, Certificated Notes will be issued to each person that such Direct and Indirect Participants and DTC identify as being the beneficial owner of the related Notes.

     Beneficial interests in Global Notes held by any Direct or Indirect Participant may be exchanged for Certificated Notes upon request to DTC by such Direct Participant (for itself or on behalf of an Indirect Participant) to the Trustee in accordance with customary DTC procedures. Certificated Notes delivered in exchange for any beneficial interest in any Global Note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct or Indirect Participants (in accordance with DTC's customary procedures).

     Neither Seven Seas, the Guarantors (if any) nor the Trustee will be liable for any delay by the Holder of any Global Note or DTC in identifying the beneficial owners of Notes, and Seven Seas and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Holder of the Global Note or DTC for all purposes.

  SAME DAY SETTLEMENT AND PAYMENT

     The Indenture requires that payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages and Additional Amounts, if any) be made by wire transfer of immediately available same day funds to the accounts specified by the Holder of such Global Note. With respect to Certificated Notes, Seven Seas will make all payments of principal, premium, if any, interest and Liquidated Damages and Additional Amounts, if any, by wire transfer of immediately available same day funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. Seven Seas expects that secondary trading in the Certificated Notes will also be settled in immediately available funds.

                              PLAN OF DISTRIBUTION

     Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchanged Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with any resale of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of one year after the Expiration Date, it will use reasonable efforts to make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale; provided that such Participating Broker-Dealer indicates in the Letter of Transmittal that it is a Participating Broker-Dealer. In addition, until
            , 1998, all broker-dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sale of Exchange Notes by Participating Broker-Dealers or any other persons. Exchange Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of one year after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal.

     By acceptance of this Exchange Offer, each broker-dealer that receives Exchange Notes pursuant to the Exchange Offer agrees that, upon receipt of notice from the Company of the happening of any event which makes any statement in the Prospectus untrue in any material respect or which requires the making of any changes in the Prospectus in order to make the statements therein not misleading (which notice the Company agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the Prospectus until (i) the Company has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such broker-dealer or (ii) the Company has advised such broker-dealer that use of the Prospectus may be resumed. If the Company gives any such notice to suspend the use of the Prospectus, it shall extend the one year period referred to above by the number of days during the suspension period.

     The Company has agreed to pay all expenses incident to the Company's performance of, or compliance with, the Registration Rights Agreement and will indemnify the holders (including any Participating Broker-Dealers) and certain parties related to the holders against certain liabilities, including liabilities under the Securities Act.

             CERTAIN UNITED STATES TAX CONSEQUENCES TO U.S. HOLDERS

     The following is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the Notes which may be relevant to a holder or prospective purchaser of one or more of such Notes. The tax consequences to a holder of the Notes may vary depending upon the particular situation of such holder. The legal conclusions expressed in this summary are based upon current provisions of the Code, applicable Treasury Regulations ("Regulations"), judicial authority and administrative rulings and practice, all as in effect as of the date of this Prospectus, and all of which are subject to change, either prospectively or retroactively. These authorities are subject to various interpretations and it is therefore possible that the tax treatment of the Notes may differ from the treatment described below. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders.

     This summary deals only with persons who will hold the Notes as capital assets, and does not address tax considerations applicable to investors who may be subject to special tax rules, such as financial institutions, tax exempt organizations, insurance companies, foreign persons, dealers in securities or currencies, persons who hold Notes as a hedge or as a position in a "straddle" for tax purposes, and persons who have a "functional currency" other than the U.S. dollar. In addition, the following summary is limited to the United States federal income tax consequences relevant to a U.S. holder of the Notes. A U.S. holder of a Note means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized under the laws of the U.S. or any political subdivision thereof, (iii) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, (iv) an estate the income of which is subject to U.S. federal income tax regardless of source, or
(v) a person otherwise subject to U.S. federal income tax on a net income basis. In addition, the description does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations.

     HOLDERS OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS, AS WELL AS THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION, TO THEIR PARTICULAR SITUATIONS.

PAYMENT OF INTEREST

     Interest on a Note generally will be includable in the income of a holder as ordinary income at the time such interest is received or accrued, in accordance with such holder's method of accounting for United States federal income tax purposes.

CONTINGENT PAYMENTS

     As more fully described under "Description of Notes -- Registration Rights," in the event of a Registration Default, Seven Seas is obligated to pay Liquidated Damages amounts. Under the Regulations, certain contingent payments on debt instruments (like the Liquidated Damages amounts payable in the event of a Registration Default) must be accrued into gross income by a holder (regardless of such holder's method of accounting). However, any payment subject to a remote or incidental contingency (i.e.,there is a remote likelihood that the contingency will occur or the potential amount of the contingent payment is insignificant relative to the remaining payments on the debt instrument) is not considered a contingent payment and is ignored until payment, if any, is actually made. The determination of whether a contingency is remote or incidental is made as of the Issue Date. Seven Seas intends to take the position that the Liquidated Damages payments resulting from a Registration Default are subject to a remote or incidental contingency. Accordingly, any Liquidated Damages payments resulting from a Registration Default should be includable in the income of a holder in accordance with such holder's method of accounting for United States federal income tax purposes.

EXCHANGE OFFER

     Pursuant to the Regulations, the exchange of Original Notes for Exchange Notes pursuant to the Exchange Offer should not constitute a significant modification of the terms of the Notes, and, accordingly, such exchange should be treated as a "non-event" for federal income tax purposes. Therefore, such exchange should have no federal income tax consequences to holders of Notes.

SALES, EXCHANGE OR RETIREMENT OF NOTES

     Upon the sale, exchange or retirement (including redemption) of a Note, other than the exchange of an Original Note for an Exchange Note (see
"-- Exchange Offer" above), a holder of a Note generally will recognize gain or loss in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale, exchange or retirement of the Note (other than in respect of accrued and unpaid interest on the Note, which amounts are treated as ordinary interest income) and such holder's adjusted tax basis in the Note. Such gain or loss will generally be capital gain or loss, and will generally be long-term capital gain if the Note is held for more than 12 months. For individuals, long-term capital gains generally are subject to a maximum tax rate of 28% (20% for assets held more than 18 months). The deductibility of capital losses is subject to limitations.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     In general, information reporting requirements will apply to payments of principal and interest on the Notes, and backup withholding at a rate of 31% will apply to interest payments on the Notes made to holders other than certain exempt recipients (such as corporations) and to proceeds realized by such holders on dispositions of Notes if the holder: (i) fails to furnish its social security or other taxpayer identification Number ("TIN") within a reasonable time after request therefor, (ii) furnishes an incorrect TIN, (iii) fails to report properly interest or dividend income, or (iv) fails under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the Holder is not subject to backup withholding. Any amount withheld from a payment to a holder under the backup withholding rules is allowable as a refund or as a credit against such holder's federal income tax liability, provided that the required information is furnished to the Internal Revenue Service. Holders of Notes should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

               CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

     The following is, as of the date hereof, a summary of the principal Canadian federal income tax consequences to a holder who acquires an Exchange Note pursuant to the Exchange Offer and who, for purposes of the Income Tax Act (Canada) (the "ITA") and at all relevant times, is not resident in Canada. This summary is based on the current provisions of the ITA and the regulations thereunder, the current administrative practices of Revenue Canada, and all specific proposals to amend the ITA and the regulations announced by or on behalf of the Minister of Finance prior to the date hereof. This summary does not otherwise take into account or anticipate changes in the law, whether by judicial, governmental or legislative decision or action, nor does it take into account tax legislation or considerations of any province or territory of Canada or any jurisdiction other than Canada. The provisions of provincial income tax legislation vary from province to province in Canada and in some cases differ from federal income tax legislation.

     THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE INTERPRETED AS, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER OF NOTES. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES TO THEM OF THE ACQUISITION AND EFFECT OF CANADIAN, PROVINCIAL, TERRITORIAL, AND LOCAL TAX LAWS.

     The payment by Seven Seas of interest, principal or premium, if any, on the Exchange Notes to a holder who is not resident in Canada and with whom Seven Seas deals at arm's length within the meaning of the ITA will be exempt from Canadian withholding tax. For the purposes of the ITA, related persons (as therein defined) are deemed not to deal at arm's length, and it is a question of fact whether persons not related to each other deal at arm's length.

     No other taxes on income (including taxable capital gains) will be payable under the ITA in respect of the exchange of an Original Note for an Exchange
Note in the Exchange Offer or in respect of the holding, redemption or disposition of the Exchange Notes by holders who are neither residents nor deemed to be residents of Canada for the purposes of ITA and who do not use or hold and are not deemed by such laws to use or hold the Exchange Notes in carrying on business in Canada for the purposes of the ITA, except that in certain circumstances holders who are non-resident insurers carrying on an insurance business in Canada and elsewhere may be subject to such taxes.

                                 LEGAL MATTERS

     The validity of the Exchange Notes offered hereby will be passed on for the Company by Vinson & Elkins L.L.P., Houston, Texas, and by Preston, Willis & Lackowicz, Whitehorse, Yukon Territory.

                                    EXPERTS

     The audited financial statements of the Company included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of such firm as experts in giving such report.

                              PETROLEUM ENGINEERS

     Information relating to the estimated proved reserves of oil and natural gas and the related estimates of future net revenues and present values thereof as of December 31, 1997 included in this Prospectus and in the notes to the financial statements of the Company have been prepared by Ryder Scott Company Petroleum Engineers, independent petroleum engineers.

                         GLOSSARY OF OIL AND GAS TERMS

     The definitions set forth below shall apply to the indicated terms as used in this Prospectus.

     Anticlinal closure means a subsurface, geological structure in the form of a sine curve (i.e., the formation rises to a rounded peak) as a result of which any oil in the deposit will normally rise to the highest point in the structure.

     API gravity means an indication of density of crude oil or other liquid hydrocarbons as measured by a system recommended by the American Petroleum Institute (API), measured in degrees relative to the specific gravity scale. The higher the API gravity measure, the lighter the compound. For example, asphalt has an API gravity of 8, and gasoline has an API gravity of 50.

     Appraisal Well means a well drilled subsequent to a discovery well in order to confirm potential recoverable reserve quantities prior to development drilling of the field.

     Bbls means barrels.

     Bbls/d means barrels per day of crude oil.

     Bcf means one billion cubic feet of natural gas.

     BOE means barrels of oil equivalent, determined using the ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids.

     Commerciality means the acceptance by Ecopetrol of a field as productive in commercial quantities, in accordance with an association contract with Ecopetrol.

     Commission means the United States Securities and Exchange Commission.

     Completion means the installation of permanent equipment for the production of crude oil or gas, or in the case of a dry hole, the reporting of abandonment to the appropriate agency.

     Delineation well means an exploratory well drilled to extend a known reservoir.

     Development well means a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

     Drill stem test means a method of determining the presence of oil and gas in a formation. When the depth to be tested has been reached in a well being drilled, a special tool is lowered into the hole. The drilling mud is removed and the contents of the formation allowed to flow into the tool while an instrument measures the pressure.

     Ecopetrol means Empresa Colombiana de Petroleos, the Colombian national oil company.

     Exploratory well means a well drilled to find and produce oil and gas reserves in an unproved area, to find a new reservoir in a field previously found to be productive of oil and gas in another reservoir, or to extend a known reservoir.

     Farm-out means an agreement whereby the owner of a lease agrees to assign or transfer the lease (or some portion of it), retaining some interest (such as an overriding royalty or right to share in production), subject to the drilling of one or more wells as a prerequisite to completion of the transfer.

     Field means an area consisting of a single reservoir or multiple reservoirs all grouped on or related to the same individual geological structure feature and/or stratigraphic condition.

     Gross wells or gross acres means the total number of wells or acres in which the Company has an interest, without regard to the size of that interest.

     MBbls means one thousand barrels of crude oil.

     MBbls/d means one thousand barrels per day of crude oil.

     MBOE means one thousand barrels of oil equivalent.

     Mcf means one thousand cubic feet of natural gas.

     Mcf/d means one thousand cubic feet per day of natural gas.

     MMBbls means one million barrels of crude oil.

     MMcf means one million cubic feet of natural gas.

     Net wells or net acres are determined by multiplying gross wells or acres by the Company's working interest in those wells or acres.

     Oil means crude oil and condensate.

     Operator means any person, partnership, corporation or other entity engaged in the business of exercising direct supervision over the drilling or completion of or production from a well.

     Overriding royalty interest means an interest in oil and gas produced at the surface, free of the expense of production.

     Productive well means a well that is found to be capable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of such production exceed production expenses and taxes.

     Proved developed reserves means those proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

     Proved reserves means the estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

     Proved undeveloped reserves means those reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with reasonable certainty that there is continuity of production from the existing productive formation. Estimates for proved undeveloped reserves are attributable to any acreage for which an application of fluid injection or other improved technique is contemplated, only when such techniques have been proved effective by actual tests in the area and in the same reservoir.

     Reservoir means a porous and permeable underground formation containing a natural accumulation of producible oil and/or gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

     Royalty interest means an interest in an oil and gas property entitling the owner to a share of oil or gas production free of costs of production.

     SEC PV-10 means the present value of estimated net revenues attributable to the Company's proved reserves prepared using constant prices as of the calculation date, discounted at 10% per annum on a pre-tax basis using Commission guidelines.

     Seismic means the use of shock waves generated by controlled explosions of dynamite or other means to ascertain the nature and contour of underground geological structures.

     2-D seismic survey means seismic that is run, acquired and processed to yield a two-dimensional picture of the subsurface. Two dimensional seismic is generally prepared in a grid or ray pattern.

     3-D seismic survey means seismic that is run, acquired and processed to yield a three-dimensional picture of the subsurface.

     Undeveloped acreage means acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas regardless of whether such acreage contains proved reserves.

     Working interest means the operating interest that gives the owner the right to share in production or revenues from the producing venture, subject to all royalties and other burdens and to all costs of exploration, development and operations and all risks in connection therewith.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
CONSOLIDATED FINANCIAL STATEMENTS
  Condensed Consolidated Balance Sheets as of March 31, 1998
     (unaudited) and December 31, 1997......................   F-2
  Condensed Statements of Consolidated Operations and
     Accumulated Deficit for the three months ended March
     31, 1998 and 1997 and the Cumulative Total from
     Inception (February 3, 1995 to March 31, 1998
     (unaudited)............................................   F-3
  Condensed Statements of Consolidated Cash Flows for the
     three months ended March 31, 1998 and 1997 and the
     Cumulative Total from Inception (February 3, 1995) to
     March 31, 1998 (unaudited).............................   F-4
  Notes to Condensed Consolidated Financial Statements
     (unaudited)............................................   F-5
  Report of Independent Public Accountants..................   F-8
  Consolidated Balance Sheets as of December 31, 1997 and
     1996...................................................   F-9
  Statements of Consolidated Operations for the years ended
     December 31, 1997 and 1996 and from Inception (February
     3, 1995) to December 31, 1995..........................  F-10
  Statement of Consolidated Stockholders' Equity for the
     years ended December 31, 1997 and 1996 and from
     Inception (February 3, 1995) to December 31, 1997......  F-11
  Statements of Consolidated Cash Flows for the years ended
     December 31, 1997 and 1996 and from Inception (February
     3, 1995) to December 31, 1995..........................  F-12
  Notes to Consolidated Financial Statements................  F-13

                   SEVEN SEAS PETROLEUM INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                MARCH 31,
                                                                  1998        DECEMBER 31,
                                                               (UNAUDITED)        1997
ASSETS
CURRENT
  Cash and cash equivalents.................................    $  8,725        $ 18,067
  Marketable securities.....................................          --              44
  Accounts receivable.......................................       3,802           3,865
  Prepaids and other........................................         109             118
                                                                --------        --------
                                                                  12,636          22,094
Note receivable from related party..........................         200             200
Land........................................................         441              --
Evaluated oil and gas interests, full-cost method...........      47,652          46,117
Unevaluated oil and gas interests, full-cost method.........     229,338         221,713
Fixed assets, net of accumulated depreciation of $61 at
  March 31, 1998 and $43 at December 31, 1997...............         333             304
  Other assets, net of accumulated amortization of $260 at
     March 31, 1998 and $194 at December 31, 1997...........       1,420           1,486
                                                                --------        --------
TOTAL ASSETS................................................    $292,020        $291,914
                                                                ========        ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT
  Accounts payable..........................................    $  5,497        $  6,885
  Accrued compensation......................................         659           1,228
  Interest payable..........................................         375              --
  Other accrued liabilities.................................          --              92
                                                                --------        --------
                                                                   6,531           8,205
Long-term debt..............................................      25,000          25,000
Deferred income taxes.......................................      70,459          70,459
Minority interest...........................................       5,297           4,087
STOCKHOLDERS' EQUITY
Share capital --
  Authorized unlimited common shares without par value and
     unlimited Class A preferred shares without par value;
     35,226,606 and 35,071,606 issued and outstanding common
     shares at March 31, 1998 and December 31, 1997,
     respectively...........................................     198,091         196,406
Deficit accumulated during development stage................     (13,358)        (12,243)
Treasury stock, 29 shares held at December 31, 1998 and
  December 31, 1997.........................................          --              --
                                                                --------        --------
Total Stockholders' Equity..................................     184,733         184,163
                                                                --------        --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................    $292,020        $291,914
                                                                ========        ========

   The accompanying notes are an integral part of these financial statements.

                   SEVEN SEAS PETROLEUM INC AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

                CONDENSED STATEMENTS OF CONSOLIDATED OPERATIONS
                            AND ACCUMULATED DEFICIT
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                   CUMULATIVE TOTAL
                                                                                    FROM INCEPTION
                                                                                     (FEBRUARY 3,
                                                    THREE MONTHS ENDED MARCH 31,         1995)
                                                    ----------------------------     TO MARCH 31,
                                                        1998            1997             1998
REVENUE
  Crude oil sales.................................  $        --     $       319       $     1,013
  Interest income.................................          184             114             1,465
                                                    -----------     -----------       -----------
                                                            184             433             2,478
EXPENSES
  General and administrative......................        1,120             917            13,360
  Lease operating expenses........................          188             230             1,348
  Depreciation and amortization...................           84              20               381
  Dry hole and abandonment costs..................           --              17             1,145
  Geological and geophysical......................           --               9                47
  Other (income) expense..........................          (30)             --               (55)
  Loss on sale of resource properties.............           --              --                31
                                                    -----------     -----------       -----------
                                                          1,362           1,193            16,257
NET LOSS BEFORE INCOME TAXES......................       (1,178)           (760)          (13,779)
INCOME TAX EXPENSE................................           15              --                15
NET LOSS BEFORE MINORITY INTEREST.................       (1,193)           (760)          (13,794)
MINORITY INTEREST.................................           78              38               436
                                                    -----------     -----------       -----------
NET LOSS..........................................  $    (1,115)    $      (722)      $   (13,358)
                                                    ===========     ===========       ===========
DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE,
  BEGINNING OF PERIOD.............................      (12,243)         (4,315)               --
DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE,
  END OF PERIOD...................................  $   (13,358)    $    (5,037)      $   (13,358)
                                                    ===========     ===========       ===========
BASIC AND DILUTED NET LOSS PER COMMON SHARE.......  $     (0.03)    $     (0.03)      $     (0.67)
                                                    ===========     ===========       ===========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING........   35,126,162      25,245,027        19,812,121
                                                    ===========     ===========       ===========

   The accompanying notes are an integral part of these financial statements.

                   SEVEN SEAS PETROLEUM INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

                CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                                     CUMULATIVE
                                                                                     TOTAL FROM
                                                                                     INCEPTION
                                                              THREE MONTHS ENDED    (FEBRUARY 3,
                                                                   MARCH 31,           1995)
                                                              -------------------   TO MARCH 31,
                                                                1998       1997         1998
OPERATING ACTIVITIES
  Net loss..................................................  $ (1,115)   $  (722)    $(13,358)
  Add (subtract) items not requiring (providing) cash:
  Compensation expense......................................        --         --        2,140
  Minority interest.........................................       (78)        --         (436)
  Common stock contribution to 401(k) retirement plan.......        --         --           79
  Dry hole and abandonment costs............................        --          3        1,140
  Gain on sale of marketable securities.....................        (6)        --           (6)
  Loss on sale of resource properties.......................        --         --           31
  Depreciation and amortization.............................        84         18          381
  Changes in working capital excluding changes to cash and
     cash equivalents:
     Accounts receivable....................................      (478)       (30)      (2,920)
     Prepaids and other, net................................         9         (1)        (109)
     Accounts payable.......................................      (427)      (904)       1,065
     Other accrued liabilities..............................       (92)        --           --
                                                              --------    -------     --------
Cash Flow Used in Operating Activities......................    (2,103)    (1,636)     (11,993)
                                                              --------    -------     --------
INVESTING ACTIVITIES
  Exploration of oil and gas properties.....................    (9,746)    (1,169)     (32,112)
  Purchase of land..........................................      (441)        --         (441)
  Proceeds from acquisition.................................        --         12          630
  Proceeds from sale of property............................        --         --           84
  Proceeds from sale of marketable securities...............        50                      50
  Note receivable from related party........................        --         --         (200)
  Other asset additions.....................................       (47)       (27)        (561)
                                                              --------    -------     --------
Cash Flow Used in Investing Activities......................   (10,184)    (1,184)     (32,550)
                                                              --------    -------     --------
FINANCING ACTIVITIES
  Proceeds from special warrants issued.....................        --         --       12,109
  Proceeds from share capital issued........................     1,116      3,549       12,610
  Proceeds from additional paid-in capital contributed......        --         --            1
  Proceeds from issuance of special notes...................        --         --       25,000
  Costs of issuing special notes............................        --         --       (1,573)
  Contributions by minority interest........................     1,829        288        5,121
  Purchase of treasury stock................................        --         --           --
                                                              --------    -------     --------
Cash Flow Provided by Financing Activities..................     2,945      3,837       53,268
                                                              --------    -------     --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........    (9,342)     1,017        8,725
Cash and cash equivalents, beginning of period..............    18,067     10,620           --
                                                              --------    -------     --------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................  $  8,725    $11,637     $  8,725
                                                              ========    =======     ========

   The accompanying notes are an integral part of these financial statements.

                   SEVEN SEAS PETROLEUM INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. BASIS OF PRESENTATION

     The accompanying unaudited, condensed consolidated financial statements include the accounts of Seven Seas Petroleum Inc. and it subsidiaries (collectively referred to as "Seven Seas" or the "Company") after elimination of intercompany balances and transactions.

     The unaudited, condensed consolidated financial statements of the Company for the periods indicated herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission and in accordance with generally accepted accounting principles for interim financial reporting. Accordingly, they do not include all of the information and footnotes required by the GAAP for complete financial statements. In the opinion of management, all adjustment, consisting of normal recurring accruals, necessary to present fairly the information in the accompanying condensed consolidated financial statements have been included. Interim period results are not necessarily indicative of the results of operations or cash flows for a full year period. The condensed financial statements included herein should be read in conjunction with the audited financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

     Seven Seas Petroleum Inc. (a Yukon Territory, Canada corporation) was formed on February 3, 1995. Seven Seas is a development stage enterprise engaging in acquisition, exploration, and development of interests in oil and gas projects worldwide. The Company's primary business operations to date have been the exploration and development of its interests in Colombia, South America.

     The Company has yet to generate any significant revenue from oil and gas sales and has no assurance of future revenues. The Company's principal asset is its 57.7 percent working interest in the Dindal Association Contract and Rio Seco Association Contract (collectively, the "Association Contracts" or the "Emerald Mountain Project"). The Association Contracts were issued by Empresa Colombiana de Petroleos ("Ecopetrol"), the National Oil Company of Colombia, in March 1993 and August 1995, respectively, and entitle the Company to engage in exploration, development, and production activities in Colombia. To date, five exploratory wells have been drilled and completed on Emerald Mountain and have encountered on average 303 feet of Cimarrona formation at vertical depths between 6,000 and 7,500 feet. For the five wells where production testing has been completed, actual per well production rates realized ranged from 3,415 to 13,123 barrels per day with an average in excess of 7,079 barrels per day. Currently two additional wells are drilling or completing and one well has been drilled and temporarily abandoned pending potential sidetrack operations or re-drilling. The Company plans to rapidly and efficiently continue its field development and delineation drilling program and to build the production facilities and pipeline infrastructure to allow its production to reach existing transportation lines for access to export markets.

     Seven Seas is subject to several categories of risk associated with its development stage activities. Oil and gas exploration and development is a speculative business and involves a high degree of risk. The Company has expended, and plans to expend, significant amounts of capital on the acquisition and exploration of its properties, and most of such properties have not been fully evaluated for hydrocarbon potential. The exploration and development of current properties and any properties acquired in the future are expected to require substantial amounts of additional capital which the Company may be required to raise through debt or equity financings, which might involve encumbering properties or entering into arrangements where certain costs of exploration will be paid by others to earn an interest in the property. Seven Seas' success currently depends to a high degree on its activities in Colombia. However, there are risks that result because the Company has acquired, and intends to continue to acquire, interests in properties outside of North America, in some cases in countries that may be considered politically and economically unstable.

2. SUBSEQUENT EVENT

     The Company issued $110 million aggregate principal amount of 12 1/2% Senior Notes due 2005 (the "Notes") in a private transaction on May 7, 1998 that was not subject to registration requirements of the Securities Act of 1933. The Notes mature on May 15, 2005. Interest on the Notes will be payable semi-annually, in arrears on May 15 and November 15 commencing November 15, 1998 to holders of record on the immediately preceding May 1 and November 1.

     The Notes will represent senior obligations of the Company, ranking pari passu in right and priority of payment with all existing and future senior indebtedness and senior in right and priority of payment to all indebtedness that is expressly subordinated to the Notes.

     In accordance with the terms of the Notes, the Company purchased $13.5 million of U.S. Government Securities from the proceeds of the Notes and deposited such securities in a segregated account in an amount that will be sufficient to provide for payment of the first two scheduled interest payments. Additionally, the Company purchased and pledged to the Bank of Nova Scotia Trust Company New York, the Trustee, as security for the benefit of the holders of the Notes, U.S. Government Securities in an amount that will be sufficient to provide payment of the four scheduled interest payments on the Notes from November 15, 1999 through May 15, 2001.

     Banque Paribas has provided a commitment letter (the "Commitment Letter") pursuant to which Banque Paribas has agreed to provide a $25 million senior secured revolving credit facility. The Commitment Letter provides that the revolving credit facility will have a term of three years. Borrowings under the facility will bear interest, at the Company's option, at LIBOR plus a margin of 2.75% or Citibank's base rate plus a margin of 1.00%. The amount available under the facility will be subject to periodic redetermination based on the value of the Company's reserves. A commitment fee of 0.50% is payable on the unused portion of the facility. In addition, the indebtedness under the credit facility will be guaranteed, subject to funding, by certain of the Company's Subsidiaries. The facility will be secured by certain assets of the Company and certain of its subsidiaries, including the stock of certain of the Company's Subsidiaries, intercompany notes, equipment, inventory, contract rights, and a collateral account that will include proceeds of sales of production under the Association Contracts. The facility will also contain certain restrictive covenants which impose limitations on the Company and its Subsidiaries, with respect to, among other things, (i) the creation of liens, (ii) mergers, acquisitions or dispositions of assets, (iii) incurrence of indebtedness, (iv) transactions with affiliates, (v) sale-leaseback transactions and (vi) dividends and other restricted payments. The credit facility will also require the company to maintain a minimum current ratio, a minimum tangible net working capital, and a minimum debt coverage ratio. The credit facility will contain customary events of default. No assurance can be made that the credit facility will be completed on the terms set forth in the Commitment Letter or on terms acceptable to the Company prior to the time additional funds are required by the Company.

3. RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement No. 130, "Reporting Comprehensive Income" ("Statement No. 130") and Statement No. 131, "Disclosures About Segments of an Enterprise and Related Information ("Statement No. 131"). In February 1998, the FASB issued Statement No. 132 "Employers' Disclosure About Pension and Other Post-retirement Benefits" ("Statement No. 132") that revised disclosure requirements for pension and other post-retirement benefits. Statement No. 132 does not impact the Company's disclosure or reporting. During the first quarter of 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued two Statements of Position ("SOP"), SOP 98-5 "Reporting on the Costs of Start-up Activities and SOP 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use".

     Statement No. 130 established standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. This standard does not currently alter the Company's reporting or disclosure.

     Statement No. 131 established standards for the way public enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to share holders. It also established standards for related disclosure about products and services, geographic areas and major customers. Statement No. 131 will not currently impact the Company's disclosure or reporting.

     SOP 98-1 establishes guidance on the accounting for the costs of computer software developed or obtained for internal use. The Company's current accounting policies adhere to the provisions of the SOP.

     SOP 98-5 provides guidance on the accounting for start up costs and organization costs, and must be adopted for fiscal years beginning after December 15, 1998. At adoption, the Company will be required to record the cumulative effect of a change in accounting principle to write off any unamortized start up or organization costs remaining on the balance sheet. The Company plans to adopt the SOP in the first quarter of 1999.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of Seven Seas Petroleum Inc.:

     We have audited the accompanying consolidated balance sheets of Seven Seas Petroleum Inc. (a Yukon Territory, Canada corporation in the development stage) and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations and accumulated deficit, stockholders' equity and cash flows for the years then ended and for the period from inception (February 3, 1995) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Seven Seas Petroleum Inc. and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended and for the period from inception (February 3, 1995) to December 31, 1995 in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP

Houston, Texas
February 27, 1998

                   SEVEN SEAS PETROLEUM INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                              DECEMBER 31,     DECEMBER 31,
                                                                  1997             1996
CURRENT
  Cash and cash equivalents.................................  $ 18,067,189     $ 10,620,477
  Marketable securities.....................................        43,795           43,795
  Accounts receivable.......................................     3,865,180        1,241,430
  Prepaids and other........................................       118,447               --
                                                              ------------     ------------
                                                                22,094,611       11,905,702
Note receivable from related party..........................       200,000               --
Evaluated oil and gas interests, full-cost method...........    46,116,873        1,611,665
Unevaluated oil and gas interests, full-cost method.........   221,713,473      221,884,126
Fixed assets, net of accumulated depreciation of $42,716 at
  December 31, 1997 and $12,194 at December 31, 1996........       303,623           74,219
Other assets, net of accumulated amortization of $194,166 at
  December 31, 1997 and $76,622 at December 31, 1996........     1,485,544           25,270
                                                              ------------     ------------
  TOTAL ASSETS..............................................  $291,914,124     $235,500,982
                                                              ============     ============

                           LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT
  Accounts payable..........................................  $  6,885,573     $  2,560,665
  Accrued compensation......................................     1,228,000               --
  Other accrued liabilities.................................        91,917          245,000
                                                              ------------     ------------
                                                                 8,205,490        2,805,665
Long-term debt..............................................    25,000,000               --
Deferred income taxes.......................................    70,458,512       63,967,775
Minority interest...........................................     4,087,022        1,060,433
COMMITMENTS AND CONTINGENCIES (Note 10).....................            --               --
STOCKHOLDERS' EQUITY
Share capital --
  Authorized unlimited common shares without par value and
     unlimited Class A preferred shares without par value;
     35,071,606 and 13,315,796 issued and outstanding common
     shares at December 31, 1997 and December 31, 1996,
     respectively...........................................   196,405,889        6,781,616
Preferred share subscriptions -- 5,002,972 shares at
  December 31, 1996.........................................            --       45,652,120
Special warrant subscriptions -- 14,274,171 warrants at
  December 31, 1996.........................................            --      119,548,227
Deficit accumulated during development stage................   (12,242,557)      (4,314,622)
Treasury stock, 29 shares held at December 31, 1997 and
  December 31, 1996.........................................          (232)            (232)
                                                              ------------     ------------
  Total Stockholders' Equity................................   184,163,100      167,667,109
                                                              ------------     ------------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY................  $291,914,124     $235,500,982
                                                              ============     ============

   The accompanying notes are an integral part of these financial statements.

                   SEVEN SEAS PETROLEUM INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

         STATEMENTS OF CONSOLIDATED OPERATIONS AND ACCUMULATED DEFICIT

                                                                                       CUMULATIVE
                                                                     PERIOD FROM         TOTAL
                                                                      INCEPTION      FROM INCEPTION
                                                                     (FEBRUARY 3,     (FEBRUARY 3,
                                        YEAR ENDED DECEMBER 31,        1995) TO         1995) TO
                                      ---------------------------    DECEMBER 31,     DECEMBER 31,
                                          1997           1996            1995             1997
REVENUE
  Crude oil sales.................    $    779,767    $   233,682    $        --      $  1,013,449
  Interest income.................         787,189        341,599        152,383         1,281,171
                                      ------------    -----------    -----------      ------------
                                         1,566,956        575,281        152,383         2,294,620
EXPENSES
  General and administrative......       8,714,333      2,454,884      1,070,765        12,239,982
  Lease operating expenses........         907,218        252,504             --         1,159,722
  Depreciation and amortization...         148,065        111,334         37,671           297,070
  Dry hole and abandonment
     costs........................          16,952          4,910      1,122,806         1,144,668
  Geological and geophysical......          27,372         10,521          9,769            47,662
  Other (income) expense..........         (25,331)            --             --           (25,331)
  Loss on sale of resource
     properties...................              --             --         31,357            31,357
                                      ------------    -----------    -----------      ------------
                                         9,788,609      2,834,153      2,272,368        14,895,130
NET LOSS BEFORE MINORITY
  INTEREST........................      (8,221,653)    (2,258,872)    (2,119,985)      (12,600,510)
MINORITY INTEREST.................         293,718         64,235             --           357,953
                                      ------------    -----------    -----------      ------------
NET LOSS..........................    $ (7,927,935)   $(2,194,637)   $(2,119,985)     $(12,242,557)
                                      ============    ===========    ===========      ============
DEFICIT ACCUMULATED DURING THE
  DEVELOPMENT STAGE, beginning of
  period..........................      (4,314,622)    (2,119,985)            --                --
DEFICIT ACCUMULATED DURING THE
  DEVELOPMENT STAGE, end of
  period..........................    $(12,242,557)   $(4,314,622)   $(2,119,985)     $(12,242,557)
                                      ============    ===========    ===========      ============
BASIC AND DILUTED NET LOSS PER
  COMMON SHARE....................    $      (0.24)   $     (0.17)   $     (0.23)     $      (0.66)
                                      ============    ===========    ===========      ============
WEIGHTED AVERAGE
  COMMON SHARES OUTSTANDING.......      32,504,872     12,971,871      9,247,101        18,515,541
                                      ============    ===========    ===========      ============

   The accompanying notes are an integral part of these financial statements.

                   SEVEN SEAS PETROLEUM INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

                 STATEMENT OF CONSOLIDATED STOCKHOLDERS' EQUITY
   FOR THE PERIOD FROM INCEPTION (FEBRUARY 3, 1995) THROUGH DECEMBER 31, 1997

                                                                                         COMMON STOCK
                                                                                   -------------------------
                                                                    DATE             NUMBER        AMOUNT
Issuance of common share to founder.......................  February 3, 1995                1   $         --
Issuance of common shares to founder for cash.............  February 27, 1995         999,999              1
Issuance of common shares in a private placement for cash
 ($0.25 per share)........................................  March 22, 1995          4,000,000      1,000,000
Issuance of common shares in private placements for cash
 ($0.75 per share)........................................  May 31, 1995            5,687,666      4,265,750
                                                            June 9, 1995              979,000        734,250
Issuance of common shares in settlement of agents' fees
 ($0.75 per share)........................................  May 31, 1995              284,383        213,287
                                                            June 9, 1995               48,950         36,713
Less: Common share issuance cost..........................  May 31 - June 9, 1995          --       (250,000)
Issuance of common shares in connection with the May 5,
 1995 amalgamation agreement with Rusty Lake Resources
 ($0.25 per share)........................................  June 29-30, 1995          680,464        170,116
Net loss..................................................                                 --             --
                                                                                   ----------   ------------
BALANCE AT DECEMBER 31, 1995..............................                         12,680,463      6,170,117
Issuance of special warrants in a brokered private
 placement for cash ($2.75 per warrant)...................  March 15, 1996                 --             --
Issuance of common shares to the Company's 401(k) plan
 ($7.875 per share).......................................  April 29, 1996             10,000         78,750
Purchase Treasury Stock ($8.00 per share).................  June 26, 1996                  --             --
Exercise of stock options for cash ($.75 per share).......  Jan. - June 1996          305,000        228,750
Exercise of stock options for cash ($7.125 per share).....  April 29, 1996             10,000         71,250
Issuance of exchangeable preferred stock in connection
 with business combination ($9.125 per share).............  July 26, 1996                  --             --
Issuance of special warrants in connection with business
 combination ($9.125 per warrant).........................  July 26, 1996                  --             --
Issuance of convertible special warrants in a brokered
 private placement for cash ($15.00 per warrant)..........  October 16, 1996               --             --
Exercise of stock options for cash ($.75 per share).......  July - December 1996      310,333        232,749
Net loss..................................................                                 --             --
                                                                                   ----------   ------------
BALANCE AT DECEMBER 31, 1996..............................                         13,315,796      6,781,616
Conversion of special warrants issued in connection with
 the business combination dated July 26, 1996 ($9.125 per
 share)...................................................  February 7, 1997       11,774,171    107,439,309
Conversion of the preferred shares in connection with the
 business combination dated July 26, 1996 ($9.125 per
 share)...................................................  February 7, 1997        5,002,972     45,652,120
Conversion of privately placed special warrants ($15.00
 per warrant).............................................  February 7, 1997          500,000      7,013,370
Conversion of privately placed special warrants ($2.75 per
 warrant).................................................  February 7, 1997        2,000,000      5,095,548
Issuance of common shares in connection with the business
 combination ($18.55 per share)...........................  March 5, 1997           1,000,000     18,550,000
Conversion of privately placed special warrants for cash
 ($3.50 per warrant)......................................  March 14, 1997          1,000,000      3,500,000
Exercise of stock options ($.75 - 10.90 per share)........  Jan. - December 1997      478,667      2,373,926
Net loss..................................................                                 --             --
                                                                                   ----------   ------------
BALANCE AT DECEMBER 31, 1997..............................                         35,071,606   $196,405,889
                                                                                   ==========   ============


                                                                 PREFERRED STOCK             SPECIAL WARRANTS
                                                            -------------------------   ---------------------------
                                                              NUMBER        AMOUNT        NUMBER         AMOUNT
Issuance of common share to founder.......................          --   $         --            --   $          --
Issuance of common shares to founder for cash.............          --             --            --              --
Issuance of common shares in a private placement for cash
 ($0.25 per share)........................................          --             --            --              --
Issuance of common shares in private placements for cash
 ($0.75 per share)........................................          --             --            --              --
                                                                    --             --            --              --
Issuance of common shares in settlement of agents' fees
 ($0.75 per share)........................................          --             --            --              --
                                                                    --             --            --              --
Less: Common share issuance cost..........................          --             --            --              --
Issuance of common shares in connection with the May 5,
 1995 amalgamation agreement with Rusty Lake Resources
 ($0.25 per share)........................................          --             --            --              --
Net loss..................................................          --             --            --              --
                                                            ----------   ------------   -----------   -------------
BALANCE AT DECEMBER 31, 1995..............................          --             --            --              --
Issuance of special warrants in a brokered private
 placement for cash ($2.75 per warrant)...................          --             --     2,000,000       5,095,548
Issuance of common shares to the Company's 401(k) plan
 ($7.875 per share).......................................          --             --            --              --
Purchase Treasury Stock ($8.00 per share).................          --             --            --              --
Exercise of stock options for cash ($.75 per share).......          --             --            --              --
Exercise of stock options for cash ($7.125 per share).....          --             --            --              --
Issuance of exchangeable preferred stock in connection
 with business combination ($9.125 per share).............   5,002,972     45,652,120            --              --
Issuance of special warrants in connection with business
 combination ($9.125 per warrant).........................          --             --    11,774,171     107,439,309
Issuance of convertible special warrants in a brokered
 private placement for cash ($15.00 per warrant)..........          --             --       500,000       7,013,370
Exercise of stock options for cash ($.75 per share).......          --             --            --              --
Net loss..................................................          --             --            --              --
                                                            ----------   ------------   -----------   -------------
BALANCE AT DECEMBER 31, 1996..............................   5,002,972     45,652,120    14,274,171     119,548,227
Conversion of special warrants issued in connection with
 the business combination dated July 26, 1996 ($9.125 per
 share)...................................................          --             --   (11,774,171)   (107,439,309)
Conversion of the preferred shares in connection with the
 business combination dated July 26, 1996 ($9.125 per
 share)...................................................  (5,002,972)   (45,652,120)           --              --
Conversion of privately placed special warrants ($15.00
 per warrant).............................................          --             --      (500,000)     (7,013,370)
Conversion of privately placed special warrants ($2.75 per
 warrant).................................................          --             --    (2,000,000)     (5,095,548)
Issuance of common shares in connection with the business
 combination ($18.55 per share)...........................          --             --            --              --
Conversion of privately placed special warrants for cash
 ($3.50 per warrant)......................................          --             --            --              --
Exercise of stock options ($.75 - 10.90 per share)........          --             --            --              --
Net loss..................................................          --             --            --              --
                                                            ----------   ------------   -----------   -------------
BALANCE AT DECEMBER 31, 1997..............................          --   $         --            --   $          --
                                                            ==========   ============   ===========   =============

                                                                                DEFICIT
                                                                              ACCUMULATED
                                                            TREASURY STOCK       DURING
                                                            ---------------   DEVELOPMENT
                                                            NUMBER   AMOUNT      PHASE          TOTAL
Issuance of common share to founder.......................    --     $  --    $        --    $         --
Issuance of common shares to founder for cash.............    --        --             --               1
Issuance of common shares in a private placement for cash
 ($0.25 per share)........................................    --        --             --       1,000,000
Issuance of common shares in private placements for cash
 ($0.75 per share)........................................    --        --             --       4,265,750
                                                              --        --             --         734,250
Issuance of common shares in settlement of agents' fees
 ($0.75 per share)........................................    --        --             --         213,287
                                                              --        --             --          36,713
Less: Common share issuance cost..........................    --        --             --        (250,000)
Issuance of common shares in connection with the May 5,
 1995 amalgamation agreement with Rusty Lake Resources
 ($0.25 per share)........................................    --        --             --         170,116
Net loss..................................................    --        --     (2,119,985)     (2,119,985)
                                                             ---     -----    ------------   ------------
BALANCE AT DECEMBER 31, 1995..............................    --        --     (2,119,985)      4,050,132
Issuance of special warrants in a brokered private
 placement for cash ($2.75 per warrant)...................    --        --             --       5,095,548
Issuance of common shares to the Company's 401(k) plan
 ($7.875 per share).......................................    --        --             --          78,750
Purchase Treasury Stock ($8.00 per share).................    29      (232)            --            (232)
Exercise of stock options for cash ($.75 per share).......    --        --             --         228,750
Exercise of stock options for cash ($7.125 per share).....    --        --             --          71,250
Issuance of exchangeable preferred stock in connection
 with business combination ($9.125 per share).............    --        --             --      45,652,120
Issuance of special warrants in connection with business
 combination ($9.125 per warrant).........................    --        --             --     107,439,309
Issuance of convertible special warrants in a brokered
 private placement for cash ($15.00 per warrant)..........    --        --             --       7,013,370
Exercise of stock options for cash ($.75 per share).......    --        --             --         232,749
Net loss..................................................    --        --     (2,194,637)     (2,194,637)
                                                             ---     -----    ------------   ------------
BALANCE AT DECEMBER 31, 1996..............................    29      (232)    (4,314,622)    167,667,109
Conversion of special warrants issued in connection with
 the business combination dated July 26, 1996 ($9.125 per
 share)...................................................    --        --             --              --
Conversion of the preferred shares in connection with the
 business combination dated July 26, 1996 ($9.125 per
 share)...................................................    --        --             --              --
Conversion of privately placed special warrants ($15.00
 per warrant).............................................    --        --             --              --
Conversion of privately placed special warrants ($2.75 per
 warrant).................................................    --        --             --              --
Issuance of common shares in connection with the business
 combination ($18.55 per share)...........................    --        --             --      18,550,000
Conversion of privately placed special warrants for cash
 ($3.50 per warrant)......................................    --        --             --       3,500,000
Exercise of stock options ($.75 - 10.90 per share)........    --        --             --       2,373,926
Net loss..................................................    --        --     (7,927,935)     (7,927,935)
                                                             ---     -----    ------------   ------------
BALANCE AT DECEMBER 31, 1997..............................    29     $(232)   $(12,242,557)  $184,163,100
                                                             ===     =====    ============   ============

   The accompanying notes are an integral part of these financial statements.

                   SEVEN SEAS PETROLEUM INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

                     STATEMENTS OF CONSOLIDATED CASH FLOWS

                                                                               PERIOD FROM        CUMULATIVE TOTAL
                                                                                INCEPTION          FROM INCEPTION
                                                YEAR ENDED DECEMBER 31,     (FEBRUARY 3, 1995)   (FEBRUARY 3, 1995)
                                               --------------------------    TO DECEMBER 31,      TO DECEMBER 31,
                                                   1997          1996              1995                 1997
OPERATING ACTIVITIES
  Net loss...................................  $ (7,927,935)  $(2,194,637)     $(2,119,985)         $(12,242,557)
  Add (subtract) items not requiring
    (providing) cash:
  Compensation Expense.......................     2,140,250            --               --             2,140,250
  Minority interest..........................      (293,718)      (64,235)              --              (357,953)
  Common stock contribution to 401(k)
    retirement plan..........................            --        78,750               --                78,750
  Dry hole and abandonment costs.............        16,952            --        1,122,806             1,139,758
  Loss on sale of resource properties........            --            --           31,357                31,357
  Depreciation and amortization..............       148,065       111,334           37,671               297,070
  Changes in working capital excluding
    changes to cash and cash equivalents:
    Accounts receivable......................    (2,082,750)     (316,431)         (43,642)           (2,442,823)
    Prepaids and other, net..................      (118,447)          482             (482)             (118,447)
    Accounts payable.........................     1,389,194       (17,472)         120,305             1,492,027
    Other accrued liabilities................      (153,083)      245,000               --                91,917
                                               ------------   -----------      -----------          ------------
Cash Flow Used in Operating Activities.......    (6,881,472)   (2,157,209)        (851,970)           (9,890,651)
                                               ------------   -----------      -----------          ------------
INVESTING ACTIVITIES
  Exploration of oil and gas properties......   (16,359,726)   (4,309,446)      (1,696,943)          (22,366,115)
  Proceeds from acquisition..................            --       630,226               --               630,226
  Proceeds from sale of property.............            --            --           84,336                84,336
  Note receivable from related party.........      (200,000)           --               --              (200,000)
  Other asset additions......................      (280,194)      (64,135)        (169,821)             (514,150)
                                               ------------   -----------      -----------          ------------
Cash Flow Used in Investing Activities.......   (16,839,920)   (3,743,355)      (1,782,428)          (22,365,703)
                                               ------------   -----------      -----------          ------------
FINANCING ACTIVITIES
  Proceeds from special warrants issued......            --    12,108,917               --            12,108,917
  Proceeds from share capital issued.........     4,961,726       532,750        6,000,001            11,494,477
  Proceeds from additional paid-in capital
    contributed..............................            --           999               --                   999
  Proceeds from issuance of special notes....    25,000,000            --               --            25,000,000
  Costs of issuing special notes.............    (1,572,929)           --               --            (1,572,929)
  Contributions by minority interest.........     2,779,307       513,004               --             3,292,311
  Purchase of treasury stock.................            --          (232)              --                  (232)
                                               ------------   -----------      -----------          ------------
Cash Flow Provided by Financing Activities...    31,168,104    13,155,438        6,000,001            50,323,543
                                               ------------   -----------      -----------          ------------
NET INCREASE (DECREASE) IN
  CASH AND CASH EQUIVALENTS..................     7,446,712     7,254,874        3,365,603            18,067,189
Cash and cash equivalents, beginning
  of period..................................    10,620,477     3,365,603               --                    --
                                               ------------   -----------      -----------          ------------
CASH AND CASH EQUIVALENTS,
  END OF PERIOD..............................  $ 18,067,189   $10,620,477      $ 3,365,603          $ 18,067,189
                                               ============   ===========      ===========          ============

   The accompanying notes are an integral part of these financial statements.

                   SEVEN SEAS PETROLEUM INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DEVELOPMENT STAGE OPERATIONS:

     Seven Seas Petroleum Inc. (a Yukon Territory, Canada corporation) was formed on February 3, 1995. Seven Seas Petroleum Inc. and its subsidiaries (collectively referred to as "Seven Seas" or the "Company") are collectively a development stage enterprise engaging in acquisition, exploration, and development of interests in oil and gas projects worldwide. The Company's primary business operations to date have been the exploration and development of its interests in Colombia, South America.

     The Company has yet to generate any significant revenue from oil and gas sales and has no assurance of future revenues. The Company's principal asset is its 57.7 percent working interest in the Dindal Association Contract and Rio Seco Association Contract (collectively, the "Association Contracts" or the "Emerald Mountain Project"). The Association Contracts were issued by Empresa Colombiana de Petroleos ("Ecopetrol"), the National Oil Company of Colombia, in March 1993 and August 1995, respectively, and entitle the Company to engage in exploration, development, and production activities in Colombia. In 1994, a predecessor to the Company drilled the Escuela #1, which was non-commercial. The five exploratory wells completed to date on Emerald Mountain have encountered on average 303 feet of Cimarrona formation at vertical depths between 6,000 and 7,500 feet. For the five wells where production testing has been completed, actual per well production rates realized ranged from 3,415 to 13,123 barrels per day with an average in excess of 7,079 barrels per day. The Company plans to rapidly and efficiently continue its field development and delineation drilling program and to build the production facilities and pipeline infrastructure to allow its production to reach existing transportation lines for access to export markets.

     Seven Seas is subject to several categories of risk associated with its development stage activities. Oil and gas exploration and development is a speculative business and involves a high degree of risk. The Company has expended, and plans to expend, significant amounts of capital on the acquisition and exploration of its properties, and most of such properties have not been fully evaluated for hydrocarbon potential. The exploration and development of current properties and any properties acquired in the future are expected to require substantial amounts of additional capital which the Company may be required to raise through debt or equity financings, which might involve encumbering properties or entering into arrangements where certain costs of exploration will be paid by others to earn an interest in the property. Seven Seas' success currently depends to a high degree on its activities in Colombia. However, there are risks that result because the Company has acquired, and intends to continue to acquire, interests in properties outside of North America, in some cases in countries that may be considered politically and economically unstable.

2. BUSINESS COMBINATION:

     On June 29, 1995 the Supreme Court of British Columbia approved the May 5, 1995 amalgamation of Seven Seas and Rusty Lake Resources Ltd. Stockholders of Rusty Lake Resources Ltd. were issued one common share in Seven Seas, the new company after the amalgamation, for each 35 common shares held in Rusty Lake Resources Ltd. Additional shares of Seven Seas were issued in settlement of certain indebtedness of Rusty Lake Resources Ltd. This transaction has been reflected as an acquisition by Seven Seas using the purchase method of accounting, whereby the assets acquired and liabilities assumed were fair valued and Rusty Lake Resources Ltd. has been prospectively reflected in the Company's financial statements since

                   SEVEN SEAS PETROLEUM INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

June 29, 1995. The net assets of Rusty Lake Resources Ltd. were recorded on the books of Seven Seas as follows:

Marketable securities.......................................  $    3,370
Goods and services tax receivable...........................       3,099
Resource properties.........................................     115,693
Other assets (organization costs)...........................      87,481
Accounts payable............................................     (39,527)
Share capital (680,464 shares)..............................    (170,116)

     On July 26, 1996 the Company acquired 100 percent of the outstanding stock which represented 100 percent of the voting shares held in GHK Company Colombia and Esmeralda LLC. Additionally, on the same date, the Company acquired 62.963 percent of the outstanding shares and voting stock in Cimarrona LLC. This transaction has been reflected as an acquisition by Seven Seas using the purchase method of accounting, whereby the assets acquired and liabilities assumed were fair valued and the operations of the acquired entities have been reflected in the Company's financial statements since July 26, 1996. As consideration for the increased interest from these acquisitions, Seven Seas issued to the stockholders in GHK Company Colombia, Esmeralda LLC and Cimarrona LLC a combination of preferred shares and special warrants which were exchangeable into a total of 16,777,143 common shares upon the earlier of the approval of a prospectus qualifying the exchange, or one year from the closing of the transaction. Of the 16,777,143 preferred shares and special warrants, 5,002,972 preferred shares were issued for all of the common shares in GHK Company Colombia, 4,469,028 special warrants were issued for all of the common shares in Esmeralda LLC, and 7,305,143 special warrants were issued for 62.963 percent of the common shares in Cimarrona LLC. The remaining 37.037 percent interest in Cimarrona LLC represents a minority interest which is reflected as such on the balance sheet. The 16,777,143 preferred shares and special warrants were recorded based on the closing stock price of Seven Seas on July 26, 1996 at $9.125 totaling $153,091,430. Collectively, the acquisition of these three companies resulted in the purchase of an additional 36.7 percent participating interest in the Association Contracts in which the Company previously held a 15 percent participating interest. All three entities were oil and gas exploration companies whose only material asset was the participating interest they held in the Association Contracts in Colombia. Net assets acquired include $217,090,298 assigned to oil and gas properties (which are subject to future evaluation based on further appraisal drilling) and other nominal net working capital, less amounts attributable to the minority interest in Cimarrona LLC. Because of the differences in tax basis and the financial statement valuation of such acquired oil and gas properties, $63,967,775 of deferred Colombian and U.S. income taxes was also recorded in this acquisition (see Notes 3 and 5) and is included in the amount assigned to oil and gas properties. Income and expenditures incurred by these three entities after July 26, 1996 are included in the statements of operations and accumulated deficit for the years ended December 31, 1997 and 1996.

     Of the 16,777,143 preferred shares and special warrants issued, 11,744,000 are held subject to an escrow agreement, whereby one third of the securities are released each year for three years. The securities may be released earlier based upon a valuation of the Seven Seas interests in the Association Contracts. On July 26, 1997, one-third of the 11,744,000 common shares or 3,914,667 was released from escrow pursuant to the escrow agreement.

     On February 7, 1997 approvals were granted by the Ontario Securities Commission, British Columbia Securities Commission and the Alberta Securities Commission for the prospectus filed to qualify 11,774,171 special warrants and 5,002,972 preferred shares which were automatically converted to common shares. These shares were issued in connection with the acquisition of a 36.7 percent participating interest in the Association Contracts in Colombia by the Company on July 26, 1996.

                   SEVEN SEAS PETROLEUM INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     On March 5, 1997 the Company acquired 100 percent of the outstanding voting stock held in Petrolinson, S.A. The terms of the transaction were agreed to in a letter of intent dated November 22, 1996. The principal asset owned by Petrolinson, S.A. is a six percent participating interest in the Association Contracts. As consideration for the six percent participating interest in the Association Contracts, Seven Seas issued to the sole shareholder in Petrolinson, S.A. 1,000,000 common shares of Seven Seas Petroleum Inc. The common shares issued to the sole shareholder of Petrolinson, S.A. were subject to an escrow agreement, the terms of which provided for a 120 day escrow of shares commencing from March 5, 1997 with an option by the Company to extend the escrow period for an additional 30 days. The 1,000,000 common shares issued to the sole shareholder of Petrolinson, S.A. were released from escrow on July 3, 1997, in accordance with the escrow agreement as described above. This six percent interest will be carried through exploration by the other 94 percent participating interest parties. This transaction has been reflected in 1997 as an acquisition by Seven Seas using the purchase method of accounting, whereby the assets acquired and liabilities assumed were fair valued and the acquired operations have been reflected in the Company's financial statements since March 5, 1997. The 1,000,000 common shares were recorded based on the weighted average closing stock price of Seven Seas for the period beginning 30 days prior to and 30 days subsequent to the date the Letter of Intent was signed, November 22, 1996, or $18.55. This represents a transaction cost of $18,550,000. Net assets acquired include $25,035,701 assigned to oil and gas properties (most of which is subject to future evaluation based on further appraisal drilling) and other nominal net working capital. Because of the differences in tax basis and the financial statement valuation of such acquired oil and gas properties, $6,490,737 of deferred Colombian income tax was also recorded in this acquisition (see Notes 3 and 5) and is included in the amount assigned to oil and gas properties.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     The Company follows U.S. generally accepted accounting principles. A summary of the Company's significant policies is set out below:

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues, and expenses. Actual results could differ from the estimates and assumptions used. Significant estimates include depreciation, depletion, and amortization of proved oil and gas reserves. Oil and natural gas reserve estimates, which are the basis for depletion and the ceiling test, are inherently imprecise and expected to change as future information becomes available.

  RECLASSIFICATION OF PRIOR PERIOD STATEMENTS

     Consistent with the asset/liability method of accounting for income taxes, the Company recorded deferred income tax liabilities relating to the acquisitions of GHK Company Colombia, Esmeralda LLC, and 62.963% of Cimarrona LLC in 1996 and Petrolinson, S.A. on March 5, 1997. The credit to deferred income tax liabilities and the corresponding increase in unevaluated oil and gas interests amounted to $70,458,512 and $63,967,775 at December 31, 1997 and 1996, respectively. The nature of the amounts recorded is described in Note 5. Certain adjustments have been made to the 1996 net operating loss carryforward, deferred tax assets, and the related valuation allowances, none of which affected reported results of operations, as estimates used in the calculation of the assets have been revised. Additionally, certain other minor reclassifications have been made to conform to current reporting practices.

                   SEVEN SEAS PETROLEUM INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its wholly owned and majority owned subsidiaries, after eliminating all material intercompany accounts and transactions.

  STATEMENT OF CASH FLOWS

     Cash and cash equivalents include bank deposits and short-term investments, which upon acquisition have a maturity of three months or less. The Company made a cash payment for interest of $600,000 in 1997.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The recorded amounts of cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the short-term maturity of those investments. As described in Note 6, the Company issued $25 million of convertible Special Notes, with a 6% stated interest rate, which mature in 2003. It is not practical to estimate the fair value of these Special Notes as a quoted market price has not yet been obtained. The Company intends to file the required registration statement in order to comply with the conversion option on these notes.

  MARKETABLE SECURITIES

     The Company has adopted Statement of Financial Accounting Standards No. 115 ("SFAS 115"), "Accounting for Certain Investments in Debt and Equity Securities." SFAS 115 requires that all investments in debt securities and certain investments in equity securities be reported at fair value except for those investments which management has the intent and the ability to hold to maturity. Investments which are held-for-sale are classified based on the stated maturity and management's intent to sell the securities. Changes in fair value are reported as a separate component of stockholders' equity, but were immaterial for all periods presented herein.

  ACCOUNTS RECEIVABLE

     Accounts receivable included the following at December 31, 1997 and 1996:

                                                     DECEMBER 31, 1997    DECEMBER 31, 1996
Crude oil sales..................................       $  291,049           $   58,845
Joint interest billing...........................        3,013,318            1,117,635
Advances.........................................          541,000                   --
Other............................................           19,813               64,950
                                                        ----------           ----------
          Total Accounts Receivable..............       $3,865,180           $1,241,430
                                                        ==========           ==========

  OIL AND GAS INTERESTS

     The Company follows the full-cost method of accounting for oil and natural gas properties. Under this method, all costs incurred in the acquisition, exploration and development, including unproductive wells, are capitalized in separate cost centers for each country. Such capitalized costs include contract and concession acquisition, geological, geophysical and other exploration work, drilling, completing and equipping oil and gas wells, constructing production facilities and pipelines, and other related costs. As of December 31, 1996 unevaluated oil and gas interests include capitalized employee costs related to exploration and property evaluation of $140,628. No additional general and administrative costs were capitalized during 1997. The Company capitalized interest of $600,000 in 1997.

                   SEVEN SEAS PETROLEUM INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The capitalized costs of oil and gas properties in each cost center are amortized on composite units of production method based on future gross revenues from proved reserves. Sales or other dispositions of oil and gas properties are normally accounted for as adjustments of capitalized costs. Gain or loss is not recognized in income unless a significant portion of a cost center's reserves is involved. Capitalized costs associated with the acquisition and evaluation of unproved properties are excluded from amortization until it is determined whether proved reserves can be assigned to such properties or until the value of the properties is impaired. If the net capitalized costs of oil and gas properties in a cost center exceed an amount equal to the sum of the present value of estimated future net revenues from proved oil and gas reserves in the cost center and the lower of cost or fair value of properties not being amortized, both adjusted for income tax effects, such excess is charged to expense.

     Since the Company has only produced test quantities of oil, a provision for depletion has not been made.

     Substantially all the Company's exploration and production activities are conducted jointly with others and the accounts reflect only the Company's proportionate interest in such activities.

  FOREIGN CURRENCY TRANSLATION

     The Company's foreign operations are a direct and integral extension of the parent company's operations and the majority of all costs associated with foreign operations are paid in U.S. dollars as opposed to the local currency of the operations; therefore, the reporting and functional currency is the U.S. dollar. Gains and losses from foreign currency transactions are recognized in current net income. Monetary items are translated using the exchange rate in effect at the balance sheet date; non-monetary items are translated at historical exchange rates. Revenues and expenses are translated at the average rates in effect on the dates they occur. No material translation gains or losses were incurred during the periods presented.

  INCOME TAXES

     The Company follows the asset/liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are recognized for the future tax consequences of (i) temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements and (ii) operating loss and tax credit carryforwards for tax purposes. Deferred tax assets are reduced by a valuation allowance when, based upon management's estimates, it is more likely than not that a portion of the deferred tax assets will not be realized in a future period.

  FIXED ASSETS

     Fixed assets are recorded at cost. Depreciation is provided on a straight-line basis over three to five years.

  ORGANIZATION COSTS

     Organization costs represent the normal cost of incorporating the Company. In association with the amalgamation agreement with Rusty Lake Resources Ltd., organization costs of $87,481 were recorded to reflect the excess purchase price of Seven Seas common shares provided to Rusty Lake Resources Ltd. stockholders over and above the net asset value of Rusty Lake Resources Ltd. as of June 29, 1995. Organization costs were amortized on a straight-line basis over two years.

  EARNINGS PER SHARE

     The Company has implemented Financial Accounting Standards Board Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings per Share." SFAS 128 establishes standards for computing

                   SEVEN SEAS PETROLEUM INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

and presenting earnings per share ("EPS") and applies to entities with publicly held common stock or potential common stock. This statement simplifies the standards for computing and presenting EPS previously found in Accounting Principles Board Opinion No. 15, "Earnings Per Share," and makes them comparable to international EPS standards. This statement is effective for financial statements issued for periods ending after December 15, 1997. The statement requires restatement of all prior-period EPS data presented. Considering the guidelines as prescribed by SFAS 128, the Company's adoption of this statement does have a significant effect on EPS since the exercise or conversion of any potential shares would be antidilutive and result in a lower loss per share. Options to purchase 3,878,500 common shares at a weighted average option exercise price of $13.15 per common share were outstanding at December 31, 1997.

     All shares issued in connection with the conversion of preferred shares and special warrants during 1996 were not considered outstanding until registration with the Canadian Securities Commissions occurred on February 7, 1997, including the shares held in escrow for the former shareholders of GHK Company Colombia, Esmeralda LLC and Cimarrona LLC. The common shares held in escrow were considered in the weighted average shares outstanding since they are considered outstanding by the transfer agent and have voting rights.

4. CASH AND CASH EQUIVALENTS:

                                                            DECEMBER 31,    DECEMBER 31,
                                                                1997            1996
Cash......................................................  $ 2,156,973     $   170,684
Short-term investments....................................   15,910,216      10,449,793
                                                            -----------     -----------
Total cash and cash equivalents...........................  $18,067,189     $10,620,477
                                                            ===========     ===========

     The carrying value of short-term investments approximates fair value.

5. INCOME TAXES:

     The geographical sources of loss before minority interest were as follows:

                                              PERIOD ENDED    PERIOD ENDED    PERIOD ENDED
                                              DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                  1997            1996            1995
United States...............................  $(4,515,142)    $  (277,456)    $        --
Foreign.....................................   (3,706,511)     (1,981,416)     (2,119,985)
                                              -----------     -----------     -----------
Loss before minority interest...............  $(8,221,653)    $(2,258,872)    $(2,119,985)
                                              ===========     ===========     ===========

     No deferred taxes were recorded during the periods presented, as there were no significant changes in the temporary differences between the book and tax bases of assets and liabilities. Deferred U.S. and Colombian income taxes have been provided for the book-tax basis differences related to the Colombian acquisitions discussed further in Note 2. These foreign subsidiaries' cumulative undistributed earnings are considered to be

                   SEVEN SEAS PETROLEUM INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

indefinitely reinvested outside of Canada and, accordingly, no Canadian deferred income taxes have been provided thereon. The Company's net deferred income tax liabilities consist of the following:

                                                            DECEMBER 31,    DECEMBER 31,
                                                                1997            1996
Deferred Tax Liabilities..................................  $70,458,512     $63,967,775
Deferred Tax Asset........................................    3,128,306       2,058,506
Valuation Allowance.......................................   (3,128,306)     (2,058,506)
                                                            -----------     -----------
          Total Deferred Tax..............................  $70,458,512     $63,967,775
                                                            ===========     ===========

     The Company did not record any current or deferred income tax provision or benefit in any of the periods presented. The Company's provision for income taxes differs from the amount computed by applying statutory rates, which are 45% in Canada and 35% in the United States and Colombia, due principally to the valuation allowance recorded against its deferred tax asset account relating primarily to net operating tax loss carryforwards.

     Temporary differences included in the deferred tax liabilities relate primarily to excess of book over tax basis on acquired oil and gas properties. During 1997, deferred Colombian income tax in the amount of $6,490,737 was recorded in the acquisition of Petrolinson, S.A., as described in Note 2. Deferred tax assets principally consist of net operating loss carryforwards.

     As of December 31, 1997 and 1996, the Company's subsidiaries had net operating loss carryforwards in various foreign jurisdictions (primarily Canada) of approximately $3,700,000 and $2,200,000, respectively. These loss carryforwards will expire beginning in 2002 if not utilized to reduce Canadian income taxes. In addition, the Company had during 1997 and 1996 approximately $1,537,000 and $37,000, respectively, of U.S. tax net operating loss carryforwards expiring in varying amounts beginning in 2011. A valuation allowance has been provided for the deferred tax assets resulting primarily from these loss carryforwards because their future realization is not currently deemed probable by management.

6. LONG-TERM DEBT:

     In August 1997, the Company issued $25 million of Special Notes in a private transaction to institutional and accredited investors. Interest on the Special Notes is due and payable in arrears at a rate of 6% per annum on December 31 and June 30 in each year until maturity, commencing on December 31, 1997. The Special Notes are exchangeable for a like principal amount of convertible redeemable debentures (the "Debentures") on or before August 7, 1998. At the option of the Company, the Debentures are convertible into common shares and warrants if a registration statement for resale of the common shares has been declared effective under the Securities Act of 1933, as amended (the "Securities Act") and has been effective during the seven-day notice period required by the Company to the holders of Debentures of its intent to exercise its conversion rights, provided that the Company's common shares have traded at or above $14.00 per share for 20 consecutive trading days on the Toronto Stock Exchange. The Special Notes and Debentures are secured by a pledge of the shares of the Company's subsidiaries and a guarantee by Seven Seas Petroleum Holdings Inc.

     The Special Notes will be deemed to be exchanged upon the earlier to occur of (i) the effectiveness of a registration statement under the Securities Act, covering the issuance of the common shares and warrants upon conversion of the Debentures and compliance by the Company with certain Canadian securities requirements or (ii) August 7, 1998. The Debentures are convertible into units (the "Units") on the basis of one Unit for each $11.50 principal amount of Debentures outstanding (initially 2,173,913 Units), subject to adjustment. Each Unit consists of one common share and one-half of a common share purchase warrant (the "Warrants"). The Debentures mature on August 7, 2003.

                   SEVEN SEAS PETROLEUM INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Each whole Warrant is exercisable for one common share at an exercise price of $15.00 per share. The Warrants expire August 7, 1998.

7. EQUITY:

     On March 15, 1996, a brokered private placement was carried out in Canada. The Company issued 2,000,000 special warrants at $2.75 per warrant for a net offering after commissions and expenses of $5,095,548 to a third party financial brokerage institution. Each special warrant was convertible into one unit. Each unit consisted of one share of common stock and a one-half common share purchase warrant at $3.50 per full share. The warrants were convertible at the earlier of
(a) one year from date of issuance or (b) the date an approval is issued for a prospectus qualifying the conversion in the appropriate jurisdictions. On March 14, 1997, the 1,000,000 common share purchase warrants were exercised and converted to common shares for net proceeds of $3,500,000.

     On October 16, 1996, another brokered private placement was carried out in Canada. Seven Seas issued to a third party financial brokerage institution 500,000 special warrants at $15.00 per warrant for a net offering after commissions and expenses of $7,013,370. Each special warrant was convertible into one unit. Each unit consisted of one share of common stock and a one-half common share purchase warrant at $18.50 per full share. The warrants were convertible at the earlier of (a) one year from date of issuance or (b) the date an approval is issued for a prospectus qualifying the conversion in the appropriate jurisdictions. The 250,000 common share purchase warrants were not converted at $18.50 and expired October 16, 1997.

     An approval for qualification of the conversion of the 2,000,000 and 500,000 special warrants issued in the brokered private placements on March 15 and October 16, 1996, respectively, was received on February 7, 1997 by the Ontario, Alberta, and British Columbia Securities Commissions. All special warrants were exercised and have been converted to common shares.

     The proceeds of the brokered private placements on March 15 and October 16, 1996 were used for drilling, seismic and production facilities related to the Company's participation in the Association Contracts and for further exploration activities.

8. STOCK BASED COMPENSATION PLANS:

     Officers, directors and employees have been granted stock options under the Company's Amended 1996 Stock Option Plan and the 1997 Stock Option Plan, which is subject to approval by the shareholders (collectively referred to as "the Plans"). Pursuant to the Plans, 6,000,000 shares were authorized for issuance, of which 3,878,500 were outstanding as of December 31, 1997. The options granted under the Amended 1996 Stock Option Plan were not subject to vesting requirements and expire five years from the date of grant. Options granted under the 1997 Stock Option Plan have been granted with either no vesting requirement or vesting cumulatively on the anniversary of the grant date over a period of two to five years and expire ten years from the date of grant. Option agreements between the Company and optionees under the 1997 Stock Option Plan may include stock appreciation rights. Under each plan, the option price equals the stock's market price on the date of grant.

     The Compensation Committee of the Board of Directors is responsible for administering the plans, determining the terms upon which options may be granted, prescribing, amending and rescinding such interpretations and determinations and granting options to employees, directors, and officers.

                   SEVEN SEAS PETROLEUM INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The following table presents a summary of stock option transactions for the three years ended December 31, 1997:

                                                                        WEIGHTED AVERAGE
                                                    COMMON SHARES    OPTION PRICE PER SHARE
  Granted.........................................      985,000              $  .75
                                                      ---------              ------
December 31, 1995.................................      985,000                 .75
  Granted.........................................      805,000               12.86
  Exercised.......................................     (625,333)                .85
                                                      ---------              ------
December 31, 1996.................................    1,164,667                9.07
  Granted.........................................    3,197,500               13.56
  Exercised.......................................     (478,667)               3.05
  Revoked.........................................       (5,000)              12.25
                                                      ---------              ------
December 31, 1997.................................    3,878,500              $13.51
                                                      =========              ======

     Exercisable stock options amounted to 1,697,665; 764,667; and 985,000 at December 31, 1997, 1996, and 1995, respectively. The weighted average fair value of options granted during 1997, 1996, and 1995 were $7.68; $4.65; and $0.19, respectively. The following table summarizes stock options outstanding and exercisable at December 31, 1997:

                                       OUTSTANDING                             EXERCISABLE
                       --------------------------------------------    ---------------------------
                                                        WEIGHTED                       WEIGHTED
   EXERCISE PRICE                                       AVERAGE                        AVERAGE
        RANGE            SHARES      AVERAGE LIFE    EXERCISE PRICE     SHARES      EXERCISE PRICE
$.75.................      33,000        2.5             $  .75           33,000        $  .75
 7.13................     325,000        3.5               7.13          325,000          7.13
 10.70-10.90.........   1,458,000        7.0              10.76          774,665         10.81
 12.25-13.23.........     740,000        9.7              13.18          160,000         13.17
 18.23-18.75.........   1,322,500        8.1              18.61          405,000         18.74
                       ----------        ---             ------        ---------        ------
                        3,878,500                                      1,697,665
                       ==========                                      =========

     As part of the arrangements surrounding the resignations of four former officers, the exercise period of the options during their employment was extended from ninety days to eighteen months. This action gave rise to a new measurement date and the Company was required to record compensation expense of $2,140,250 during 1997, representing the market value of the common shares on the new measurement date less the exercise price of the options granted. Only the exercisable options granted to the former Chairman, former President, former Chief Financial Officer, and former Vice President of Exploration were considered in the computation. The extension of the exercise period is subject to approval by vote of the shareholders. Should the extension of the exercise period be approved for all employees, the Company will be required to record additional compensation expense of $3,603,425 using the March 26, 1998 closing stock price.

     In accordance with the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), the Company applies APB Opinion 25 in accounting for its stock option plan, and accordingly does not recognize compensation cost as it relates to SFAS 123.

                   SEVEN SEAS PETROLEUM INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     If the Company had elected to recognize compensation cost based on the fair value of the options granted at the grant date as prescribed by SFAS 123, net loss and net loss per share would have increased to the proforma amounts shown below:

                                    DECEMBER 31, 1997    DECEMBER 31, 1996    DECEMBER 31, 1995
Pro Forma Net Loss................    ($32,426,733)         ($5,938,372)         ($2,309,940)
Pro Forma Net Loss Per Share......          ($1.00)               ($.46)               ($.25)

     The effects of applying SFAS 123 in this proforma are not indicative of future amounts.

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants during the year ended December 31, 1997: weighted average risk free interest rate of 6.28 percent; no dividend yield; volatility of .3555; and expected life of five to ten years. The Company granted options prior to public trading on the Canadian Dealer Network on June 30, 1995. Consequently, the underlying common shares had no historic volatility prior to June 30, 1995. The fair values of the options granted prior to June 30, 1995 were based on the difference between the present value of the exercise price of the option and the estimated fair value price of the common shares.

9. OPERATIONS BY GEOGRAPHIC AREA:

     The Company operates in one industry segment. Information about the Company's operations for 1997, 1996, and from inception (February 3, 1995) to December 31, 1995 by geographic area is shown below:

                                                                                OTHER
                                                                               FOREIGN
                                   CANADA      UNITED STATES     COLOMBIA       AREAS        TOTAL
Year ended December 31, 1997
  Revenues.....................  $   753,433    $     2,020    $    810,077   $   1,426   $  1,566,956
  Operating Loss...............   (1,780,784)    (4,515,142)     (1,837,368)    (88,359)    (8,221,653)
  Capital Expenditures.........           --         57,572      19,050,432     471,046     19,579,050
  Identifiable Assets..........   17,462,002        488,463     272,981,939     981,720    291,914,124
  Depreciation and
     Amortization..............      110,695         20,708          16,662          --        148,065
Year ended December 31, 1996
  Revenues.....................  $   333,598    $        --    $    239,345   $   2,338   $    575,281
  Operating Loss...............   (1,402,204)      (277,456)       (438,948)   (140,264)    (2,258,872)
  Capital Expenditures.........           --             --       4,335,166     271,405      4,606,571
  Identifiable Assets..........   10,497,084         46,939     224,436,899     520,060    235,500,982
  Depreciation and
     Amortization..............           --         66,490          42,755       2,089        111,334

                                                                                  OTHER
                                                                                 FOREIGN
                               CANADA     COLOMBIA   ARGENTINA   NORTH AFRICA     AREAS        TOTAL
Period from inception
  through December 31, 1995
  Revenues.................  $  147,372   $     --   $      --    $      --     $   5,011   $   152,383
  Operating Loss...........    (863,787)    (3,147)   (625,771)    (509,878)     (117,402)   (2,119,985)
  Capital Expenditures.....          --    369,723     622,006      500,800       204,414     1,696,943
  Identifiable Assets......   3,565,647    385,999          --           --       218,791     4,170,437
  Depreciation and
     Amortization..........      36,875        297          --           --           499        37,671

                   SEVEN SEAS PETROLEUM INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

10. COMMITMENTS AND CONTINGENCIES:

     The Company is, from time to time, party to certain legal actions and claims arising in the ordinary course of business. While the outcome of these events cannot be predicted with certainty, management does not expect these matters to have a materially adverse effect on the financial position or results of the Company.

     The Company leases property and equipment under various operating leases. Aggregate minimum lease payments under existing contracts as of December 31, 1997, are as follows: $84,732 for 1998; $41,182 for 1999; $4,495 for 2000 and
thereafter. Rental expense amounted to $84,492 in 1997; $82,928 in 1996; $58,536 in 1995.

     The Company has certain related commitments under existing oil and gas exploration concession agreements. Management estimates future expenditures for such commitments to be approximately of $863,000 in 1998; $2,385,000 in 1999; $30,000 in 2000; and $30,000 in 2001.

11. RELATED PARTY TRANSACTIONS:

     On November 1, 1997, the Executive Vice President and Chief Operating Officer obtained a $200,000 loan from the Company. This loan bears a 6.06% interest rate and is due November 1, 2002. The Company recognized interest income of $2,020 in 1997.

     The Company's Chairman and Chief Executive Officer wholly owns GHK Company LLC ("GHK"). Effective July 1, 1997, the Company has entered into an administrative service agreement with GHK. The Company recognized $10,500 of such expenses in 1997. In addition, GHK pays certain miscellaneous costs incurred on behalf of the Company. The Company reimbursed GHK $381,267 and $288,505 in 1997 and 1996, respectively, for such costs.

     MTV Investments Limited Partnership ("MTV") owns 37.037 percent of Cimarrona LLC ("Cimarrona"), an Oklahoma company; Cimarrona is a consolidated subsidiary of the Company. Resulting from cash calls, MTV owed $541,000 to the Company at December 31, 1997.

12. SUBSEQUENT EVENTS (UNAUDITED):

     The Company has signed a letter of intent to sell its 11.77 percent interest in the Southern Perth Basin Permits (EP381 and EP408) located in Southwestern Australia. The Company will receive cash of $850,000, reimbursement of $263,000 for certain capital expenditures, and retain a small overriding royalty interest in each permit. Completion of the transaction contemplated by the letter of intent is subject to several conditions, including obtaining approvals of third parties and governmental authorities. No assurance can be given that the Company will complete this sale.

                   SEVEN SEAS PETROLEUM INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

13. SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED):

     Capitalized costs at December 31, 1997 and 1996, respectively, relating to the Company's oil and gas activities are shown below:

                                                COLOMBIA       OTHERS        TOTAL
As of December 31, 1997
  Proved properties.........................  $ 46,116,873    $     --    $ 46,116,873
                                              ============    ========    ============
  Unproved properties.......................  $220,771,518    $941,955    $221,713,473
  Less: Dry Hole and Abandonment............            --          --              --
                                              ------------    --------    ------------
  Unproved properties, net..................  $220,771,518    $941,955    $221,713,473
                                              ============    ========    ============
As of December 31, 1996
  Proved properties.........................  $  1,611,665    $     --    $  1,611,665
                                              ============    ========    ============
  Unproved properties.......................  $221,413,217    $475,819    $221,889,036
  Less: Dry Hole and Abandonment............            --      (4,910)         (4,910)
                                              ------------    --------    ------------
  Unproved properties, net..................  $221,413,217    $470,909    $221,884,126
                                              ============    ========    ============

     Costs incurred during the years ended December 31, 1997, 1996, and 1995, respectively, were as follows:

                                COLOMBIA     ARGENTINA   NORTH AFRICA    OTHERS       TOTAL
Year ended December 31, 1997
Development cost............  $    165,829   $     --      $     --     $     --   $    165,829
Property acquisition cost:
  Proved....................     4,331,169         --            --           --      4,331,169
  Unproved..................    20,704,532         --            --           --     20,704,532
Exploration cost............    18,661,979         --            --      471,046     19,133,025
                              ------------   --------      --------     --------   ------------
          Total cost
            incurred........  $ 43,863,509   $     --      $     --     $471,046   $ 44,334,555
                              ============   ========      ========     ========   ============
Year ended December 31, 1996
Property acquisition cost:
  Proved....................  $  1,554,041   $     --      $     --     $     --   $  1,554,041
  Unproved..................   215,536,257         --            --      250,000    215,786,257
Exploration cost............     5,564,861         --            --       21,405      5,586,266
                              ------------   --------      --------     --------   ------------
          Total cost
            incurred........  $222,655,159   $     --      $     --     $271,405   $222,926,564
                              ============   ========      ========     ========   ============
Year ended December 31, 1995
Property acquisition cost:
  Proved....................  $         --   $     --      $     --     $     --   $         --
  Unproved..................       106,383     75,000       500,800        6,073        688,256
Exploration cost............       263,340    547,006            --      198,341      1,008,687
                              ------------   --------      --------     --------   ------------
          Total cost
            incurred........  $    369,723   $622,006      $500,800     $204,414   $  1,696,943
                              ============   ========      ========     ========   ============

     As of December 31, 1997, the Company has not made a provision for depletion. The Company has produced only insignificant amounts of oil under its production-testing plan. At such time that the Company completes its evaluation of the Association Contracts and if a significant level of production of proved reserves occurs, the currently excluded oil and gas properties will be included in the amortization base. The Company anticipates completion of its evaluation of the Association Contracts mid-year 1998 and will commence development immediately if the evaluation proves successful.

                   SEVEN SEAS PETROLEUM INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  EXPLORATION COSTS

     The Company has been involved in exploration activities in Colombia, Australia, Argentina, Turkey and Papua New Guinea. Also, the Company purchased an option for the right to participate in future exploration activities in North Africa, but the option was never exercised. Additionally, the Company acquired oil and gas properties in Colombia totaling $25,035,701 and $217,090,298 in 1997 and 1996, respectively. Capitalized acquisition costs incurred during 1997 and 1996 include $6,490,737 and $63,967,775, respectively, of deferred income tax as disclosed in Note 2, Business Combination.

     The Company had oil and gas sales of $779,767 and $233,682 in 1997 and 1996, respectively, pertaining to production testing of the exploratory wells on the Association Contracts in Colombia.

     On May 16, 1995, the Company entered into an agreement whereby Seven Seas purchased an option for $500,000 to acquire a 5 percent participating interest in three exploration blocks in North Africa upon completion of the first exploration well drilled. The first exploration well was completed as a dry hole in July of 1995. After careful review, Seven Seas decided not to exercise its option. The cost of the option, $500,000, plus additional costs of $800 incurred toward purchasing this option was originally recorded as unproved oil and gas interests and was subsequently expensed.

     The El Catamarqueno X-1 test well on the Sur Rio Deseado Block in the San Jorge Basin, Argentina, was determined to be unsuccessful during the first week of January 1996, prior to release of the 1995 financial statements. Consequently, the Company determined that further drilling on the block was not justified and exploration costs of $622,006 incurred in Argentina during 1995 were expensed in 1995.

     Ecopetrol has the right to back into Seven Seas' participating interest in the Association Contracts upon declaration of commerciality at an initial 50 percent participating interest. Ecopetrol's interest can increase based upon accumulated production levels. Ecopetrol will at the time of commerciality bear 50 percent of the future costs in the field and reimburse the other parties in these two blocks for 50 percent of previously incurred costs associated with successful wells.

  PROVED RESERVES (UNAUDITED)

     Proved reserves represent estimated quantities of crude oil which geological and engineering data demonstrate to be reasonably recoverable in the future from known reservoirs under existing economic and operating conditions. Estimates of proved developed oil reserves are subject to numerous uncertainties inherent in the process of developing the estimates including the estimation of the reserve quantities and estimated future rates of production and timing of development expenditures. The accuracy of any reserve estimate is a function of the quantity and quality of available data and of engineering and geological interpretation and judgement. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Additionally, the estimated volumes to be commercially recoverable may fluctuate with changes in the price of oil.

     Estimates of future recoverable oil reserves and projected future net revenues as of December 31, 1997 were provided by Ryder Scott Company Petroleum Engineers. The Company's proved reserves were comprised entirely of crude oil in Colombia.

                   SEVEN SEAS PETROLEUM INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Proved developed and undeveloped reserves (barrels):

                                                                 1997        1996
Beginning of year...........................................     818,000         --
Extensions and discoveries..................................  31,342,245    818,000
                                                              ----------    -------
End of year.................................................  32,160,245    818,000
                                                              ==========    =======
Proved developed............................................  11,494,236    408,000
                                                              ==========    =======

     The following table presents the standardized measure of discounted future net cash flows relating to proved oil reserves. Future cash inflows and costs were computed using prices and costs in effect at the end of the year without escalation less a gravity and transportation adjustment of $6.85 to reference prices. The reference price for the year end was West Texas Intermediate $17.00 per barrel. Future income taxes were computed by applying the appropriate statutory income tax rate to the pretax future net cash flows reduced by future tax deductions and net operating loss carryforwards.

     Standardized Measure of Discounted Future Net Cash Flows:

                                                               1997           1996
Future cash inflows......................................  $326,426,492    $12,520,000
Future costs
  Production.............................................    50,986,737      2,112,000
  Development............................................    33,740,255      1,939,000
                                                           ------------    -----------
Future net cash flows before income taxes................   241,699,500      8,469,000
Future income taxes......................................    78,141,020      4,027,000
                                                           ------------    -----------
Future net cash flows....................................   163,558,480      4,442,000
10% discount factor......................................    62,941,503        641,000
                                                           ------------    -----------
Standardized measure of discounted future net cash
  flows..................................................  $100,616,977    $ 3,801,000
                                                           ============    ===========

     Principal sources of changes in the standardized measure of discounted future net cash flows during 1997:

Beginning of year...........................................  $  3,801,000
Net change in production costs..............................    (1,741,552)
Extensions, discoveries, and additions, less related
  costs.....................................................   141,402,293
Net change in future development costs......................    (1,611,820)
Net change in income taxes..................................   (41,969,044)
Accretion of discount.......................................       736,100
                                                              ------------
End of year.................................................  $100,616,977
                                                              ============

     The standardized measure of discounted future net cash flows shown above relates to the Company's discovery of oil on the Association Contracts in Colombia.

     The standardized measure of discounted future net cash flows does not purport to present the fair market value of the Company's proved reserves. An estimate of fair value would also take into account, among other things, the recovery of reserves in excess of proved reserves, anticipated future changes in prices and costs and a discount factor more representative of the time value of money and the risks inherent in reserve estimates.

======================================================

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information..................    2
Disclosure Regarding Forward-Looking
  Statements...........................    2
Summary................................    3
Risk Factors...........................   13
Use of Proceeds........................   23
The Exchange Offer.....................   24
Selected Historical Financial Data.....   33
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................   34
Business...............................   40
Management.............................   54
Related Transactions...................   64
Security Ownership of Certain
  Beneficial Owners and Management.....   67
Description of Existing Indebtedness...   69
Description of Notes...................   71
Plan of Distribution...................  109
Certain United States Tax Consequences
  to U.S. Holders......................  110
Certain Canadian Federal Income Tax
  Considerations.......................  111
Legal Matters..........................  112
Experts................................  112
Petroleum Engineers....................  112
Glossary of Oil and Gas Terms..........  113
Index to Consolidated Financial
  Statements...........................  F-1

======================================================
======================================================

                               U.S. $110,000,000

                           SEVEN SEAS PETROLEUM INC.

 OFFER TO EXCHANGE ITS 12 1/2% SERIES B SENIOR NOTES DUE 2005, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, FOR ANY AND ALL OF ITS OUTSTANDING 12 1/2%
                         SERIES A SENIOR NOTES DUE 2005
                            ------------------------

                                   PROSPECTUS
                            ------------------------
                                           , 1998

======================================================

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Yukon Business Corporations Act and the Company's Bylaws provide the following authority to indemnify directors or officers or former directors or officers of the Company or of a company of which the Company is or was a shareholder:

          (1) Except in respect of an action by or on behalf of the corporation or a body corporate to procure a judgment in its favor, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of that corporation or body corporate, if (a) he acted honestly and in good faith with a view to the best interests of the corporation, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

          (2) A corporation may, with the approval of the Supreme Court, indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which he is made a party by reason by being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with the action if he fulfills the conditions set out in paragraphs (1)(a) and
     (b).

     The Yukon Business Corporations Act also provides that:

          (3) Notwithstanding anything in subsections (1) through (6), a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity (A) was substantially successful on the merits of his defense of the action or proceeding, (B) fulfills the conditions set out in paragraphs (1)(a) and (b), and (C) is fairly and reasonably entitled to indemnity.

          (4) A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by him (a) in his capacity as a director or officer of the corporation, except when the liability relates to his failure to act honestly and in good faith with a view to the best interests of the corporation, or (b) in his capacity as a director or officer of another body corporate if he acts or acted in that capacity at the corporation's request, except when the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.

          (5) A corporation or a person referred to in subsection (1) may apply to the Supreme Court for an order approving an indemnity under this section and the Supreme Court may so order and make any further order it thinks fit.

          (6) On an application under subsection (5), the Supreme Court may order notice to be given to any interested person and that person is entitled to appear and be heard in person or by counsel.

     The Bylaws of the Company also provide that the provisions for indemnification contained in the Bylaws (outlined in subsections (1) and (2) above) shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any Bylaws, agreement, vote of shareholders or disinterested directors or otherwise both as to an action in his official capacity and as to an action in any other capacity while holding such office and shall continue as to a person who has ceased to be a director of officer and shall enure to the benefit of the heirs and legal representatives of such person. The Company maintains director's and officer's insurance.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

     The following instruments and documents are included as Exhibits to this Registration Statement. Exhibits incorporated by reference are so indicated by parenthetical information.

    EXHIBIT
     NUMBER                            EXHIBIT DOCUMENT
    -------                            ----------------
     (3)         -- Articles of Incorporation and By-laws
        *(A)     -- The Amalgamation Agreement effective June 29, 1995 by and between Seven Seas Petroleum Inc., a British Columbia
                    corporation; and Rusty Lake Resources Ltd.
        *(B)     -- Certificate of Continuance and Articles of Continuance
                    into the Yukon Territory
        *(C)     -- By-Laws
     (4)         -- Instruments defining the rights of security holders,
                    including indentures
        +(A)     -- Indenture dated as of May 7, 1998 between the Company and
                    The Bank of Nova Scotia Trust Company of New York, as
                    Trustee
        +(B)     -- Registration Rights Agreement dated as of May 7, 1998
                    among the Company and the Initial Purchasers
        +(C)     -- Collateral Pledge and Security Agreement dated as of May
                    7, 1998 between the Company and The Bank of Nova Scotia
                    Trust Company of New York, as Trustee
     (5)         -- Opinion re Legality
        +(A)     -- Opinion of Vinson & Elkins L.L.P.
        +(B)     -- Opinion of Preston, Willis & Lackowicz
     (8)         -- Opinion re Tax Matters
        +(A)     -- Opinion of Vinson & Elkins L.L.P.
        +(B)     -- Opinion of McMillan Binch
    (10)         -- Material Contracts
        *(A)     -- Agreement dated August 14, 1995 by and between the
                    Company and GHK Company Colombia, as amended by letter
                    agreement dated November 30, 1995
        *(B)     -- The Association Contract by and between Ecopetrol, GHK
                    Company Colombia and Petrolinson, S.A. relating to the
                    Dindal block, as amended
        *(C)     -- The Association Contract by and between Ecopetrol and GHK
                    Company Colombia relating to the Rio Seco block
        *(D)     -- Joint Operating Agreement dated as of August 1, 1994 by and between GHK Company Colombia and the holders of
                    interests in the Dindal block
        *(E)     -- The GHK Company Colombia Share Purchase Agreement dated as of July 26, 1996 by and between Robert A. Hefner III,
                    Seven Seas Petroleum Colombia Inc. and the Company
        *(F)     -- The Cimarrona Purchase Agreement dated as of July 26,
                    1996 by and between the members of Cimarrona Limited
                    Liability Company, the Company, Seven Seas Petroleum
                    Colombia Inc., and Robert A. Hefner III

    EXHIBIT
     NUMBER                            EXHIBIT DOCUMENT
    -------                            ----------------
        *(G)     -- The Esmeralda Purchase Agreement dated as of July 26,
                    1996 by and between the members of Esmeralda Limited
                    Liability Company, Robert A. Hefner III, the Company,
                    Seven Seas Petroleum Holdings, Inc. and Seven Seas
                    Petroleum Colombia Inc.
        *(H)     -- The Registration Rights Agreement dated as of July 26,
                    1996 by and between the Company and certain individuals
        *(I)     -- Shareholders' Voting Support Agreement dated as of July
                    26, 1996 by and between Seven Seas Petroleum Inc. and
                    Messrs. Hefner, Kerr, Whitehead, Plewes and Stephens
        *(J)     -- Management Services Agreement by and among GHK Company
                    Colombia, the Company and The GHK Company LLC
        *(K)     -- The Escrow Agreement for a Natural Resources Company by
                    and among Montreal Trust Company as trustee, the Company
                    and certain individuals and entities
        *(L)     -- The Escrow Agreement for a Natural Resources Company by
                    and among Montreal Trust Company, as trustee, the Company
                    and Albert E. Whitehead
        *(M)     -- Amended 1996 Stock Option Plan
        *(N)     -- Form of Incentive Stock Option Agreement
        *(O)     -- Form of Directors' Stock Option Agreement
        *(P)     -- Form of Employment Agreement between the Company and each of Messrs. Stephens, Dorrier and DeCort
        *(Q)     -- Form of Agreement between the Company and each of Messrs.
                    Stephens, Dorrier and DeCort relating to a change of
                    control
        *(R)     -- Form of Employment Agreement between the Company and
                    Larry A. Ray
        *(S)     -- Settlement Agreement between the Company and Mr.
                    Whitehead dated May 20, 1997
        *(T)     -- Petrolinson S.A. Share Purchase Agreement dated February
                    14, 1997, between Hazel Ventures LTD., Seven Seas
                    Petroleum Colombia Inc. and Seven Seas Petroleum Inc.
        *(U)     -- Pledge Agreement dated March 5, 1997 among Hazel Ventures
                    LTD., Seven Seas Petroleum Inc., Seven Seas Petroleum
                    Colombia Inc., and Integro Trust (BVI Limited)
        *(V)     -- Shareholder Voting Support Agreement made as of March 5,
                    1997 between Seven Seas Petroleum Inc. and Hazel Ventures
                    LTD.
        *(W)     -- Purchase Warrant Indenture made as of August 7, 1997
                    between Seven Seas Petroleum Inc. and Montreal Trust
                    Company of Canada
        *(X)     -- Indenture made as of August 7, 1997 between Seven Seas
                    Petroleum Inc. and Montreal Trust Company of Canada
        *(Y)     -- Limited Recourse Guarantee, Security and Pledge Agreement
                    made as of August 7, 1997 between Seven Seas Petroleum
                    Holdings Inc. and Montreal Trust Company of Canada
        *(Z)     -- Limited Recourse Guarantee, Security and Pledge Agreement
                    made as of August 7, 1997 between Seven Seas Petroleum
                    Colombia Inc. and Montreal Trust Company of Canada
        *(AA)    -- Private Placement Subscription Agreement made as of
                    August 7, 1997 between Seven Seas Petroleum Inc. and
                    Jasopt Pty Limited
        *(BB)    -- 1997 Stock Option Plan
   +(12)         -- Statement regarding computation of ratios
   *(21)         -- Subsidiaries of the Registrant
    (23)         -- Consent of experts and counsel
        +(A)     -- Consent of Ryder Scott Company Petroleum Engineers
        +(B)     -- Consent of Arthur Andersen LLP
        +(C)     -- Consent of Raisbeck, Lana, Rodriguez & Rueda, members of the law firm of Baker & McKenzie
         (D)     -- Consent of Vinson & Elkins L.L.P. (included in Exhibits
                    5(A) and 8(A))

    EXHIBIT
     NUMBER                            EXHIBIT DOCUMENT
    -------                            ----------------
         (E)     -- Consent of Preston, Willis & Lackowicz (included in
                    Exhibit 5(B))
         (F)     -- Consent of McMillan Binch (included in Exhibit 8(B))
    (24)         -- Power of Attorney (included in signature page)
   +(25)         -- Statement of Eligibility of The Bank of Nova Scotia Trust
                    Company of New York
   *(27)         -- Financial Data Schedule
      99         -- Additional Exhibits
        +(A)     -- Form of Letter of Transmittal
        +(B)     -- Form of Letter to Clients
        +(C)     -- Form of Letter to Registered Holders and DTC Participants
        +(D)     -- Form of Notice of Guaranteed Delivery

---------------

* Incorporated herein by reference to like exhibit in Registration on Form 10 (File No. 022483).
+ Filed herewith.

     The Company agrees to furnish to the Commission upon request a copy of each instrument with respect to long-term debt (other than the Notes).

     (b) Consolidated Financial Statement Schedules

     All schedules are omitted as the required information is inapplicable or the information is presented in the financial statements or notes thereto.

ITEM 22. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To respond to requests for information that is incorporated by reference into the Prospectus, pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

          (2) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

     Each director and/or officer of the registrant whose signature appears below hereby appoints the Agent for Service named in this registration statement, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas on July 2, 1998.

                                            SEVEN SEAS PETROLEUM INC.

                                            By:
                                              /s/ HERBERT C. WILLIAMSON, III

                                              ----------------------------------
                                              Name: Herbert C. Williamson, III
                                              Title:  Executive Vice President
                                                      and
                                                 Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                        NAME                                         TITLE                        DATE
                        ----                                         -----                        ----

              /s/ ROBERT A. HEFNER III                 Chairman, Chief Executive Officer      July 2, 1998
-----------------------------------------------------    and Managing Director (Principal
                Robert A. Hefner III                     Executive Officer)

                  /s/ LARRY A. RAY                     Director, Executive Vice President     July 2, 1998
-----------------------------------------------------    and Chief Operating Officer
                    Larry A. Ray

           /s/ HERBERT C. WILLIAMSON, III              Director, Executive Vice President     July 2, 1998
-----------------------------------------------------    and Chief Financial Officer
             Herbert C. Williamson, III                  (Principal Financial and
                                                         Accounting Officer)

                 /s/ BREENE M. KERR                    Vice Chairman                          July 2, 1998
-----------------------------------------------------
                   Breene M. Kerr

                 /s/ BRIAN F. EGOLF                    Director                               July 2, 1998
-----------------------------------------------------
                   Brian F. Egolf

                                                       Director
-----------------------------------------------------
                Sir Mark Thomson, Bt.

                                                       Director
-----------------------------------------------------
                  Robert B. Panero

                        NAME                                         TITLE                        DATE
                        ----                                         -----                        ----

                                                       Director
-----------------------------------------------------
                   Gary F. Fuller

                 /s/ JAMES SCARLETT                    Director                               July 2, 1998
-----------------------------------------------------
                   James Scarlett

                                 EXHIBIT INDEX

    EXHIBIT
     NUMBER                            EXHIBIT DOCUMENT
    -------                            ----------------
     (3)         -- Articles of Incorporation and By-laws
        *(A)     -- The Amalgamation Agreement effective June 29, 1995 by and between Seven Seas Petroleum Inc., a British Columbia
                    corporation; and Rusty Lake Resources Ltd.
        *(B)     -- Certificate of Continuance and Articles of Continuance
                    into the Yukon Territory
        *(C)     -- By-Laws
     (4)         -- Instruments defining the rights of security holders,
                    including indentures
        +(A)     -- Indenture dated as of May 7, 1998 between the Company and
                    The Bank of Nova Scotia Trust Company of New York, as
                    Trustee
        +(B)     -- Registration Rights Agreement dated as of May 7, 1998
                    among the Company and the Initial Purchasers
        +(C)     -- Collateral Pledge and Security Agreement dated as of May
                    7, 1998 between the Company and The Bank of Nova Scotia
                    Trust Company of New York, as Trustee (included in
                    Exhibit 4(A) as Exhibit D)
     (5)         -- Opinion re Legality
        +(A)     -- Opinion of Vinson & Elkins L.L.P.
        +(B)     -- Opinion of Preston, Willis & Lackowicz
     (8)         -- Opinion re Tax Matters
        +(A)     -- Opinion of Vinson & Elkins L.L.P.
        +(B)     -- Opinion of McMillan Binch
    (10)         -- Material Contracts
        *(A)     -- Agreement dated August 14, 1995 by and between the
                    Company and GHK Company Colombia, as amended by letter
                    agreement dated November 30, 1995
        *(B)     -- The Association Contract by and between Ecopetrol, GHK
                    Company Colombia and Petrolinson, S.A. relating to the
                    Dindal block, as amended
        *(C)     -- The Association Contract by and between Ecopetrol and GHK
                    Company Colombia relating to the Rio Seco block
        *(D)     -- Joint Operating Agreement dated as of August 1, 1994 by and between GHK Company Colombia and the holders of
                    interests in the Dindal block
        *(E)     -- The GHK Company Colombia Share Purchase Agreement dated as of July 26, 1996 by and between Robert A. Hefner III,
                    Seven Seas Petroleum Colombia Inc. and the Company
        *(F)     -- The Cimarrona Purchase Agreement dated as of July 26,
                    1996 by and between the members of Cimarrona Limited
                    Liability Company, the Company, Seven Seas Petroleum
                    Colombia Inc., and Robert A. Hefner III
        *(G)     -- The Esmeralda Purchase Agreement dated as of July 26,
                    1996 by and between the members of Esmeralda Limited
                    Liability Company, Robert A. Hefner III, the Company,
                    Seven Seas Petroleum Holdings, Inc. and Seven Seas
                    Petroleum Colombia Inc.
        *(H)     -- The Registration Rights Agreement dated as of July 26,
                    1996 by and between the Company and certain individuals
        *(I)     -- Shareholders' Voting Support Agreement dated as of July
                    26, 1996 by and between Seven Seas Petroleum Inc. and
                    Messrs. Hefner, Kerr, Whitehead, Plewes and Stephens
        *(J)     -- Management Services Agreement by and among GHK Company
                    Colombia, the Company and The GHK Company LLC
        *(K)     -- The Escrow Agreement for a Natural Resources Company by
                    and among Montreal Trust Company as trustee, the Company
                    and certain individuals and entities
        *(L)     -- The Escrow Agreement for a Natural Resources Company by
                    and among Montreal Trust Company, as trustee, the Company
                    and Albert E. Whitehead
        *(M)     -- Amended 1996 Stock Option Plan

    EXHIBIT
     NUMBER                            EXHIBIT DOCUMENT
    -------                            ----------------
        *(N)     -- Form of Incentive Stock Option Agreement
        *(O)     -- Form of Directors' Stock Option Agreement
        *(P)     -- Form of Employment Agreement between the Company and each of Messrs. Stephens, Dorrier and DeCort
        *(Q)     -- Form of Agreement between the Company and each of Messrs.
                    Stephens, Dorrier and DeCort relating to a change of
                    control
        *(R)     -- Form of Employment Agreement between the Company and
                    Larry A. Ray
        *(S)     -- Settlement Agreement between the Company and Mr.
                    Whitehead dated May 20, 1997
        *(T)     -- Petrolinson S.A. Share Purchase Agreement dated February
                    14, 1997, between Hazel Ventures LTD., Seven Seas
                    Petroleum Colombia Inc. and Seven Seas Petroleum Inc.
        *(U)     -- Pledge Agreement dated March 5, 1997 among Hazel Ventures
                    LTD., Seven Seas Petroleum Inc., Seven Seas Petroleum
                    Colombia Inc., and Integro Trust (BVI Limited)
        *(V)     -- Shareholder Voting Support Agreement made as of March 5,
                    1997 between Seven Seas Petroleum Inc. and Hazel Ventures
                    LTD.
        *(W)     -- Purchase Warrant Indenture made as of August 7, 1997
                    between Seven Seas Petroleum Inc. and Montreal Trust
                    Company of Canada
        *(X)     -- Indenture made as of August 7, 1997 between Seven Seas
                    Petroleum Inc. and Montreal Trust Company of Canada
        *(Y)     -- Limited Recourse Guarantee, Security and Pledge Agreement
                    made as of August 7, 1997 between Seven Seas Petroleum
                    Holdings Inc. and Montreal Trust Company of Canada
        *(Z)     -- Limited Recourse Guarantee, Security and Pledge Agreement
                    made as of August 7, 1997 between Seven Seas Petroleum
                    Colombia Inc. and Montreal Trust Company of Canada
        *(AA)    -- Private Placement Subscription Agreement made as of
                    August 7, 1997 between Seven Seas Petroleum Inc. and
                    Jasopt Pty Limited
        *(BB)    -- 1997 Stock Option Plan
   +(12)         -- Statement regarding computation of ratios
   *(21)         -- Subsidiaries of the Registrant
    (23)         -- Consent of experts and counsel
        +(A)     -- Consent of Ryder Scott Company Petroleum Engineers
        +(B)     -- Consent of Arthur Andersen LLP
        +(C)     -- Consent of Raisbeck, Lana, Rodriguez & Rueda, members of the law firm of Baker & McKenzie
         (D)     -- Consent of Vinson & Elkins L.L.P. (included in Exhibits
                    5(A) and 8(A))
         (E)     -- Consent of Preston, Willis & Lackowicz (included in
                    Exhibit 5(B))
         (F)     -- Consent of McMillan Binch (included in Exhibit 8(B))
    (24)         -- Power of Attorney (included in signature page)
   +(25)         -- Statement of Eligibility of The Bank of Nova Scotia Trust
                    Company of New York
   *(27)         -- Financial Data Schedule
      99         -- Additional Exhibits
        +(A)     -- Form of Letter of Transmittal
        +(B)     -- Form of Letter to Clients
        +(C)     -- Form of Letter to Registered Holders and DTC Participants
        +(D)     -- Form of Notice of Guaranteed Delivery

---------------

* Incorporated herein by reference to like exhibit in Registration on Form 10 (File No. 022483).
+ Filed herewith.